UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

AON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AON CORPORATION

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of Aon Corporation:

        The 2009 Annual Meeting of Stockholders of Aon Corporation will be held on Friday, May 15, 2009, at 10:00 A.M (local time), at the Indiana Room, Aon Center, 200 East Randolph Street, Chicago, Illinois 60601, for the following purposes:

  1.
  To elect the fourteen nominees named in the attached proxy statement to serve as Directors until our 2010 Annual Meeting of Stockholders. Our Board of Directors unanimously recommends that you vote "FOR" the election of all nominees.

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2009. Our Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

  3.
  To transact such other business as may properly come before the 2009 Annual Meeting of Stockholders or any adjournment or postponement thereof.

        Only holders of common stock at the close of business on March 18, 2009 are entitled to notice of and to vote at the 2009 Annual Meeting of Stockholders and any adjournment or postponement thereof. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection, for any purpose germane to the 2009 Annual Meeting of Stockholders, both at the 2009 Annual Meeting of Stockholders and during normal business hours at our corporate offices for ten days prior to the 2009 Annual Meeting of Stockholders.

        Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials through the Internet. As a result, we will mail, on or before April 3, 2009, a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners at the close of business on March 18, 2009 who have not previously elected to receive paper copies of the proxy materials. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders will be able to access the proxy materials on a website referred to and at the URL address included in the Notice of Internet Availability of Proxy Materials. These proxy materials will be available free of charge.

By Order of the Board of Directors,

Jennifer L. Kraft Vice President, Associate General Counsel and Secretary

  Chicago, Illinois
  April 3, 2009

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 15, 2009—the Proxy Statement and Annual Report to Stockholders are available at http://www.envisionreports.com/AON if you are a stockholder of record, and http://www.edocumentview.com/AON if you are a beneficial owner.

        Your vote is important. Whether or not you plan to attend the 2009 Annual Meeting of Stockholders, please vote as promptly as possible by telephone, through the Internet or by requesting a paper proxy card to complete, sign and return by mail.

Notice of 2009 Annual Meeting of Stockholders
1	Proxy Statement—Annual Meeting of Stockholders—May 15, 2009
1	Why did I receive these proxy materials?
2	What matters will be presented for consideration at the Annual Meeting?
2	Will any other matters be decided at the Annual Meeting?
2	Who is entitled to vote at the Annual Meeting?
2	What is the difference between holding shares of Common Stock as a stockholder of record and as a beneficial owner?
2	How do I vote?
3	What should I do if I receive more than one notice of internet availability of proxy materials or proxy card?
3	How is a quorum determined?
3	What is a broker non-vote?
4	What are the voting requirements to elect Directors and approve each of the proposals?
4	Can I change my vote?
4	Will the Annual Meeting be webcast?
5	Who can attend the Annual Meeting?
5	What do I need to do to attend the Annual Meeting?
5	Who will pay the costs of this proxy solicitation?
5	Who will count the vote?
6	Principal Holders of Voting Securities
7	Proposal 1—Election of Directors
13	Security Ownership of Certain Beneficial Owners and Management
15	Corporate Governance
19	Board of Directors and Committees
23	Report of the Audit Committee
24	Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm
26	Compensation Committee Report
27	Executive Compensation
99	Certain Relationships and Related Transactions
101	Legal Proceedings Against Officers and Directors
101	Section 16(a) Beneficial Ownership Reporting Compliance
101	Stockholder Proposals for 2010 Annual Meeting
102	Incorporation by Reference
102	Other Matters

Aon Corporation
200 East Randolph Street
Chicago, Illinois 60601

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS – MAY 15, 2009

        The Board of Directors of Aon Corporation ("Aon" or the "Company") is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders to be held at the Indiana Room, Aon Center, 200 East Randolph Street, Chicago Illinois 60601, at 10:00 a.m. (local time), on Friday, May 15, 2009, and at any adjournment or postponement thereof.

        As permitted by the rules of the Securities and Exchange Commission (the "SEC"), we are making our proxy materials, including this proxy statement and the accompanying proxy card, the Notice of Meeting and our Annual Report to Stockholders, available to stockholders electronically via the Internet. On April 3, 2009, we began mailing to our stockholders a notice containing instructions on how to access our proxy materials and our Annual Report to Stockholders, and how to vote online. If you received a Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you have previously made a permanent election to receive these materials in hard copy. Instead, the Notice of Internet Availability of Proxy Materials instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

        Aon's Annual Report to Stockholders, which contains Aon's Annual Report on Form 10-K, including consolidated financial statements for the year ended December 31, 2008 but excluding exhibits, accompanies this proxy statement. Requests for copies of exhibits to Aon's Annual Report on Form 10-K should be submitted to the Office of the Secretary, Aon Corporation, 200 East Randolph Street, Chicago, Illinois 60601. Exhibits will be furnished upon payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits). Aon's Annual Report on Form 10-K, including exhibits, are also available free of charge through our website (http:// www.aon.com).

  Why did I receive these proxy materials?

        We have made these proxy materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at the 2009 Annual Meeting of Stockholders to be held at the Indiana Room, Aon Center, 200 East Randolph Street, Chicago, Illinois 60601, at 10:00 a.m. (local time), on Friday, May 15, 2009, and at any adjournment or postponement thereof.

        The Notice of Internet Availability of Proxy Materials was first mailed on or before April 3, 2009 to stockholders of record as of March 18, 2009 (the "Record Date").

Aon Corporation

   What matters will be presented for consideration at the Annual Meeting?

        Action will be taken at the Annual Meeting with respect to the following items:

  1.
  The election of the fourteen nominees named in this proxy statement to serve as Directors until our 2010 Annual Meeting of Stockholders.

  2.
  The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2009.

  Will any other matters be decided at the Annual Meeting?

        At the date of this proxy statement, we did not know of any other matters to be raised at the Annual Meeting other than those described in this proxy statement. If any other matters are properly presented at the Annual Meeting for consideration, the individuals named in the proxy card will vote on such matters in their discretion.

  Who is entitled to vote at the Annual Meeting?

        Holders of our common stock, par value $1.00 per share (the "Common Stock") as of the close of business on March 18, 2009, are entitled to vote at the Annual Meeting. As of that date, there were 276,431,907 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

        What is the difference between holding shares of Common Stock as a stockholder of record and as a beneficial owner?

        If your shares of Common Stock are registered directly in your name with Aon's transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of Common Stock, the stockholder of record, and these proxy materials are being made available or sent directly to you by Aon.

        If your shares of Common Stock are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being made available or forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares of Common Stock by following the instructions for voting on the proxy card or Notice of Internet Availability of Proxy Materials.

  How do I vote?

        If you are a stockholder of record, you may vote using any of the following methods:

  •
  By telephone using the toll-free telephone number shown on the proxy card;

  •
  Through the Internet as instructed on the proxy card or the Notice of Internet Availability of Proxy Materials;

  •
  If you received proxy materials by mail or if you request a paper proxy card by telephone or Internet, you may elect to vote by mail by completing and signing the proxy card and returning it in the prepaid envelope provided; or

  •
  By written ballot at the Annual Meeting.

Aon Corporation

        Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. If you vote by telephone or through the Internet, your vote must be received by 11:59 p.m., Eastern Time, on Thursday, May 14, 2009, the day before the Annual Meeting. If you properly cast your vote by telephone, through the Internet or by executing and returning a paper proxy card, and your vote is not subsequently revoked, your Common Stock will be voted in accordance with your instructions. If you execute and return a proxy card but do not give instructions, your proxy will be voted as follows: FOR the election of all nominees for Director named below, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2009, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

        If you are a beneficial owner, you should follow the voting directions provided by your broker, bank or other nominee. You may submit voting instructions by telephone or through the Internet to your broker, bank or other nominee, or request and return a paper proxy card. If you hold shares through the Aon Savings Plan, the plan trustees will vote according to the instructions received from you provided your voting instruction is received by 11:59 p.m., Eastern Time, on Wednesday, May 13, 2009.

        We will distribute written ballots to anyone who wants to vote at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

        What should I do if I receive more than one notice of internet availability of proxy materials or proxy card?

        If you own shares of Common Stock directly in your name as a registered holder and other shares of Common Stock as a beneficial owner through a broker, bank or other nominee, or if you own shares of Common Stock through more than one broker, bank or nominee, you may receive multiple Notices of Internet Availability of Proxy Materials or, if you request proxy materials to be delivered to you by mail, multiple proxy cards. It is necessary for you to vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the Notices of Internet Availability of Proxy Materials you receive in order to vote all of the shares you own. If you request proxy materials to be delivered to you by mail, each proxy card you receive will come with its own prepaid return envelope; if you vote by mail make sure you return each proxy card in the return envelope which accompanied that proxy card.

  How is a quorum determined?

        The presence of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum at the Annual Meeting.

  What is a broker non-vote?

        If you own your shares through a broker, bank or other nominee, and you don't vote, the bank, broker or other nominee may vote your shares in its discretion on certain routine matters. With respect to certain proposals, your broker, bank or other nominee is not permitted to vote your shares for you. A broker non-vote occurs when a broker, bank or other nominee holding shares of Common Stock on

Aon Corporation

your behalf, does not vote on a particular proposal because it has not received instructions from you and does not have discretionary voting power with respect to that proposal.

  What are the voting requirements to elect Directors and approve each of the proposals?

        The election of each of the fourteen nominees for Director named in this proxy statement will be decided by a majority of the votes cast with respect to such Director, which means that the number of votes cast for a nominee for Director must exceed the number of votes cast against that nominee for Director. Abstentions and broker non-votes will not be counted as a vote either for or against a nominee for Director.

        Except as otherwise required by applicable law or our Second Amended and Restated Certificate of Incorporation, as amended, any other proposal properly presented at a meeting in which a quorum is present will be decided by the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote on the proposal at that meeting. Accordingly, the ratification of the appointment of our independent registered public accounting firm will be decided by the vote of the holders of a majority of the Common Stock present in person or represented by proxy and entitled to vote on this matter. For the ratification of the appointment of our independent registered public accounting firm, a stockholder who submits a ballot or proxy is considered present and entitled to vote, so an abstention will have the effect of a vote against the proposal.

        Under the rules of the New York Stock Exchange (the "NYSE"), if you are a beneficial owner, your broker, bank or other nominee has discretion to vote your shares of Common Stock on the election of Directors and the ratification of the appointment of our independent registered public accounting firm.

  Can I change my vote?

        If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:

  •
  Entering a later-dated vote by telephone or through the Internet;

  •
  Delivering a valid, later-dated proxy card;

  •
  Sending written notice to the Office of the Secretary of Aon; or

  •
  Voting by ballot in person at the Annual Meeting.

        If you are a beneficial owner of shares of Common Stock, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above under "How do I vote?"

        All shares of Common Stock that have been properly voted and not revoked will be voted at the Annual Meeting. Attending the Annual Meeting without taking further action will not automatically revoke your prior telephone or Internet vote or your proxy.

  Will the Annual Meeting be webcast?

        You may listen to the Annual Meeting on the World Wide Web by logging on to our website at www.aon.com and following the on-screen instructions. We have included our website address in this

Aon Corporation

proxy statement for reference purposes only. The information contained on our website is not incorporated by reference into this proxy statement.

  Who can attend the Annual Meeting?

        Stockholders as of the close of business on March 18, 2009, which is the record date for voting, may attend the Annual Meeting.

  What do I need to do to attend the Annual Meeting?

        If you are a stockholder of record, you do not need to take any additional action in order to attend the Annual Meeting. If you are a beneficial owner of shares of Common Stock and would like to attend the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of your Common Stock as of the close of business on March 18, 2009, which is the record date for voting. Alternatively, you may contact the broker, bank or other nominee in whose name your Common Stock is registered and obtain a proxy to bring to the Annual Meeting.

  Who will pay the costs of this proxy solicitation?

        We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made on our behalf by certain Directors, officers or employees of Aon and our subsidiaries telephonically, electronically or by other means of communication, and by Georgeson Shareholder Communications Inc., whom we have hired to assist in the solicitation and distribution of proxies. Directors, officers and employees of Aon and our subsidiaries will receive no additional compensation for such solicitation. Georgeson will receive a fee of $7,000 for its services. We will also reimburse banks, brokers and other nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners.

  Who will count the vote?

        Representatives of our transfer agent, Computershare Trust Company, N.A., will count the vote and serve as inspectors of election.

Aon Corporation

PRINCIPAL HOLDERS OF VOTING SECURITIES

        As of February 28, 2009, the beneficial owners of 5% or more of our Common Stock entitled to vote at the Annual Meeting and known to us were:

Name and Address of Beneficial Owner	Number of Shares of Common Stock		Percent of Class

Patrick G. Ryan c/o Ryan Enterprises Group, LLC, 150 North Michigan Avenue, Chicago, IL 60601	18,708,796	(1)	6.77
State Street Bank and Trust Company One Lincoln Street, Boston, MA 02111	17,483,844	(2)	6.32

(1)
Includes 4,536,606 shares of Common Stock beneficially owned by Mr. Ryan and 12,885,846 shares of Common Stock beneficially owned and attributed to Mr. Ryan pursuant to trusts for the benefit of family members. Also includes 674,610 shares of Common Stock owned by a charitable foundation of which Mr. Ryan is a member and has sole voting and shared investment control. Also includes 370,809 shares of Common Stock representing a beneficial interest in shares of Common Stock of the Employee Stock Ownership Plan ("ESOP") Account of the Aon Savings Plan attributable to Mr. Ryan and a beneficial interest in shares of Common Stock of the Aon Common Stock Fund of the Aon Savings Plan attributable to Mr. Ryan. Under the terms of the Aon Savings Plan, as a participant in such plan, Mr. Ryan is entitled to direct the manner in which the trustees will vote the shares of Common Stock attributed to him; in addition, all shares of Common Stock for which voting instructions are not received are voted by the trustees in the same proportion as the shares of Common Stock for which voting instructions are received. Also includes 240,925 shares of Common Stock that Mr. Ryan has the right to acquire pursuant to presently exercisable employee stock options, or stock options that will become exercisable or stock awards that will become vested within 60 days following February 28, 2009.

Of this amount, 2,000,983 shares of Common Stock beneficially owned by Mr. Ryan, 2,145,000 shares of Common Stock beneficially owned by a trust for the benefit of Mrs. Ryan, and 203,000 shares of Common Stock held by the charitable foundation are pledged as security to a financial institution.

(2)
Based upon information contained in a Schedule 13G filed February 17, 2009 pursuant to Rule 13d-1(b) of the Exchange Act. State Street Bank and Trust Company ("State Street") is a bank as defined in Section 3(A)(6) of the Exchange Act that acts in various fiduciary capacities with respect to certain benefit plans of Aon. State Street has: (a) sole voting power as to 12,471,760 shares of Common Stock; (b) shared voting power as to 5,012,084 shares of Common Stock; (c) sole dispositive power as to 0 shares of Common Stock; and (d) shared dispositive power as to 17,483,844 shares of Common Stock. State Street expressly disclaims beneficial ownership of all shares of Common Stock reported in the Schedule 13G pursuant to Rule 13d-4 of the Exchange Act.

Aon Corporation

STOCKHOLDERS – MAY 15, 2009

PROPOSAL 1—ELECTION OF DIRECTORS

        Fourteen Directors are to be elected at the Annual Meeting. All of the current members of our Board of Directors (the "Board") are standing for election. With respect to Mr. Case, his employment agreement provides that he will be nominated for election as a Director at each annual meeting of stockholders during the period of his employment. The term of each Director expires at the next Annual Meeting of Stockholders, and each Director will continue in office until the election and qualification of his or her respective successor or until his or her earlier death, removal or resignation. The Board of Directors consists of a number of Directors as is fixed from time to time by resolution adopted by the Board of Directors as provided in our bylaws. The Board of Directors currently is authorized to have up to twenty-one members.

        All nominees are currently Directors of Aon. All nominees for Director have consented to be named and have agreed to serve as Directors if elected. The Governance/Nominating Committee recommended to the full Board of Directors that each Director be nominated to serve for an additional term.

        Each of the fourteen Directors will be elected by the vote of a majority of the votes cast with respect to such Director, which means that the number of votes cast for a Director must exceed the number of votes cast against that Director. A stockholder may: (i) vote for the election of a nominee for Director; (ii) against the election of a nominee for Director; or (iii) abstain from voting for a nominee for Director.

        Unless a proxy directs to the contrary, it is intended that the proxies will be voted for the election of the fourteen nominees for Director named on the following pages, to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. We have no reason to believe that any of the nominees will not be available to serve as a Director. However, if any of them should become unavailable to serve for any reason, the proxies will be voted for such substitute nominees as may be designated by the Board of Directors.

        Set forth on the following pages is biographical information concerning each nominee for election as a Director, the nominee's principal occupation and the period during which the nominee has served as a Director of Aon, including service as a Director of Ryan Insurance Group, Inc. ("Ryan Group"), which merged with Aon in 1982. The information presented has been confirmed by each nominee for purposes of its inclusion in this proxy statement. Ages shown for all Directors are as of December 31, 2008.

Aon Corporation

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL NOMINEES.

Lester B. Knight	Director since 1999

Mr. Knight became Chairman of the Board of Directors of Aon in August 2008. Mr. Knight is a Founding Partner of RoundTable Healthcare Partners and the former Vice Chairman and Director of Cardinal Health, Inc., a diversified healthcare service company. Mr. Knight was Chairman of the Board and Chief Executive Officer of Allegiance Corporation from 1996 until February 1999, and had been with Baxter International, Inc. from 1981 until 1996 where he served as Corporate Vice President from 1990, Executive Vice President from 1992, and as a Director from 1995. He is a Director of Evanston Northwestern Healthcare and Junior Achievement of Chicago, a Trustee of Northwestern University and a member of the Civic Committee of The Commercial Club of Chicago. Mr. Knight serves as Chairman of the Finance Committee and Chairman of the Executive Committee, and as a member of the Governance/Nominating Committee of our Board of Directors.
Age: 50

Gregory C. Case	Director since 2005

Mr. Case was elected President, Chief Executive Officer and Director of Aon on April 4, 2005. Prior to joining Aon, Mr. Case was with McKinsey & Company, the international management consulting firm, for 17 years, most recently serving as head of the Financial Services Practice. He previously was responsible for McKinsey's Global Insurance Practice, and was a member of McKinsey's governing Shareholders' Committee. Prior to joining McKinsey, Mr. Case was with the investment banking firm of Piper, Jaffray and Hopwood and the Federal Reserve Bank of Kansas City. Mr. Case is a Director of Discover Financial Services. He serves as a member of the Executive Committee of our Board of Directors.
Age: 46

Fulvio Conti	Director since 2008

Mr. Conti currently services as Chief Executive Officer and General Manager of Enel SpA, Italy's largest power company, a position he has held since May 2005. From 1999 until his appointment as CEO and General Manager, he served as Chief Financial Officer of Enel. Mr. Conti has a financial career spanning over 35 years, and has held the role of Chief Financial Officer for various private and government-owned entities in Italy. In April 2006, Mr. Conti was appointed to the board of Barclays PLC/Barclays Bank PLC as a non-executive director. He serves as a member of the Compliance Committee and Finance Committee of our Board of Directors.
Age: 61

Aon Corporation

Edgar D. Jannotta	Director since 1995

In March 2001, Mr. Jannotta was named Chairman of William Blair & Company, L.L.C., an international investment banking firm, and Chairman of its Executive Committee. Mr. Jannotta joined William Blair & Company in May 1959 as an Associate, became a Partner in January 1965, Assistant Managing Partner in June 1973, Managing Partner in September 1977, Senior Partner in January 1995, and Senior Director in January 1996. He is a Life Trustee of the University of Chicago and Chairman Emeritus of the Board of the Lyric Opera of Chicago. Mr. Jannotta is a Director of Molex Incorporated and Commonwealth Edison Company. He serves as a member of the Compliance Committee, Finance Committee and Organization and Compensation Committee of our Board of Directors.
Age: 77

Jan Kalff	Director since 2003

Mr. Kalff is the former Chairman of the Managing Board of ABN AMRO Holding N.V./ABN AMRO Bank N.V., an international banking concern. Mr. Kalff also serves on the Supervisory Boards of HAL Holding N.V., HAL Investments N.V., Curacao and N.V. Luchthaven Schiphol. He serves as a member of the Governance/Nominating Committee and Finance Committee of our Board of Directors.
Age: 71

J. Michael Losh	Director since 2003

From July 2004 to May 2005, Mr. Losh served as Interim Chief Financial Officer of Cardinal Health, Inc., a diversified healthcare service company. From 2000 until 2002, Mr. Losh served as non-executive Chairman of Metaldyne Corporation, a leading global designer and supplier of metal-based components, assemblies and modules for transportation-related powertrain and chassis applications. From 1994 until 2000, Mr. Losh served as Chief Financial Officer and Executive Vice President of General Motors Corporation. Mr. Losh spent 36 years in various capacities with General Motors, where he served as Chairman of GMAC, its financial services group, Group Vice President of North American Sales, Service and Marketing, and Vice President and General Manager of both its Oldsmobile Division and Pontiac Division. Mr. Losh currently serves on the Board of Directors of AMB Property Corporation, Cardinal Health, Inc., H.B. Fuller Corporation, Masco Corp. and TRW Automotive Corp. He previously served as a Director of The Quaker Oats Company (prior to its acquisition by PepsiCo, Inc.), Delphi Corporation, Electronic Data Systems Corporation and Hughes Electronics Corporation. Mr. Losh serves as a member of the Governance/Nominating Committee, Finance Committee and Organization and Compensation Committee of our Board of Directors.
Age: 62

Aon Corporation

R. Eden Martin	Director since 2002

Mr. Martin is Of Counsel to the law firm Sidley Austin LLP, having served as a Partner from 1975 to 2004, and as Chairman of the Management Committee from 1989 until 1999. Mr. Martin has served as President of The Commercial Club of Chicago and President of its Civic Committee since 1999. Among other civic and professional involvements, Mr. Martin is a member of the Board of Directors of the Chicago Board Options Exchange, a member of the Board of Directors of Nicor Inc., a Life Trustee of the Chicago Symphony Orchestra and a member of the Board of Trustees of Northwestern University, as well as Chair of its Audit Committee. Mr. Martin serves as a member of the Audit Committee, Compliance Committee and Finance Committee of our Board of Directors.
Age: 68

Andrew J. McKenna	Director since 1970

Mr. McKenna served as a Director of Ryan Group from 1970 until 1982 when he was elected to our Board of Directors. He is Chairman of Schwarz Supply Source, a printer, converter, producer and distributor of packaging and promotional materials. Mr. McKenna has served as Non-Executive Chairman of McDonald's Corporation since April 2004, and has served as a Director of McDonald's since 1991. In addition, he is a Director of Skyline Corporation. He is a Trustee and Chairman Emeritus of the Board of Trustees of the University of Notre Dame and the former Chairman of the Civic Committee of the Commercial Club of Chicago. Mr. McKenna is also a Director of Children's Memorial Hospital and the Lyric Opera of Chicago, and a Trustee and Chairman Emeritus of the Museum of Science and Industry. He serves as Chairman of the Governance/Nominating Committee and as a member of the Executive Committee and Organization and Compensation Committee of our Board of Directors.
Age: 79

Robert S. Morrison	Director since 2000

Most recently, Mr. Morrison served as Interim Chairman and Chief Executive Officer of 3M from June to December 2005. Earlier, he retired as Vice Chairman of PepsiCo, Inc. in February 2003. From 1997 until the 2001 merger with PepsiCo, he led The Quaker Oats Company as Chairman, President and Chief Executive Officer. PepsiCo and Quaker Oats are companies engaged in the processing of packaged foods and beverages. Previously, he served as Chairman and Chief Executive Officer of Kraft Foods, Inc., a division of Philip Morris Companies Inc., from 1994 until 1997. He also serves as a Director of 3M and Illinois Tool Works Inc. He serves as a member of the Audit Committee and Organization and Compensation Committee of our Board of Directors.
Age: 66

Aon Corporation

Richard B. Myers	Director since 2006

General Myers served as the fifteenth Chairman of the Joint Chiefs of Staff from October 1, 2001 until his retirement on September 30, 2005. In this capacity, he was the highest-ranking officer in the United States military, and served as the principal military advisor to the President, the Secretary of Defense and the National Security Council. Prior to becoming Chairman, General Myers served as Vice Chairman of the Joint Chiefs of Staff from March 2000 to September 2001. From August 1998 to February 2000, General Myers was Commander in Chief, North American Aerospace Defense Command and U.S. Space Command; Commander, Air Force Space Command; and Department of Defense manager, space transportation system contingency support at Peterson Air Force Base, Colorado. Prior to assuming that position, he was Commander, Pacific Air Forces, Hickam Air Force Base, Hawaii, from July 1997 to July 1998. General Myers is a Director of Deere & Company, Northrop Grumman Corporation and United Technologies Corporation. General Myers also serves as the Colin L. Powell Chair of National Security, Leadership, Character and Ethics at the National Defense University and is the Foundation Professor of Military History and Leadership at Kansas State University. He serves as a member of the Compliance Committee, Finance Committee and Organization and Compensation Committee of our Board of Directors.
Age: 66

Richard C. Notebaert	Director since 1998

From June 2002 until August 2007, Mr. Notebaert served as Chairman and Chief Executive Officer of Qwest Communications International Inc., a leading provider of broadband Internet-based data, voice and image communications. He previously served as President and Chief Executive Officer of Tellabs, Inc., which designs and markets equipment to providers of telecommunications services worldwide, from August 2000 to June 2002 and as a Director of Tellabs from April 2000 to June 2002. He served as Chairman of the Board and Chief Executive Officer of Ameritech Corporation, a full-service communications company, from April 1994 until December 1999. Mr. Notebaert first joined Ameritech Communications in 1983 and served in significant positions within the Ameritech organization before his election as Vice Chairman of Ameritech in January 1993, President and Chief Operating Officer in June 1993 and President and Chief Executive Officer in January 1994. Mr. Notebaert is a Director of Cardinal Health, Inc. and serves as Chairman of the Board of Trustees of the University of Notre Dame. He serves as Chairman of the Organization and Compensation Committee and as a member of the Audit Committee and Governance/Nominating Committee of our Board of Directors.
Age: 61

Aon Corporation

John W. Rogers, Jr.	Director since 1993

Mr. Rogers is Chairman and Chief Executive Officer of Ariel Investments, LLC ("Ariel"), an institutional money management firm specializing in equities and founded in January 1983. In addition, Ariel serves as the investment adviser to the Ariel Investment Trust, an open-end management investment company. Mr. Rogers is a Trustee of Ariel Investment Trust. Mr. Rogers is also a Director of Exelon Corporation and McDonald's Corporation. He is a member of the Board of Directors of the Chicago Urban League; Trustee of the John S. and James L. Knight Foundation; Trustee of Rush University Medical Center; Life Trustee of the Chicago Symphony Orchestra; and Trustee of the University of Chicago. Mr. Rogers is also a member of the Board of Directors of Chicago 2016. He serves as Chairman of the Audit Committee and as a member of the Finance Committee of our Board of Directors.
Age: 50

Gloria Santona	Director since 2004

Ms. Santona is Executive Vice President, General Counsel and Secretary of McDonald's Corporation. She is also a member of the senior management team of McDonald's. Since joining McDonald's in 1977, Ms. Santona has held positions of increasing responsibility in the legal department, serving as U.S. General Counsel from December 1999 to June 2001 and corporate General Counsel since June 2001. She is a member of the American and Chicago Bar Associations and a member of the Board of Directors of the American Corporate Counsel Association. She is a former member of the Board of Directors of the American Society of Corporate Secretaries and the Minority Corporate Counsel Association. She is also a member of the Board of Trustees of Rush University Medical Center, and a former member of the Board of Trustees of the Chicago Zoological Society. She serves as Chair of the Compliance Committee and as a member of the Audit Committee and Governance/Nominating Committee of our Board of Directors.
Age: 58

Dr. Carolyn Y. Woo	Director since 1998

Dr. Woo assumed the deanship of the Mendoza College of Business at the University of Notre Dame in July 1997. From 1995 to 1997 she served as Associate Executive Vice President of Academic Affairs at Purdue University, and from 1993 to 1995 she served as Director of the Professional Master's Programs in the Krannert School of Management at Purdue University. She joined Purdue University as an Assistant Professor in 1981 and was promoted to Full Professor in 1991. Dr. Woo currently serves on the Board of Directors of NiSource Industries, Inc. and Circuit City Stores, Inc., and is a former Director of Arvin Industries, Inc., Bindley-Western Industries, Inc. and St. Joseph Capital Bank. She serves as a member of the Audit Committee, Compliance Committee and Governance/Nominating Committee of our Board of Directors.
Age: 54

Aon Corporation

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of Common Stock beneficially owned as of February 28, 2009 by each Director and nominee, by each of the named executive officers of Aon as set forth in the Summary Compensation Table for Fiscal Years 2008, 2007 and 2006 in this proxy statement, and by all Directors, nominees and executive officers of Aon as a group. As used in this proxy statement, beneficially owned means a person has, or may have within 60 days, the sole or shared power to vote or direct the voting of a security and/or the sole or shared investment power with respect to a security (i.e., the power to dispose or direct the disposition of a security). Therefore, the table does not include the "phantom stock" shares held by or attributable to any individual under our benefit plans. Information with respect to shares attributable to Aon's directors under various deferral accounts is set forth in the section captioned "2008 Director Compensation."

Name	Aggregate Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)

Patrick G. Ryan**(3)(4)(5)(6)(7)	18,708,796	6.77
Gregory C. Case**(6)	1,338,923	*
Andrew M. Appel**(6)	196,729	*
David P. Bolger**(6)	210,984	*
Fulvio Conti	4,000	*
Christa Davies**(6)	9,778	*
Ted T. Devine**(6)	139,496	*
Edgar D. Jannotta	56,025	*
Jan Kalff	4,973	*
Lester B. Knight(4)(7)	30,000	*
J. Michael Losh	3,000	*
R. Eden Martin	10,000	*
Stephen P. McGill**(6)	138,405	*
Andrew J. McKenna	31,775	*
Robert S. Morrison	1,000	*
Richard B. Myers	-0-	*
Richard C. Notebaert	11,500	*
John W. Rogers, Jr.(7)	36,643	*
Gloria Santona	4,136	*
Carolyn Y. Woo	1,598	*
All Directors, nominees and executive officers as a group (25 persons)	21,523,195	7.79

(1)
The Directors, nominees and named executive officers, and all Directors, nominees and executive officers of Aon combined, have sole voting power and sole investment power over the shares of Common Stock listed, except as indicated in note (4) and in the table below:

	Shared Voting Power	Shared Investment Power

Patrick G. Ryan	12,301,904	12,976,514

Aon Corporation

(2)
An asterisk indicates that the percentage of shares of Common Stock beneficially owned by the named individual does not exceed one percent (1%) of our outstanding shares of Common Stock. Named executive officers are indicated in the table by a double asterisk.

(3)
Includes 4,536,606 shares of Common Stock beneficially owned by Mr. Ryan and 674,610 shares of Common Stock owned by a charitable foundation of which Mr. Ryan is a member and has sole voting and shared investment control.

(4)
The following shares of Common Stock are beneficially owned by members of the immediate family of the following Directors and named executive officers: 12,885,846 by trusts for the benefit of Mrs. Ryan; and 15,000 by a trust for the benefit of Mr. Knight's wife.

(5)
Includes a beneficial interest in shares of Common Stock of the ESOP Account of the Aon Savings Plan attributable to the following Directors, named executive officers and the other executive officers who are not named executive officers, and includes a beneficial interest in shares of Common Stock of the Aon Common Stock Fund of the Aon Savings Plan attributable to the following Directors, named executive officers and the other executive officers who are not named executive officers, as follows: Patrick G. Ryan, 370,809; and the other executive officers as a group, 2,235. The shares of Common Stock of the ESOP Account and the Aon Common Stock Fund of the Aon Savings Plan are voted by the trustees as directed by their respective participants; all shares of Common Stock for which voting instructions are not received are voted by the trustees in the same proportion as shares of Common Stock for which voting instructions are received.

(6)
Includes the following number of shares of Common Stock which the respective Directors, nominees, named executive officers and the other executive officers who are not named executive officers have or will have the right to acquire pursuant to presently exercisable employee stock options, or stock options which will become exercisable or stock awards which will become vested within 60 days following February 28, 2009: Gregory C. Case, 1,214,535; Christa Davies, 9,778; David P. Bolger, 161,585; Stephen P. McGill, 93,073; Andrew M. Appel, 83,938; Ted T. Devine, 84,444; Patrick G. Ryan, 240,925; and the other executive officers as a group, 414,883.

(7)
Of this amount: (a) with respect to Mr. Ryan, 2,000,893 shares of Common Stock beneficially owned by Mr. Ryan, 2,145,000 shares of Common Stock beneficially owned by a trust for the benefit of Mrs. Ryan, and 203,000 shares of Common Stock held by the charitable foundation are pledged as security to a financial institution; (b) with respect to Mr. Knight, approximately 15,000 shares of Common Stock are pledged as security to a financial institution; and (c) with respect to Mr. Rogers, approximately 20,000 shares of Common Stock are pledged as security to a financial institution.

Aon Corporation

CORPORATE GOVERNANCE

        The Board of Directors has adopted Governance Guidelines (the "Governance Guidelines"), which, along with the Committee charters, the Code of Business Conduct, which set forth standards of conduct for employees, officers and Directors, and the Code of Ethics for Senior Financial Officers, provide the framework for the governance of Aon. The Board provides oversight of Aon's overall performance, strategic direction, and executive management team performance. The Board also approves major initiatives and transactions and advises on key financial and business matters. The Board is kept apprised of Aon's progress on a regular basis through Board and Committee meetings, discussions with management, operating and financial reports provided by the Chief Executive Officer and Chief Financial Officer, and other material distributed to the Directors throughout the year.

        The Governance Guidelines require that Aon have a majority of Directors who meet the categorical standards of independence adopted by the Board, which must meet or exceed the NYSE independence requirements. The Governance Guidelines further provide that each of the Audit, Governance/Nominating and Organization and Compensation Committees will be composed entirely of independent Directors. The principal responsibilities of each Committee are described in this section.

Director Independence

        In accordance with the listing standards of the NYSE, the Board has adopted categorical independence standards, which either meet or exceed the independence requirements of the NYSE corporate governance standards, to provide assistance in the determination of Director independence. The categorical standards are set forth below and provide that a Director of Aon will not qualify as an independent Director if:

  (i)
  The Director is, or has been within the last three years, an employee of Aon, or an immediate family member of the Director is, or has been within the last three years, an executive officer, of Aon;

  (ii)
  The Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Aon, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  (iii)
  (A) The Director is a current partner or employee of a firm that is Aon's internal or external auditor; (B) the Director has an immediate family member who is a current partner of such a firm; (C) the Director has an immediate family member who is a current employee of such a firm and personally works on Aon's audit; or (D) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Aon's audit within that time;

  (iv)
  The Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Aon's present executive officers at the same time serves or served on that company's compensation committee;

  (v)
  The Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Aon for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues; or

Aon Corporation

  (vi)
  The Director, or the spouse of a Director, serves as an executive officer of a charitable organization to which Aon's charitable contributions in the last fiscal year, excluding those made under Aon's matching gift program, exceeded the greater of $1 million or two percent (2%) of such organization's consolidated gross revenues.

        For purposes of these categorical standards, "immediate family member" is defined to include a Director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the Director's home.

        In connection with the determination of director independence, the Governance/Nominating Committee reviewed the categorical standards adopted by the Board together with other applicable legal requirements and the listing standards of the NYSE. The Committee also reviewed information compiled from the responses to questionnaires completed by each of Aon's directors, information derived from Aon's corporate and financial records, and information received from other relevant parties. Following this review, the Committee delivered a report to the entire Board of Directors, and the Board made its determination of director independence.

        As a result of this review, the Board affirmatively determined that each of the following Directors does not have a material relationship with Aon and is independent under the categorical standards adopted by the Board, applicable legal requirements and the listing standards of the NYSE: Mr. Conti, Mr. Jannotta, Mr. Kalff, Mr. Knight, Mr. Losh, Mr. Martin, Mr. McKenna, Mr. Morrison, General Myers, Mr. Notebaert, Mr. Rogers, Ms. Santona and Dr. Woo. Mr. Case is considered a management Director because of his position as President and Chief Executive Officer of Aon.

        In determining that each of the non-employee Directors is independent, the Board also considered the following relationships that it deemed were immaterial to such Director's independence.

        With respect to Mr. Conti, Mr. Jannotta, Mr. Knight, Mr. Martin, Mr. McKenna, Mr. Rogers and Ms. Santona, the Board considered that, in the ordinary course of business, Aon has sold services to, or purchased services from, a company (or other entity) at which these Directors is an executive officer (or, in the case of Mr. Martin, is Of Counsel), and in each case the amount paid to or received from one of these entities in any of the previous three fiscal years was below one percent (1%) of Aon's or the other company's annual revenue.

        With respect to Mr. Knight, the Board considered personal investments made by Mr. Jannotta and Mr. McKenna, as well as by the Aon Pension Fund, in a privately held fund managed by Mr. Knight. The Board determined that the investments were immaterial and did not impair the independence of any non-management Director.

        The Board considered that Mr. Knight, Mr. Martin, Mr. McKenna and Mr. Rogers serve on the boards of various not-for-profit entities with executive officers of Aon.

        With respect to Mr. Jannotta, Mr. Knight, Mr. Losh, Mr. Martin, Mr. McKenna, Mr. Morrison, General Myers, Mr. Notebaert, Mr. Rogers, Ms. Santona and Dr. Woo, the Board considered that Aon has made charitable contributions in 2008 to organizations in which the Director or a Director's spouse serves as an officer, director or trustee.

        With respect to Mr. Rogers, the Board considered that Mr. Rogers is a member of the Board of Directors of Chicago 2016. With respect to Mr. McKenna, the Board considered that Mr. McKenna serves as co-chair of the fundraising Chicago 2016 Development Committee, which is a committee whose primary function is fundraising, and which has no governing or decision-making authority.

Aon Corporation

Patrick G. Ryan, who served as a Director and Aon's Executive Chairman in 2008 until his retirement on August 1, 2008, serves as Chairman of the Board of Directors and Chief Executive Officer of Chicago 2016. For information regarding Aon's contributions to Chicago 2016 in 2008, see "Certain Relationships and Related Transactions."

Majority Voting

        Aon's by-laws require that a director be elected by majority vote with respect to the director in uncontested elections. In January 2009, the Board approved an amendment to Aon's by-laws to provide that, in a contested election, Directors will be elected by a plurality of the votes cast in person or by proxy at any such meeting and entitled to vote on the election of Directors. In addition, in March 2009, the Board adopted revisions to the Governance Guidelines requiring any incumbent Director who fails to receive a majority of the votes cast in an uncontested election to immediately offer to tender his or her resignation to the Board. The Board will then determine, through a process overseen by the Governance/Nominating Committee, whether to accept the resignation, reject the resignation, or take other action. The Board will act on the recommendation of the Governance/Nominating Committee, and promptly disclose its decision and the rationale behind it in a Form 8-K furnished to the SEC.

Board Meetings

        The Board met eight times in 2008. All incumbent Directors attended at least seventy-five (75%) of the meetings of the Board and all committees of the Board on which they served.

Meetings of Non-Management Directors

        In accordance with NYSE rules and the Governance Guidelines, non-management Directors met regularly in executive session without management. From January 1, 2008 through the retirement of Patrick G. Ryan as Executive Chairman on August 1, 2008, Andrew J. McKenna, Chairman of the Governance/Nominating Committee and Aon's lead independent Director (the "Lead Independent Director"), chaired these executive sessions. Following his election as non-Executive Chairman effective August 1, 2008, Lester B. Knight chaired these executive sessions.

Stock Ownership Guidelines for Non-Management Directors

        In July 2006, the Board of Directors adopted Stock Ownership Guidelines for Non-Management Directors that were subsequently updated and revised in July 2008. The Guidelines require each non-management Director to hold an investment position in Common Stock (including vested deferred stock units) equal to three times the annual Director retainer. The Guidelines provide a transition period of five years for non-management Directors to achieve the ownership guidelines level; provided, however that each new non-management Director is expected to hold 1,000 shares of Common Stock within the first year of joining the Board or transitioning from a management Director to a non-management Director. Shares held by non-management Directors in deferred accounts will be included when determining if the target ownership level has been achieved.

Attendance at Annual Meeting

        The Governance Guidelines provide that Directors are expected to attend the Annual Meeting of Stockholders. All of our Board members attended the 2008 Annual Meeting of Stockholders held on May 16, 2008, with the exception of Carolyn Y. Woo, who was unable to participate as she was

Aon Corporation

attending commencement ceremonies at the University of Notre Dame in her role as the Dean of the Mendoza College of Business at the University of Notre Dame.

Communications with the Board of Directors

        Stockholders and other interested parties may communicate with the Board of Directors by contacting the non-management Directors of Aon Corporation, c/o Office of the Secretary, 200 East Randolph Street, Chicago, IL 60601. Alternatively, stockholders and other interested parties may communicate with Aon's non-management Directors via electronic mail to the following address: corporate_governance@aon.com.

        The non-management Directors have established procedures for handling communications from stockholders and other interested parties. Communications are distributed to the Chairman of the Governance/Nominating Committee, the full Board of Directors, the non-management Directors or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. Solicitations, spam, junk mail and mass mailings, resumes and other forms of job inquiries, business solicitations or advertisements and frivolous or inappropriate communications will not be forwarded, but will be made available to any non-management Director upon request.

Code of Business Conduct/Code of Ethics for Senior Financial Officers

        The Board has adopted a code of business conduct that applies to our Directors, officers and employees. The Code of Business Conduct can be found on our web site at http://www.aon.com/about-aon/corporate-governance/guidelines-policies/code-of-business-conduct.jsp and is available in print copy to any stockholder who makes a written request to the Office of the Secretary.

        In addition, the Board has adopted a Code of Ethics for Senior Financial Officers that applies to the principal executive officer and the senior financial officers of Aon and our subsidiaries. The Code of Ethics for Senior Financial Officers can be found on our web site at http:///www.aon.com/about-aon/corporate-governance/guidelines-policies/code-of-ethics-for-senior-financial-officers.jsp.

        We intend to disclose future amendments to, or waivers from, certain provisions of both the Code of Business Conduct and the Code of Ethics for Senior Financial Officers on our website promptly following the date of such amendment or waiver.

Aon Corporation

BOARD OF DIRECTORS AND COMMITTEES

        The Board of Directors has appointed standing committees, including Executive, Audit, Compliance, Governance/Nominating, Finance and Organization and Compensation Committees. The charters of the Audit, Compliance, Governance/Nominating, Finance and Organization and Compensation Committees are available on the corporate governance section of our website at http://www.aon.com/about-aon/corporate-governance/guidelines-policies/board-committees-charters.jsp. The Governance Guidelines are also available on the corporate governance section of our website at http://www.aon.com/about-aon/corporate-governance/guidelines-policies/board-of-directors-governance-guidelines.jsp. In addition, the charters and the Governance Guidelines are available in print copy to any stockholder who makes a written request to the Office of the Secretary.

        Membership on the committees since the last Annual Meeting in 2008 has been as follows:

Executive	Audit	Compliance	Finance	Governance/ Nominating	Organization and Compensation

Lester B. Knight(1)(2)	John W. Rogers, Jr.(1)	Gloria Santona(1)	Lester B. Knight(1)	Andrew J. McKenna(1)	Richard C. Notebaert(1)
Gregory C. Case	R. Eden Martin	Fulvio Conti	Fulvio Conti	Jan Kalff	Edgar D. Jannotta
Andrew J. McKenna	Robert S. Morrison	Edgar D. Jannotta	Edgar D. Jannotta	Lester B. Knight(3)	Lester B. Knight(4)
	Richard C. Notebaert	R. Eden Martin	Jan Kalff	J. Michael Losh	J. Michael Losh
	Gloria Santona	Richard B. Myers	J. Michael Losh	Richard C. Notebaert	Andrew J. McKenna
	Carolyn Y. Woo	Carolyn Y. Woo	R. Eden Martin	Gloria Santona	Robert S. Morrison
			Richard B. Myers	Carolyn Y. Woo	Richard B. Myers
John W. Rogers, Jr.

(1)
Chair.
(2)
Patrick G. Ryan served as Chair of the Executive Committee until his retirement as Executive Chairman on August 1, 2008.
(3)
Mr. Knight became a member of the Governance/Nominating Committee on November 21, 2008.
(4)
Mr. Knight stepped down as a member of the Organization and Compensation Committee on November 21, 2008.

Executive Committee

        When the Board of Directors is not in session, the Executive Committee is empowered to exercise the power and authority in the management of the business and affairs of Aon as would be exercised by the Board of Directors, subject to certain exceptions. The Executive Committee acted by unanimous written consent on two occasions in 2008.

Audit Committee

        In 2008, the Audit Committee met nine times. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the rules of the NYSE. All of the Committee members are financially literate. The Board of Directors has determined that each of John W. Rogers, Jr., the Chairman of our Audit Committee, Robert S. Morrison and Richard C. Notebaert is an "audit committee financial expert" within the meaning of rules promulgated by the SEC. The primary purposes of the Audit Committee are to assist the Board with the oversight of: (i) the integrity of Aon's financial statements and financial reporting process; (ii) Aon's compliance with legal and regulatory requirements and ethics programs established by management and the Board; (iii) the engagement of the independent auditor, and its qualifications, independence and performance; and (iv) the performance of Aon's internal audit function. In discharging this role, the Audit Committee is authorized to retain outside counsel or other experts as it deems appropriate to carry out its duties and responsibilities. In 2008, the Audit Committee formed a sub-committee to provide oversight with respect to certain anti-corruption matters, including the review of certain third party

Aon Corporation

payments by the SEC and the Financial Services Authority in the United Kingdom. The sub-committee met five times in 2008.

        The Audit Committee charter can be found on the corporate governance section of our website at http://www.aon.com/about-aon/corporate-governance/guidelines-policies/board-charters/amended-restated-audit-committee-charter.jsp. Additional information regarding the Audit Committee's responsibilities may be found in the section under the heading "Report of the Audit Committee."

Compliance Committee

        The Compliance Committee oversees Aon's policies, programs and procedures to ensure compliance with relevant laws, Aon's Code of Business Conduct, and other relevant standards. The Compliance Committee also monitors Aon's efforts to implement legal obligations arising from settlement agreements and other similar documents and performs other duties as directed by Aon's Board of Directors. Each member of the Compliance Committee is independent as defined by the NYSE listing standards. The Compliance Committee met four times during 2008.

Finance Committee

        The Finance Committee is responsible for assisting the Board with monitoring and overseeing Aon's balance sheet, including capital management strategy, capital structure, investments, returns and related policies, as well as reviewing and approving mergers, acquisitions and divestitures in accordance with policies established by the Board. The Finance Committee met six times during 2008.

Governance/Nominating Committee

        The Governance/Nominating Committee identifies and recommends to the Board of Directors candidates for service on the Board, reviews and recommends the renomination of incumbent Directors, reviews and recommends Committee appointments and leads the annual performance evaluation of the Board and its Committees. In addition, the Governance/Nominating Committee reviews and recommends governance guidelines for Aon to the Board of Directors and reviews related party transactions. Each member of the Governance/Nominating Committee is independent as defined by the NYSE listing standards. The Governance/Nominating Committee met six times during 2008.

        The Governance/Nominating Committee considers recommendations for Director candidates from Aon's Directors, executive officers and stockholders. The Governance/Nominating Committee will consider stockholders' recommendations. Recommendations, together with the name and address of the stockholder making the recommendation, relevant biographical information regarding the proposed candidate, and a description of any arrangement or understanding between the stockholder and the proposed nominee, should be sent to our Secretary. Consistent with the Governance Guidelines, the Governance/Nominating Committee considers a number of criteria in evaluating Director candidates, including professional background, expertise, reputation for integrity, business experience, leadership capabilities and potential contributions to the Board of Directors and Aon's management. The Governance/Nominating Committee also considers whether a potential nominee would satisfy the independence standards of the NYSE.

        When a vacancy exists on the Board of Directors due to the expansion of the size of the Board of Directors or the resignation or retirement of an existing Director, the Governance/Nominating Committee identifies and evaluates potential Director nominees. The Governance/Nominating

Aon Corporation

Committee has sole authority to retain and terminate any search firm to be used to identify Director candidates and sole authority to approve such search firm's fees and other retention terms.

        Candidates for Director are evaluated using the criteria discussed above and the existing composition of the Board of Directors, including its size, structure, backgrounds and areas of expertise of existing Directors and the number of independent and management Directors. The Governance/Nominating Committee also considers the specific needs of the various Board committees. The Governance/Nominating Committee recommends potential Director candidates to the full Board of Directors, which is responsible for final approval of any Director candidate. This process is the same for Director candidates who are recommended by our stockholders.

        Recommendations for Director candidates to stand for election at the 2010 Annual Meeting of Stockholders must be submitted in writing to the Secretary of Aon, 200 East Randolph Street, Chicago, IL 60601. Recommendations will be forwarded to the Chairman of the Governance/ Nominating Committee for review and consideration.

Organization and Compensation Committee

        The Organization and Compensation Committee (the "Compensation Committee") reviews and approves Aon's compensation philosophy as it applies to executive officers and more broadly. It annually reviews and determines the compensation of Aon's Non-Executive Chairman (and in 2008, Aon's Executive Chairman for the period commencing January 1 and ending August 1), as well as Aon's executive officers, including Aon's Chief Executive Officer subject to the input of the independent members of the Board. The Compensation Committee consults with the Chief Executive Officer on, and directly approves, the compensation of other executive officers, including special hiring and severance arrangements. The Compensation Committee administers the Aon Stock Incentive Plan (and its predecessor plans), including granting stock options and stock awards (other than awards to the Chief Executive Officer, the current Non-Executive Chairman and the former Executive Chairman, which awards are approved by the independent members of the Board) and interpreting the plan, and has general administrative responsibility with respect to Aon's other U.S. employee benefit programs. In addition, the Compensation Committee makes recommendations to the Board concerning Directors' compensation and certain amendments to U.S. employee benefit plans or equity plans. The Compensation Committee may delegate its authority to sub-committees when appropriate, although it did not do so in 2008. The Compensation Committee met ten times during 2008. The Compensation Committee charter can be found on the corporate governance section of our website at http://www.aon.com/about-aon/corporate-governance/guidelines-policies/board-charters/organization-compensation-committee-charter.jsp.

  Process of Determining Executive Compensation

        The role of Aon management is to assist the Compensation Committee in managing the Company's executive and Director compensation programs. Direct responsibilities of management include, but are not limited to:

  •
  Recommending compensation increases, awards and incentives for executive officers other than the Chief Executive Officer and Executive Chairman;

  •
  Providing an ongoing review of the effectiveness of the Company's compensation programs and aligning the programs with the Company's objectives;

Aon Corporation

  •
  Designing and recommending the amendment of long-term and short-term cash and equity-based incentive plans; and

  •
  Designing and recommending the amendment of U.S. employee benefit plans.

        The independent non-employee directors met in the first quarter of 2009 to evaluate the performance, and review the compensation, of the Chief Executive Officer and the former Executive Chairman. The Compensation Committee evaluated the performance, and reviewed the compensation, of all other executive officers. At that time, the Compensation Committee also approved for each executive officer a target annual incentive for 2009 performance and the specific corporate performance metric that Aon's performance would be measured against. The Compensation Committee also established the individual performance goals for 2009 of our Chief Executive Officer. The Chief Executive Officer approved the business unit and individual performance goals of all executive officers reporting to him.

        In November 2008, management presented the Compensation Committee with compensation tally sheets reporting compensation paid through October 2008 and competitive pay data. Those materials were reviewed, discussed and updated over the course of several meetings of the Compensation Committee. The Compensation Committee also reviewed and considered the overall performance of Aon against a target that was established for 2008 and, in the case of certain executive officers, individual performance, culminating in certain compensation decisions made by the Compensation Committee at its meeting in February 2009. The performance metrics, tally sheets, and the Compensation Committee's decisions with respect to the compensation of our executive officers are described under "Executive Compensation—Compensation Discussion and Analysis."

  Relationship with Executive Compensation Consultant

        Since 2005, the Compensation Committee has retained Frederic W. Cook & Co., Inc. as its independent executive compensation consultant. The consultant provides expertise on various matters coming before the Compensation Committee. The consultant is engaged by, and reports directly to, the Compensation Committee. The consultant does not advise Aon's management or receive other compensation from Aon. George Paulin, the Chief Executive Officer of Frederic W. Cook & Co., Inc., typically participates in all meetings of the Compensation Committee during which executive compensation matters are discussed and communicates between meetings with the Chairman of the Compensation Committee. During 2008, the consultant assisted the Compensation Committee by: providing insights and advice regarding Aon's compensation philosophy, objectives and strategy; developing criteria for identification of Aon's peer group for executive compensation and company performance review purposes; reviewing management's proposed changes to the short-term incentive compensation program for future years; and providing comments on management's recommendations regarding executive officers' bonuses for 2008 and equity-based awards granted in 2008. With the Compensation Committee's support, management periodically retains other consulting firms to provide pay survey data and other non-executive compensation services.

Compensation Committee Interlocks and Insider Participation

        During 2008, the Compensation Committee was composed of Richard C. Notebaert (Chairman), Edgar D. Jannotta, Lester B. Knight, (until he stepped down from the Committee effective November 21, 2008), J. Michael Losh, Andrew J. McKenna, Robert S. Morrison and Richard B. Myers. No member of the Compensation Committee was, during 2008 or previously, an officer or employee of Aon or any of its subsidiaries. In addition, during 2008, there were no compensation committee interlocks required to be disclosed.

Aon Corporation

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees Aon's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the reporting process. Ernst & Young LLP ("E&Y"), Aon's independent registered public accounting firm for 2008, is responsible for expressing opinions on the conformity of Aon's audited financial statements with generally accepted accounting principles and the effectiveness of Aon's internal control over financial reporting.

        In this context, the Audit Committee reviewed and discussed with management and E&Y the audited financial statements for the year ended December 31, 2008, as well as management's assessment of the effectiveness of Aon's internal control over financial reporting and E&Y's evaluation of Aon's internal control over financial reporting. The Audit Committee has discussed with E&Y the matters that are required to be discussed by Auditing Standards, the SEC and other regulatory agencies (Communication with Audit Committees).

        In addition, the Audit Committee has discussed with E&Y the independence of that firm from Aon and its management, including the matters in the written disclosures required by Rule 3526 of the Public Company Accounting Oversight Board (Communication with Audit Committees Concerning Independence). The Audit Committee has also considered whether E&Y's provision of non-audit services to Aon is compatible with maintaining E&Y's independence. The Audit Committee has concluded that E&Y is independent from Aon and its management.

        The Audit Committee discussed with Aon's internal auditors and E&Y the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Aon's internal controls, and the overall quality of Aon's financial reporting.

        In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. The Audit Committee has approved, and the Board of Directors has requested that stockholders ratify, the selection of E&Y as our independent registered public accounting firm for the year 2009.

John W. Rogers, Jr., Chairman R. Eden Martin Robert S. Morrison	Richard C. Notebaert Gloria Santona Carolyn Y. Woo

Aon Corporation

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP ("E&Y") as Aon's independent registered public accounting firm for the year 2009, subject to ratification by our stockholders. E&Y was first retained as Aon's independent registered public accounting firm in February 1986. Although this appointment is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment of the independent registered public accounting firm for the year 2009. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting, the Audit Committee will reconsider the appointment, but may decide to maintain its appointment of E&Y.

        We anticipate that a representative of E&Y will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to any appropriate questions that may be submitted by stockholders at the Annual Meeting.

        OUR BOARD OF DIRECTORS AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

         Audit Fees.     Fees for audit services totaled approximately $19.5 million in 2008 and $22.1 million in 2007. For both years, audit fees included services associated with the annual audit, including fees related to Sarbanes-Oxley Section 404, the reviews of Aon's documents filed with the SEC, and statutory audits required domestically and internationally. Fees for required statutory audits and attestation reports in various domestic and foreign jurisdictions included in the amounts above were approximately $11.6 million in 2008 and $12.6 million in 2007, respectively.

        Audit-Related Fees.     Fees for audit-related services totaled approximately $2.4 million in 2008 and $1.9 million in 2007. Audit-related fees include services such as employee benefit plan audits, other attestation services, due diligence in connection with acquisitions and accounting consultations not included in audit fees.

        Tax Fees.     Fees for tax services, including tax compliance, tax advice and tax planning totaled approximately $2.9 million in 2008 and $2.5 million in 2007.

        All Other Fees.     Fees for all other services not included above totaled approximately $0.1 million for each of 2008 and 2007.

Audit Committee's Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Each pre-approval provides details regarding the particular service or category of service to be provided and is subject to a specific engagement authorization. The Audit Committee requires that the independent registered public accounting firm and management report on the actual fees charged by the independent registered public accounting firm for each category of service at Audit Committee meetings held during the year.

Aon Corporation

        The Audit Committee acknowledges that circumstances may arise throughout the year that require the engagement of the independent registered public accounting firm to provide additional services not contemplated in the Audit Committee's initial pre-approval process that occurs on an annual basis. In those circumstances, the Audit Committee requires that specific pre-approval be obtained before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. Such pre-approvals are reported to the Audit Committee at the next scheduled Audit Committee meeting.

        All audit and non-audit services provided by the independent registered public accounting firm during 2008 were pre-approved in accordance with Aon's pre-approval policy as described above.

Aon Corporation

COMPENSATION COMMITTEE REPORT

        The Organization and Compensation Committee of the Board of Directors of Aon has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and set forth in this proxy statement.

        Based on its review and discussions with management, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and Aon's Annual Report on Form 10-K.

        This Report is provided by the Organization and Compensation Committee, which is composed entirely of the following independent Directors:

Richard C. Notebaert, Chairman Edgar D. Jannotta Lester B. Knight*	J. Michael Losh Andrew J. McKenna Robert S. Morrison Richard B. Myers
*
Served as a member of the Organization and Compensation Committee until November 21, 2008.

Aon Corporation

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        Our Performance    We delivered strong business results in 2008. We significantly improved adjusted earnings per share ("EPS"). Our adjusted pretax margin also improved. Organic revenue grew by 2% despite a soft market and a very challenging economic environment. We aligned our core product portfolio around risk advice and human capital solutions through key sales and acquisitions. We are well positioned for future growth. Our world-class leadership in risk advice and human capital solutions drove these operational accomplishments.

        We believe these results are particularly impressive compared to the results of our industry peers and against a backdrop of weak economic conditions globally. The closing price of Aon Common Stock was down 4% at year-end 2008 as compared to 2007. The share prices of our primary industry peers, including Marsh & McLennan Companies, Inc. (8% decline) and Willis Group Holdings Limited (34% decline), as well as the benchmark S&P 500 (39% decline) fared poorly by comparison.

        Our Compensation    We awarded our named executive officers for their dedication and achievement in 2008 with compensation directly linked to performance. Our Chief Executive Officer, Mr. Case, received an annual bonus of $1,772,000, 79% of his 2008 target annual bonus. The remaining named executive officers received, on average, 74% of their target annual bonuses. In early 2009, we settled performance share units granted to certain of our named executive officers in 2006. Those units were linked to 2006-2008 corporate performance. The units were settled, and shares of Common Stock were awarded, at 149% of target due to the superior performance of Aon over that three-year period, as measured by cumulative adjusted EPS. Our cumulative adjusted EPS for the period was $8.42, far exceeding the target of $6.98. In 2008 we granted similar performance share units to certain of our named executive officers, the value of which is wholly dependent on corporate performance for 2008-2010.

        No base salary adjustments were made for any named executive officer in 2008 or 2009 to date, with the exception of two officers who assumed significantly greater responsibilities in early 2008. During 2008, we amended the change-in-control severance benefits available to certain of our named executive officers to better align with market practice.

        Although we did not previously conduct a formal risk assessment of our compensation program, we believe the current mix of short and long-term incentives does not encourage excessive risk-taking.

        We believe our compensation program achieved its purpose in 2008. We are in the process of assessing whether any changes will be required in 2009 to address the uncertainty of the economic climate.

Objectives of Our Compensation Program

        We seek to build the pre-eminent risk advice and human capital management firm in the world. We will accomplish this by providing clients with world-class advice, solutions, innovation and execution. To achieve those objectives, we must be the destination of choice for the best talent. Our compensation program supports this business strategy and fundamentally aligns the financial interests of our executives with those of our stockholders. This is true in the short and long term. We strive to maximize stockholders' return through growth in pre-tax net income and EPS.

Aon Corporation

        We have a guiding philosophy with regard to variable components of compensation, such as equity-based awards and annual bonuses. This philosophy dictates that our stockholders should always benefit first before any element of our executives' variable compensation is earned or paid.

        Under our annual bonus program, a minimum level of corporate performance must be achieved before any bonus is earned. We carefully set that minimum each year. Aon must demonstrate superior performance for our annual bonus program to reward our executives at the highest levels.

Components of Total Compensation

        The key components of our compensation program are:

  •
  Long-term equity based awards, which include:

    Performance share units that vest after three years and the value of which are tied to Aon's achievement of a cumulative three-year performance objective;

    Stock options that vest ratably over a three-year period and the value of which is tied to the fair market value of Aon's Common Stock over time; and

    Restricted stock units that vest ratably over a three-year period are awarded in lieu of a portion of the cash payment under our annual bonus program; and, for this reason, are performance-based compensation;

  •
  Performance-based annual cash bonus;

  •
  Base salary;

  •
  Personal benefits and executive benefits;

  •
  Broad-based employee benefits; and

  •
  Post-termination compensation.

Aon Corporation

        The table below describes our rationale for providing each component of pay and the factors that we consider in determining the amounts for a given year.

Component	Purpose	Factors Considered
Equity-Based Awards	Long-term incentive to focus executives' efforts on increasing long-term stockholder value and align with stockholder interests; encourage executive retention through vesting provisions typically connected with equity awards; and encourage ownership of Aon stock	Executive's past performance; expectations regarding executive's future contribution to Aon; and market pay data as a reference point for grant values
Annual Bonus (target and actual)	Short-term incentive to achieve select annual performance objectives

Expectations or opinions regarding the executive's qualitative and quantitative contributions to company-wide and business unit performance; scope of job responsibilities; and market pay data as a reference point

Base Salary	Stream of income provided throughout year in exchange for performance of specific job responsibilities	Scope of job responsibilities; historical pay and responsibilities; tenure; contractual commitments; and market pay data as a reference point
Personal Benefits and Executive Benefits

Attraction and retention of top talent; with regard to executive benefits, provide mechanism to accumulate retirement benefits; with respect to personal use of corporate assets, allow for most effective time management

Perquisites or benefits received from prior employer to the extent necessary to attract and retain talent; time management factors
Broad-based Employee Benefits	Provide opportunity to save for retirement and protect against catastrophic incidences (healthcare, disability and life insurance coverage)	Market practices
Post-Termination Compensation	Provide temporary income stream following involuntary termination of employment and, in the case of change-in-control protection, to provide for continuity of management during that event	Executive's role within organization; market practices

Benchmarking of Target Total Direct Compensation

        We set executive compensation at levels that are appropriate and competitive for professional services companies within our market sector and the general industry marketplace. We review annual financial reports filed by our peer group. We also annually review the levels of executive officer

Aon Corporation

compensation from global pay surveys provided by Hewitt Associates, Inc. We compare the target total direct compensation (defined as base salary plus target bonus plus equity-based awards) for our named executive officers to the target total direct compensation for executives at selected peer companies where job descriptions are sufficiently similar to those of our executives.

        We considered the following companies as our peer group for 2008:

Accenture Ltd.	CNA Financial Corporation	Marsh & McLennan Companies, Inc.
AFLAC Incorporated	Comerica Incorporated	Principal Financial Group, Inc.
Assurant, Inc.	E*Trade Financial Corporation	The Progressive Corporation
Bear Stearns Companies Inc.*	Fidelity National Financial, Inc.	SLM Corporation
Capital One Financial Corporation	Genworth Financial, Inc.	TD Ameritrade, Inc.
Charles Schwab & Co., Inc.	The Hartford Financial Services Group, Inc.	Transatlantic Holdings, Inc.
Chubb	Lincoln National Corporation	UnumProvident Corporation
CIT Group Inc.	Loews Corporation	Willis Group Holdings Limited

*
Acquired by JPMorgan Chase & Co. effective May 30, 2008.

        We utilized this same peer group in 2007. The peer group was approved by the Organization and Compensation Committee of Aon's Board of Directors (referred to herein as the "Compensation Committee" or "Committee").

        We selected the peer group members based upon three criteria. They are global financial services industry companies or major consulting firms with whom we compete for executive talent or financial capital. With the exception of Willis Group Holdings Limited, which is a direct competitor, the peer group is generally comprised of companies that are between one-third and three times our size in revenues. Lastly, each company provides public disclosure regarding its executive compensation. The peer group represents seven financial industry Global Industry Classification Standard sectors.

How We Determine Total Compensation

        As described above, market data is helpful in determining the competitive level of various elements of direct compensation. However, for 2008 we did not generally have a target for the total compensation to be delivered to each executive officer. We did not target a certain percentile of total compensation or a particular component or subset of compensation with regard to the benchmark. We did not use a specific formula to set total compensation either in relation to market data, the relative mix of pay components or otherwise. A decision regarding one component of compensation had only an indirect link to decisions regarding other pay components.

        We do, from time to time, factor internal pay fairness considerations into compensation decisions. We describe herein those considerations regarding 2008 compensation decisions related to our named executive officers.

        We generally targeted a competitive level and mix of total compensation elements using market data simply as a reference point. This was not a mechanical process. Rather, we used our judgment and business experience. Overall, our intent was to manage the various elements of total compensation together so that the emphasis was on long term equity awards and annual bonus that fluctuate based on the performance of Aon.

Aon Corporation

        Based on the FAS No. 123(R) grant date fair values of the long-term equity awards made to our named executive officers, performance-based compensation for 2008 ranged from 20%-88% of total direct compensation, as follows:

A Named Executive Officer	B Performance-Based Pay(1)	C Total Direct Compensation(2)	D % of Pay Linked to Performance [Column B ÷ Column C]

Case	$9,072,659	$10,572,659	86%
Davies	$1,929,314	$3,679,314	52%
Bolger	$191,250	$941,250	20%
McGill	$4,491,979	$5,509,013	82%
Appel	$4,298,964	$5,208,836	83%
Devine	$4,263,997	$5,161,914	83%
Ryan	$4,879,843	$5,536,093	88%

(1)
The amounts in this column are the sums of: (A) the cash portion of the executive's bonus paid for 2008 performance plus (B) the FAS No. 123(R) grant date fair value of all performance-based equity awards granted to the executive during 2008.

(2)
The amounts in this column are the sums of: (A) the executive's 2008 base salary; (B) any other non-performance based direct compensation paid for 2008 service; and (C) the sum shown in Column B.

        This supplemental table is not required by the SEC. It is provided to demonstrate the link between performance and our executives' total direct compensation. Please refer to the Summary Compensation Table for Fiscal Years 2008, 2007 and 2006 for complete disclosure of the total compensation of our named executive officers, according to the SEC requirements.

        As the chart demonstrates, we strive to link our executive's pay to performance at greater rates for our more senior executives. Given the responsibility of our Chief Executive Officer to drive performance results for Aon, and his success in achieving those results as further described below, 86% of Mr. Case's total direct compensation for 2008 was linked directly to the performance of Aon.

        The smaller percentages of performance-based pay for Mr. Bolger and Ms. Davies resulted from unique circumstances. Mr. Bolger entered into a transition agreement with Aon during the last half of 2007, and his compensation for 2008 was not generally structured as performance-based pay due to the transitional nature of his duties as described in this proxy statement under the heading "Employment Agreements and Other Compensation Arrangements" in the narrative following the table captioned "Grants of Plan-Based Awards in Fiscal Year 2008." Ms. Davies entered into an employment agreement with Aon in the last quarter of 2007 and, to attract her from her position at another public company, her agreement provides for a guaranteed bonus payment for the first year of employment only.

Our Use of Tally Sheets

        In connection with our annual compensation review process, as described in the section of this proxy statement captioned Corporate Governance, the Committee reviews compensation tally sheets. The tally sheets assign dollar amounts to each component of the executive's compensation, including outstanding equity awards, current bonus and base salary, deferred compensation, employee benefits (including supplemental pension benefits), perquisites and potential change-in-control severance

Aon Corporation

payments. The tally sheets are presented to the Committee to ensure it is aware of all compensation elements and the value of such elements.

Involvement of Mr. Case and Mr. Ryan in the Compensation Process

        Each year the Committee approves all elements of our executive officers' compensation. These decisions are typically made during the annual compensation review process conducted in the first calendar quarter. The Committee solicits certain recommendations from Mr. Case and the independent members of Aon's board who do not serve on the Committee. With regard to the annual review process in 2008 and earlier years, the Committee sought certain recommendations from Mr. Ryan.

        Mr. Case recommends to the Committee the equity award, annual bonus and base salary adjustment, if any, for the executive officers who report directly to him. He has direct knowledge of the contributions made by those executive officers to Aon and he shares this knowledge with the Committee. Mr. Case supports his recommendations by providing performance evaluations for his direct reports.

        During the annual review process, Mr. Case and the Chairman of the Committee work together on Mr. Case's annual evaluation report, which summarizes Mr. Case's performance against the quantitative and qualitative objectives established for him. The report is considered in the determination of Mr. Case's compensation, along with other factors, including the Committee's own assessment of Mr. Case's performance, relevant market data and Aon's overall performance.

        During the annual review process in 2008, the Committee conducted a similar assessment of Mr. Ryan's performance. The Committee measured his performance against the quantitative and qualitative objectives established for him. The Committee determined Mr. Ryan's 2008 compensation after considering Mr. Ryan's performance review along with other facts, including the Committee's independent assessment of Mr. Ryan's performance, relevant market data and Aon's overall performance.

        The Committee has the ultimate authority to make compensation decisions. The Committee discusses its preliminary compensation decisions with the independent members of the board who do not serve on the Committee. This process garners valuable input from those directors regarding the executives' performance. The sharing of performance review information also aids the directors in carrying out their succession planning responsibilities. After considering input from those directors, the Committee makes its final determination.

        Mr. Case together with the Company's Global Head of Human Resources and the Company's Chief Financial Officer make recommendations to the Committee relating to the corporate performance targets to be established under the Company's Executive Bonus Plan and multi-year Leadership Performance Programs, which are described below under the heading "Explanation of 2008 Compensation Components." The Committee reviews such recommendations with its independent executive compensation consultant and reserves the ultimate authority to set such targets and to determine whether such goals were achieved.

Explanation of 2008 Compensation Components

  Equity-Based Awards

        The Aon Stock Incentive Plan, as amended and restated in 2006 (the "Stock Plan"), authorizes the grant of a variety of equity compensation awards. It authorizes the issuance of performance awards,

Aon Corporation

stock options and restricted stock units—the three forms of equity compensation granted to our named executive officers in 2008.

        Performance Awards    In the first quarter of 2008, we granted performance share units to our executive officers, including each named executive officer other than Mr. Bolger, pursuant to our "Leadership Performance Program" ("LPP 3"). LPP 3 is a sub-plan of the Stock Plan. It is intended to further strengthen the relationship between capital accumulation for our executives and long-term company financial performance and stockholder value. The performance share units are payable in shares of Common Stock. The nominal value of the awards was determined by the Committee. The number of target performance share units was calculated on the date of grant based on that day's average of the high and low trading prices of Common Stock, in accordance with the terms of the Stock Plan, and represented 80% of the nominal value of LPP 3 awards. The terms and conditions applicable to the performance share units, including the vesting provisions, are described in the footnotes to the Termination and Change-in-Control Tables in this proxy statement.

        The units will be earned and settled in a range of 0% to 200% of target value based on performance results over a three-year performance period. The performance period began January 1, 2008, and will end on December 31, 2010. The performance results will be measured against the specified cumulative EPS target for 2008-2010. After adjustments for a gain on the sale of land and business acquisition costs, the cumulative target ranges from $8.35, below which no payout will occur, to $9.70, which would yield a payout of 200% of the target award value. A result of $8.85 in cumulative EPS would yield a payout, and settlement in shares of Common Stock, at 100% of target. This target represents a 14% increase over the adjusted baseline for a similar Leadership Performance Program established for the performance period 2007-2009 ("LPP 2"). The target represents an aggressive, yet achievable, performance goal.

        In determining the individual awards under LPP 3, the Committee reviewed peer group market data, where available, for each executive to determine the appropriate long-term value of such awards. For example, the market data relevant to Mr. Case and Mr. Ryan supported larger awards to them than the awards granted to the other named executive officers. The Committee determined that combining performance share units with stock options (as described below) under LPP 3 provides the requisite incentive for the executives to achieve specific corporate performance goals that enhance the value of Aon's stock. The three-year performance period and a performance target based upon Aon's EPS were selected to provide the award recipients a reasonable period of time within which to achieve and sustain challenging long-term growth objectives.

        The Committee did not consider the number or value of equity- based awards previously granted to, or currently held by, our named executive officers in determining individual awards for 2008. Past awards were granted to induce performance in prior years. As a result, they were not viewed as significant in determining the 2008 awards to the named executive officers.

        We made similar awards of performance share units to certain of our named executive officers under LPP 2, which was adopted for the performance period beginning January 1, 2007 and ending December 31, 2009, and under our very first Leadership Performance Program ("LPP 1"), adopted for the performance period beginning January 1, 2006 and ending December 31, 2008. Thus, the awards we granted in 2008 formed the third layer of consecutive three-year performance awards for certain of our named executive officers.

        In early 2009, we determined the actual achievement under LPP 1, and settled the performance units in shares of Common Stock. The cumulative EPS target ranged from $6.72, below which no

Aon Corporation

payout was due to occur, to $8.44, which would have yielded a payout at 150% of the target award value. A result of $6.98 in cumulative adjusted EPS would have yielded a payout at 100% of target. Our actual cumulative adjusted EPS for the three-year period were $8.42, resulting in a payout at 149% of target. Each of our named executive officers other than Ms. Davies participated in LPP 1.

        We do not pay dividends or dividend equivalents on performance shares.

        Stock Options    In the first quarter of 2008 in connection with LPP 3, we granted stock options to certain of our named executive officers. Stock options represented 20% of the total value of LPP 3 awards, converted on a 3:1 basis using a Black-Scholes valuation. The stock options vest ratably over the three-year performance period. The terms and conditions applicable to the stock options are described in the footnotes to the Termination and Change-in-Control Tables in this proxy statement. We grant stock options as an additional way to motivate our executive officers. The stock options provide value only if our stock price increases.

        Restricted Stock Units    In the first quarter of 2008 we granted time-vested restricted stock units to certain of our named executive officers in connection with Aon's "Incentive Stock Program." That program provides executives with a portion of their 2007 annual bonus in the form of restricted stock units. The primary goals of the program are to further focus the employees' attention on the longer-term performance of the Company as a whole, and to further promote employee retention and stock ownership.

        The restricted stock units vest ratably over a three-year period. Vesting is contingent on the executive's continued employment and other conditions as described in the footnotes to the Termination and Change-in-Control Tables in this proxy statement. The restricted stock units are settled in Common Stock. We provide dividend equivalents on unvested restricted stock units in cash at the time actual dividends are declared for stockholders.

  Performance-Based Annual Bonus

        Eligibility    For 2008, with the exception of Ms. Davies, our named executive officers were eligible to receive a bonus only if Aon satisfied 85% of a pre-determined performance target under Aon's shareholder-approved Senior Officer Incentive Compensation Plan, as amended and restated in 2006 (the "Executive Bonus Plan"). Ms. Davies' bonus was guaranteed under her employment agreement for her first year of employment only. Aon achieved 94.2% of the 2008 performance target. Thus, each of the named executive officers was bonus eligible.

        Performance Target    The 2008 performance target was pre-tax income from continuing operations ("PTI") of $1,237 million, adjusted for extraordinary or unusual items such as restructuring charges and gains or losses from the sale of a business or asset. This measure was selected by the Committee in early 2008 to emphasize performance of Aon as a whole and directly link executives' awards to Aon's key business initiatives of delivering distinctive client value and achieving operational excellence. In combination with the performance targets established under LPP 1-3 (i.e. cumulative EPS), we believe the selection of performance targets balanced the executives' short and long-term perspective appropriately.

        The 2008 PTI target was set at a level substantially higher than Aon's 2007 actual adjusted PTI. We also considered the past performance of our peer group in setting the target. We believe that the 2008 target was achievable but challenging. We set the minimum threshold at 85% because we believed

Aon Corporation

performance below that level would not create sufficient value for our stockholders and, therefore, should not result in bonus payments.

        Maximum and Target Bonus    Each named executive officers' bonus was capped at $5 million under the Executive Bonus Plan. The bonus range for each named executive officer was further capped at a multiple of three times his or her target bonus. Within the framework of the Executive Bonus Plan, in the first quarter of 2008 we set bonus eligibility for certain of our named executive officers as a target percentage of the executive's base salary at year-end, subject to foreign currency adjustment. The target percentage for each named executive officer other than Mr. Bolger was 150%. Mr. Bolger's target bonus was established pursuant to his Transition Agreement, and was $112,500 for each month he served in the role as our Chief Financial Officer during 2008.

        Bonus Pool Funding    In the first quarter of 2008, the Committee approved a formula for funding the annual bonus payments under the Executive Bonus Plan for 14 executives that comprised Aon's executive management committee. That group included each of the named executive officers other than Mr. Bolger. Mr. Ryan was included until his retirement on August 1, 2008.

        The funding formula was based on Aon's performance as measured by (i) achievement of targeted PTI; (ii) growth in planned PTI in 2008 as compared to 2007; and (iii) the amount of Aon's organic revenue growth. The formula provided that no funding was to occur unless Aon achieved the minimum threshold of 85% of the 2008 PTI target established for the Executive Bonus Plan. If that minimum threshold was achieved, the formula provided further graduated thresholds for various levels of growth compared to planned PTI in 2008 that would be applied to fund the pool, using a percentage varying from 15% to 250% of the targeted pool amount. The planned PTI growth rate was 13% growth over 2007 growth. The incentive pool funding was determined by the aggregate of each Executive Committee member's individual targeted 2008 bonus multiplied by a percentage varying from 15% to 250% depending on Aon's growth in PTI in 2008 as compared to target PTI.

        After the funding of the pool was determined based on Aon's achievement of the 2008 PTI target and its growth in planned PTI in 2008 compared to 2007, the formula provided that organic revenue growth would be used to modify the pool funding by a graduated amount dependent upon the percentage of Aon's 2008 organic revenue growth. Organic growth of 4.5% or more was needed to increase the pool funding. Organic growth below 3% resulted in a 25% reduction of pool funding. These modifications overall could range from a maximum increase in pool funding of an additional 50% of the targeted pool amount to a maximum decrease in pool funding of 25% of the funded pool amount. The calculation of the final pool funding when all three company performance metrics had been considered provided for a possible range of 0-300% of the targeted pool amount.

        The funding formula further provided that if the pool was funded to any extent, the actual 2008 bonuses for eligible executives would then be determined by the Committee in its sole discretion. It was anticipated that the Committee would consider, among other factors, the executive's targeted bonus allocation in determining the executive's actual bonus; however, the Committee reserved the right to exercise its discretion to set bonuses at levels higher or lower than the targeted allocations.

        Determination of Actual Bonuses    During the first quarter of 2009, the Committee determined that Aon's PTI, after permitted adjustments for extraordinary or unusual items, was $1,165 million, or 94.2% of target. The Committee then determined the actual bonuses payable to the named executive officers for 2008, taking into consideration the funding formula for the bonus pool as described herein. Under the funding formula, the bonus pool would be 54% funded based upon actual adjusted PTI for

Aon Corporation

2008 ($1,165 million), growth in adjusted PTI in 2008 as compared to 2007 (6.5%) and 2008 organic revenue growth of 2%.

        The Committee chose to exercise negative discretion with regard to each of the named executive officers. In other words, none received their maximum bonus of the lesser of $5 million or 3 times their target bonus. In fact, none received equal to or more than their target bonus.

        In addition to considering the bonus allocated uniformly based on the funding formula, the Committee considered objective and subjective criteria regarding each executive's individual performance. Factoring individual performance into the analysis allowed the Committee to differentiate among the 14 executives eligible under the plan and emphasize the link between individual performance and compensation. No specific weighting was given to individual performance by the Committee when considering actual bonus awards.

        The following table sets forth the target bonus and actual bonus paid to each of our named executive officers, and it provides a breakdown between the portion of each such executive's bonus allocated uniformly based on the bonus pool funding formula and the additional supplemental amount:

Named Executive Officer	Target Bonus	Bonus Allocated Uniformly Based on Funding Formula	Supplemental Amount	Total Actual Bonus

Case	$2,250,000	$1,210,000	$562,000	$1,772,000
Davies	$1,125,000	$590,625	$409,375	$1,000,000
Bolger	$281,250	$151,875	$39,375	$191,250
McGill	$1,525,551	$750,000	$318,041	$1,068,041
Appel	$1,425,000	$750,000	$350,000	$1,100,000
Devine	$1,425,000	$750,000	$350,000	$1,100,000
Ryan	$984,375	$424,000	$196,000	$620,000

        In determining the bonus paid to Ms. Davies, the Committee considered her individual performance, her contributions to the company's strong performance, and the contractual guarantee set forth in her employment agreement.

        With respect to the bonus of Mr. Case, the Committee considered its assessment of his individual performance and his contribution to the financial performance of our company. The Committee also considered other intangible factors.

        For 2008, generally all annual bonuses for executive officers are payable 80% in cash and 20% in restricted stock units. Pursuant to the Transition Agreement that we entered into during 2007 with Mr. Bolger and the employment agreement we entered into with Ms. Davies, the 2008 bonuses payable to them were paid fully in cash. Mr. Ryan's 2008 bonus was also paid fully in cash.

  Mr. Ryan's Total Direct Compensation

        With regard to each of its named executive officers, the Committee generally follows the compensation philosophy described herein. With regard to the compensation of Mr. Ryan, the Committee utilized one additional principle prior to Mr. Ryan's retirement on August 1, 2008. It targeted Mr. Ryan's total direct compensation at roughly 60% of the total direct compensation paid to Mr. Case. The rationale was that the demands on Mr. Ryan had diminished since he stepped into the Executive Chairman role.

Aon Corporation

  Internal Pay Fairness Considerations for Other Executive Officers

        In determining an executive officer's target bonus or long-term performance award value, the Committee will, from time to time, consider internal pay fairness factors. However, the Committee has not adopted a broad internal pay equity policy pursuant to which each executive officer's compensation, or one or more components thereof, is tied to or targeted against the compensation of other executive officers.

        During 2008, the Committee determined that Messrs. McGill, Appel and Devine would each be eligible for a target bonus of 150% of base salary. They also received awards under LPP 3 valued at approximately $3,000,000 each. By design, the bonus targets and long-term equity awards were established to provide parity to those officers who serve as leaders of Aon's global business units. Other than with regard to Messrs. Ryan, McGill, Appel and Devine, internal pay equity was not a factor in the Committee's compensation decisions with regard to the other named executive officers during 2008.

  Base Salary

        Base salary is a fixed component of compensation and is initially set at a level based primarily upon the executive's job scope or level of responsibility. The base salaries of our senior-most executives are adjusted rarely, as our general practice is to increase other components of pay based upon superior performance. However, base salaries may be adjusted to, among other things, recognize a significant change in job function or responsibilities, which occurred for two of our named executive officers in 2008.

        Effective March 13, 2008, the Committee approved an increase to the annual base salary of Mr. Appel and Mr. Devine to $950,000 each. These changes were made in recognition of the fact that both officers had recently assumed significantly greater job responsibilities. Mr. Appel had assumed the role of Chief Executive Officer of Aon Re Global in addition to his current role of Chairman, Aon Consulting Worldwide. Mr. Devine assumed the global responsibilities in his roles as Executive Vice President of Aon and President, Aon Risk Services. No other base salary adjustments were made for our named executive officers during 2008 or to date in 2009.

  Personal Benefits and Executive Benefits

  Personal Benefits

        During 2008 we provided personal benefits to our named executive officers as a component of their total compensation. We do not emphasize personal benefits in our executive compensation practices.

        We allowed personal use of company-owned or leased aircraft by certain of our named executive officers. In most cases, such use allowed the executives to use their time more efficiently and ensured their quick availability, which benefited Aon. When executive officers use our aircraft for company business and there are vacant seats on the flights, they may at times invite family members or guests to accompany them.

        Ms. Davies relocated to Chicago from the west coast in late 2007 to become our Chief Financial Officer. In connection with her relocation, we provided her with our standard executive relocation benefits. Those benefits include a guaranteed buyout of up to the appraised value of the primary residence she was selling through a third-party sale with our specified relocation vendor. However, in lieu of contracting with the third-party to sell her home and proceeding with the guaranteed buyout, we

Aon Corporation

determined that it was potentially less expensive overall for Aon to allow Ms. Davies to accept an arms-length offer for her home that was $100,000 under the appraised value. We then paid Ms. Davies the $100,000 shortfall and provided a one-time tax gross-up to her on such payment.

        With regard to other forms of personal benefits, such as tax equalization payments and expatriate allowances, that are typically provided by our competitors to their executives when asked to work in locations other than their home countries, we feel we must provide these personal benefits to our executives who work outside of their home countries to attract and retain the best talent.

  Executive Benefits

        In addition to Aon's broad-based employee benefit programs that are available to Aon employees generally (such as health coverage, 401(k) salary deferrals, etc.), each of our named executive officers other than Mr. McGill (who does not participate in our U.S. executive benefit programs) were eligible to participate in a deferred compensation program, a supplemental pension program and a supplemental savings plan. In addition, in 2008 the Committee approved an executive health screening program available to all members of Aon's executive management committee, including certain of the named executive officers. Additional information regarding our executive benefits is set forth in the "Pension Benefits in Fiscal 2008" section of this proxy statement.

  Deferred Compensation Program

        We maintain a Deferred Compensation Plan ("DCP") that allows certain employees, including our named executive officers, to defer receipt of their salary and/or annual incentive payments into Common Stock or accounts that mirror several different investment funds. Participants may defer up to 75% of salary and up to 100% of their annual bonus until the date(s) they have specified in accordance with the DCP's distribution provisions. Under the DCP we do not credit above-market interest on deferred compensation, as that term is defined in the U.S. Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

        We are not required to make any contributions to the DCP. We do not fund the DCP, and participants have an unsecured contractual commitment by Aon to pay the amounts due under the DCP. When such payments are due, the distributions will be made from our general assets. We have purchased corporate-owned life insurance to offset a portion of this liability.

  U.S. Supplemental Pension Program

        The supplemental pension program is a non-qualified, deferred compensation plan that provides eligible U.S. employees, including executives hired on or before December 31, 2003, with the opportunity to receive benefits that could not be earned under the qualified pension plan because of tax limitations and the specific provisions of such plan. Our ability to offer participation in the plan helped us attract and retain our top talent. For certain key executives, including Messrs. Ryan and Bolger, we have granted additional service credits to be applied in determining their supplemental pension benefits, particularly where an executive lost similar supplemental pension benefits in connection with his or her previous employer upon joining Aon.

        The plan contains limitations on compensation and benefits in order to strike a balance between the retentive effects and expense of the plan. In addition, there are minimum age and service requirements (attainment of age 50 and 10 years of benefit accrual service) and for years after 2001 and prior to 2006, earnings in excess of $500,000 were not included in the calculation of basic benefits.

Aon Corporation

Effective January 1, 2007, we amended the plan to provide benefits pursuant to a "career average pay formula." This change resulted in a reduction of future benefit accruals under this plan for the majority of plan participants. Effective April 1, 2009, benefit accruals for all participants were frozen and no addition benefits will accrue after such date.

  U.S. Supplemental Savings Plan

        The Supplemental Savings Plan is a non-qualified, deferred compensation plan that provides eligible employees, including executives, with the opportunity to receive contributions that could not be credited under the Savings Plan because of tax limitations and the specific provisions of such plan.

  Supplemental Retirement Program for Mr. McGill

        Mr. McGill has been an expatriate from the U.K. on assignment in the U.S. since 2006. While on assignment, he participates in our standard retirement programs available to eligible employees generally, but full participation in our U.K. defined contribution scheme while in the U.S is not viable. In order to eliminate any lost benefits that might otherwise result from his assignment, our U.K. subsidiary that employs Mr. McGill, Aon Limited, has agreed that upon his retirement or return to work in the U.K., it will compare contributions that might otherwise have been paid into the U.K. scheme but were lost, recognizing his U.S.-based compensation and service, and pay those contributions through a supplemental retirement program.

  Post-Termination Compensation

        We believe that the provision of change-in-control severance agreements and other transitional compensation arrangements are critical to recruit talented employees and to secure the continued employment and dedication of our existing employees. All or nearly all of the companies with which we compete for talent have similar arrangements in place for their senior executives. While we consider these agreements to be necessary, the terms of these agreements are not considered as part of the compensation strategy when the Committee annually determines the compensation for the named executive officers. Additional information about post-termination compensation is set forth in the "Potential Payments on Termination or Change-in-Control" section of this proxy statement.

  Severance Agreements regarding Change in Control

        Beginning in 2005, we entered into change-in-control severance agreements with certain of our key executive officers, including each of our named executive officers other than Mr. Ryan. The agreements are intended to secure the continued service, and to ensure the dedication and objectivity of these executives in the event of an actual or threatened change in control of Aon. The agreements provide that covered executives receive certain severance benefits upon qualifying terminations of employment in connection with or within two years following a change in control of Aon. Thus, the agreements require a "double trigger"—a qualifying change in control of Aon and a qualifying termination of the executive's employment—in order for severance benefits to become payable. As adopted in 2005, the agreements also provide for excise tax gross-up protection in the event the executive becomes subject to tax under Section 280G of the Code in connection with such double trigger.

        Effective September 19, 2008, our board of directors approved amendments to certain of the change-in-control severance agreements, including the agreements with Ms. Davies and Messrs. McGill, Appel and Devine. The Committee had recommended the changes to the board to better align with market practice. The Committee determined that while the agreements generally were consistent with

Aon Corporation

prevailing norms, the potential severance payments and benefits could be reduced without jeopardizing the retentive value of the agreements. Prior to the changes, the cash severance payment due was equal to three times the executive's highest annual base salary in effect during the twelve-month period prior to the termination date. The agreements now provide for a cash severance payment equal to two times the sum of (i) the executive's annual base salary in effect on the termination date plus (ii) the average incentive compensation paid to the executive by Aon over the previous two years. We also reduced the time period during which health and welfare benefits coverage would continue, and for which additional years of age, service or plan contributions would be credited, from three years to two years. Finally, the agreements were modified to require a full release of claims in connection with the payment of severance benefits and to comply with recent changes to the tax laws.

        In its review of the change-in-control severance agreements, the Committee decided to maintain the excise tax gross-up protection that had been part of the original 2005 agreements. Its rationale was three-fold. First, the Committee believes gross-ups are commonly provided to key executives by our peer companies and such provisions are still regarded as necessary for recruitment and retention purposes. In addition, the adjustments made by the Committee to the change-in-control severance benefits in 2008 were primarily intended to extend the existing agreements, as they contain post-termination restrictive covenants that are protective of our stockholders. Lastly, the Committee believes the excise tax provisions of the tax code have a potentially unfair and negative impact on certain executives, and the removal of the tax gross-up would unfairly impact certain of our executives. This could be true for an executive that joined us, or was promoted, during the last five years and, as a result, received increased compensation as compared to those in their positions the entire time. A potentially unfair impact might also be experienced by an executive who chose not to exercise valuable stock options during the past five years as compared to those who exercised stock options.

        Mr. Ryan had no change-in-control protection. Mr. Case's change-in-control protection is set forth in his employment agreement, and such benefits were not reviewed or amended in 2008. The Committee decided to delay the review of Mr. Case's change-in-control protection until such time in 2009 that it considers the renewal of his employment agreement, the term of which runs through April 3, 2010.

        Currently, if the "double trigger" is satisfied, the following severance benefits are payable: (a) the executive's base salary through the date of termination and a pro-rated bonus based upon the executive's average annual cash incentive for the preceding three years; (b) a lump sum equal to two times the sum of the executive's annual base salary in effect on the termination date plus the average incentive compensation paid to the executive by Aon over the previous two years (with regard to Mr. Case, three times the sum of (i) his highest annual base salary in effect during the twelve-month period prior to the date of termination and (ii) his target annual bonus for the fiscal year in which the date of termination occurs); (c) the amount forfeited by the executive under any qualified defined contribution plan as a result of the executive's termination; and (d) the executive's accrued benefits under Aon's nonqualified benefit plans, which shall vest and be payable with two (with regard to Mr. Case, three) additional years of plan contributions.

        The agreements for executives also require us to maintain medical, dental and life insurance on behalf of the executive for two (with regard to Mr. Case, three) years, or until the executive becomes eligible for substantially equivalent benefits from another employer. In addition, all stock options and other equity awards will become fully vested and each option will remain exercisable until the expiration of its term, subject to the "double trigger" explained above.

Aon Corporation

        As a condition to the receipt of payments and benefits pursuant to the agreements for executives, the executive is required to enter into an agreement with Aon providing that the executive will not compete with us or solicit our employees or customers for a two-year period and will not use or disclose any of our confidential information.

  Transition Agreement with Mr. Bolger

        In the fourth quarter of 2007 we entered into a transition agreement with Mr. Bolger. The agreement is described in this proxy statement under the heading "Employment Agreement and Other Compensation Arrangements" in the narrative following the "Grants of Plan-Based Awards in Fiscal Year 2008". In the agreement, Mr. Bolger waived the right to receive change-in-control coverage under our standard change-in-control agreement in exchange for limited change-in-control protection for certain equity awards. The protection applies in the event of a change in control of Aon prior to December 31, 2009. In approving the transition agreement with Mr. Bolger, the Committee considered Mr. Bolger's overall contributions to Aon during his five years of service, including service as the Company's chief financial officer for over four years. The Compensation Committee also considered Mr. Bolger's agreement to provide extensive transitional guidance to Aon and its new chief financial officer.

  Arrangements with Mr. Ryan

        In 2005 we entered into a letter agreement with Mr. Ryan in consideration for his agreement to continue to serve as our Executive Chairman. The agreement addressed certain benefits that were to be provided to him upon his retirement, including: (i) accelerated vesting of stock options; (ii) health care coverage; and (iii) supplemental pension benefits. In September of 2008, the independent members of Aon's board of directors also approved the provision to Mr. Ryan of secretarial assistance, office space and office equipment for the remainder of his lifetime. In approving such benefits, the directors considered market practice, the cost of providing such benefits and Mr. Ryan's 43 years of service with Aon and its predecessor companies.

  Severance Benefits Pursuant to Employment Agreements

        We have entered into agreements with certain executive officers that provide for post-employment severance benefits and transitional compensation if the officer's employment terminates for a qualifying event or circumstance unrelated to a change in control of Aon, such as being terminated without "cause" as such term is defined in the operative agreement.

  Practices Regarding the Grant of Equity Awards

        We typically grant stock options and other forms of equity awards at regularly scheduled meetings of the Committee. During 2008, all equity awards granted to our named executive officers were awarded by the Committee at its regularly scheduled meetings and valued at such dates. We do not have a policy or practice with respect to coordinating grant dates for equity awards with the release of material non-public information.

  Recovery of Prior Performance-Based Equity Awards or Cash Bonuses

        We do not have a policy with respect to adjustment or recovery of equity awards or cash payments if relevant Company performance measures upon which such awards or payments were based are restated or otherwise adjusted in a manner that would have resulted in a reduced award or payment.

Aon Corporation

Under those circumstances, the Committee would evaluate whether recovery was appropriate based upon the facts and circumstances surrounding the restatement or adjustment.

  Stock Ownership Guidelines

        In 2006 we adopted stock ownership guidelines, which were revised in July 2008, applicable to Aon's Chief Executive Officer, Chief Financial Officer and members of Aon's executive management committee. The guidelines are designed to increase executives' equity stakes in Aon and to align executives' interests more closely with those of our stockholders. The guidelines provide that the Chief Executive Officer should attain an investment position in Common Stock equal to four times annual base salary and each other executive officer, including the remainder of our named executive officers, should attain an investment position in Common Stock equal to two times annual base salary. These investment levels should be achieved within five years. Shares counted toward these guidelines include: any shares owned outright; shares obtained and held upon the exercise of stock options or the vesting of restricted stock units; shares held through the Savings Plan; shares held through our employee stock purchase plan; "phantom" stock held under the DCP, if such distribution is paid in stock; and "phantom" stock held under the Supplemental Savings Plan.

  Role of the Compensation Consultant

        The Compensation Committee has retained Frederic W. Cook & Co., Inc. as its independent executive compensation consultant. The role of the compensation consultant is described in this proxy statement under "Board of Directors and Committees—Organization and Compensation Committee—Relationship with Executive Compensation Consultant."

  Impact of Tax and Accounting Treatment

        Section 162(m) of the Internal Revenue Code provides that a public corporation may take a deduction for compensation in excess of $1 million for its chief executive officer and certain of its other highest paid executive officers only if specific and detailed criteria are satisfied. Other sections of the Internal Revenue Code could result in adverse tax consequences to Aon and/or the executive related to certain change-in-control payments or the receipt of deferred compensation. Among other factors, we consider the company deductibility of compensation paid to the named executive officers.

        We recognize that the deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights. The deductibility of compensation is also affected by interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control. Also, in some circumstances, factors other than tax deductibility are more important in determining the forms and levels of executive compensation most appropriate and in the best interests of Aon and its stockholders.

        For these and other reasons, we have determined that we will make a reasonable effort to administer Aon's compensation program in a tax-effective manner; however, we have from time to time approved elements of compensation for certain executive officers that are not fully deductible or result in adverse tax consequences to the executive and we reserve the right to do so in the future, when appropriate. For instance, we cannot deduct the portion of base salary in excess of $1 million that we paid to certain executive officers or certain costs related to our executives' personal use of company-owned or leased aircraft.

Aon Corporation

        We account for equity-based awards in accordance with the requirements of FAS No. 123(R). We are required to recognize compensation expense relating to equity-based awards in our financial statements. The adoption of this recognition method did not cause us to limit or otherwise significantly change our award practices.

Historical Compensation of Executive Officers

        The executive compensation disclosure contained in this section reflects compensation information for the years ended December 31, 2008, December 31, 2007 and December 31, 2006. The following Summary Compensation Table contains compensation information for: (1) Mr. Case, who served as our Chief Executive Officer during 2008, (2) Ms. Davies and Mr. Bolger, who each served as our Chief Financial Officer during 2008 as set forth below, (3) Messrs. McGill, Appel and Devine, who were our three other most highly compensated executive officers serving as of December 31, 2008, and (4) Mr. Ryan, who served as our Executive Chairman through August 1, 2008, and who would have been among our most highly compensated executive officers except that he was not serving as an executive officer as of December 31, 2008. We refer to these seven individuals in this proxy statement as our "named executive officers." No compensation information is provided for Ms. Davies or Mr. Devine for 2007 or 2006 as they each became a named executive officer in 2008. Similarly, no compensation information is provided for Messrs. McGill and Appel for 2006 because they each became a named executive officer in 2007.

Aon Corporation

 Summary Compensation Table for Fiscal Years 2008, 2007 and 2006

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)(6)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)(9)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Gregory C. Case	2008	1,500,000	0	8,319,659	1,591,933	1,417,600	0	47,455	12,876,647
(President and Chief	2007	1,500,000	0	5,520,883	1,806,667	2,437,500	0	32,250	11,297,300
Executive Officer)(10)	2006	1,500,000	0	1,629,111	1,968,722	2,400,000	0	21,600	7,519,433
Christa Davies	2008	750,000	1,000,000	1,416,513	431,303	0	0	158,618	3,756,434
(Executive Vice
President and
Chief Financial Officer,
March 14, 2008—
Present)(11)
David P. Bolger	2008	750,000	0	1,932,652	152,224	191,250	236,402	16,483	3,279,011
(Executive Vice	2007	750,000	1,000,000	4,845,363	808,295	0	172,422	52,699	7,628,779
President and Chief	2006	750,000	0	1,199,038	470,525	1,080,000	192,230	15,516	3,515,079
Financial Officer,
through March 14,
2008)(12)
Stephen P. McGill	2008	1,017,034	0	3,737,442	394,971	840,729	0	1,213,641	7,203,817
(Chairman and Chief	2007	1,102,578	0	2,610,520	242,968	1,421,958	0	891,357	6,269,381
Executive Officer—
Aon Risk Services)(13)
Andrew M. Appel	2008	909,872	0	3,672,287	561,796	880,000	0	35,073	6,059,028
(Chief Executive	2007	750,000	0	2,616,320	551,983	975,000	0	29,643	4,922,946
Officer—Aon
Re Global; Chairman—
Aon Consulting
Worldwide, Inc.)(14)
Ted T. Devine	2008	897,917	0	3,428,950	484,012	880,000	0	43,897	5,734,776
(Executive Vice
President; President—
Aon Risk Services)(15)
Patrick G. Ryan	2008	656,250	0	4,042,881	1,744,589	620,000	1,937,963	305,544	9,307,227
(Executive Chairman,	2007	1,125,000	0	4,893,041	1,322,286	1,820,000	489,470	232,054	9,881,851
through August 1,	2006	1,125,000	0	1,966,234	2,578,134	1,600,000	1,206,949	61,083	7,330,451
2008)(10)(16)

(1)
For purposes of this table, the amounts set forth with respect to Mr. McGill in column (c) have been converted from British pounds sterling to U.S. dollars based on the conversion rate in effect at the time of each of Mr. McGill's monthly salary payments.

(2)
Except for Ms. Davies in 2008 and Mr. Bolger in 2007, none of the named executive officers received any payments for 2008, 2007 or 2006 that would be characterized as "bonus" payments under the rules of the SEC. As the amount of the 2008 bonus paid to Ms. Davies was guaranteed pursuant to her Employment Agreement and the amount of the 2007 bonus paid to Mr. Bolger was guaranteed pursuant to his Transition Agreement, these payments are reported in column (d) as "bonus" payments. See the section entitled "Employment Agreements and Other Compensation Arrangements" following the Grants of Plan-Based Awards in Fiscal Year 2008 table for more information on these Agreements. Cash amounts earned in 2008, 2007 and 2006 as short-term incentive compensation are shown in column (g) "Non-Equity Incentive Plan Compensation."

Aon Corporation

(3)
The amounts shown in column (e) reflect the dollar amounts recognized for financial statement reporting purposes in accordance with FAS 123(R) for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006, respectively, of restricted stock unit awards and performance share unit awards granted to the named executive officers pursuant to the Aon Stock Plan, and its sub-plans, the Incentive Stock Program or "ISP" and the Leadership Performance Program or "LPP," disregarding adjustments for forfeiture assumptions, and do not reflect amounts actually paid to, or realized by, the named executive officers in 2008, 2007, 2006 or prior years. These amounts include allocations from awards granted during the respective year, as well as awards granted during prior years. Reflected in this table for 2008 is the maximum FAS 123(R) expense possible at the time of grant with respect to a performance share unit award granted pursuant to the LPP, which is the dollar value attributed to the original award multiplied by 150% for 2008, 200% for 2007 and 149.3% for 2006.

  Assumptions used in the calculation of these amounts for 2008 are set forth in Note 14 to Aon's audited financial statements for the year ended December 31, 2008 included in Aon's Annual Report on Form 10-K filed with the SEC on March 2, 2009, which we refer to as the "2008 Annual Report." Assumptions used in the calculation of these amounts for 2007, 2006 and prior periods may be found in the corresponding sections of Aon's financial statement footnotes in the Form 10-K for the year in which the award was made.

  In addition, because in 2008 Mr. Ryan was eligible for retirement based on his age and his ISP awards were to continue to vest upon retirement, Aon expensed the full value of these awards upon grant for all awards granted in 2006, 2007 and 2008 in accordance with the requirements of FAS 123(R).

  Pursuant to Mr. Bolger's Transition Agreement, Aon expensed in 2008 any remaining value of outstanding awards granted to Mr. Bolger in accordance with the requirements of FAS 123(R).

  The amounts shown in column (e) reflect Aon's accounting expense for these awards under FAS 123(R), and do not correspond to the actual value that will be recognized by the named executive officers. For further information on the stock awards granted in 2008, see the Grants of Plan-Based Awards in Fiscal Year 2008 table below. For further information on Mr. Bolger's Transition Agreement, see the section entitled "Employment Agreements and Other Compensation Arrangements" following the Grants of Plan-Based Awards in Fiscal Year 2008 table.

(4)
The amounts shown in column (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006, respectively, of options pursuant to the Aon Stock Plan and its sub-plan, the LPP, in accordance with FAS 123(R), disregarding adjustments for forfeiture assumptions, and do not reflect amounts paid to, or realized by, the named executive officers in 2008, 2007, 2006 or prior years. These amounts include allocations from options granted during the respective year, as well as options granted during prior years.

  Assumptions used in the calculation of these amounts for 2008 are set forth in Note 14 to Aon's audited financial statements for the year ended December 31, 2008 included in Aon's 2008 Annual Report. Assumptions used in the calculation of these amounts for 2007, 2006 and prior years are set forth in the corresponding sections of Aon's financial statement footnotes in the Form 10-K for the year in which the award was made.

  In addition, pursuant to the terms of Mr. Ryan's Letter Agreement with us that provided for 100% vesting of his option awards upon his termination for any reason, Aon expensed the full value of the options granted to Mr. Ryan in 2006, 2007 and 2008 upon grant in accordance with the requirements of FAS 123(R).

  Pursuant to Mr. Bolger's Transition Agreement, Aon expensed in 2008 any remaining value of outstanding options granted to Mr. Bolger in accordance with the requirements of FAS 123(R).

  The amounts shown in column (f) reflect Aon's accounting expense for these options under FAS 123(R), and do not correspond to the actual value that will be recognized by the named executive officers. For further information on the stock options granted in 2008, see the Grants of Plan-Based Awards in Fiscal Year 2008 table below, and for further information on Mr. Ryan's Letter Agreement and Mr. Bolger's Transition Agreement see the section entitled "Employment Agreements and Other Compensation Arrangements" following the Grants of Plan-Based Awards in Fiscal Year 2008 table.

(5)
With respect to the amounts set forth in column (g) for 2008: In the first quarter of 2009, the Compensation Committee granted the following awards under the Executive Bonus Plan based on the achievement of certain

Aon Corporation

  performance measures by the named executive officers during 2008: Mr. Case, $1,772,000; Mr. Bolger, $191,250; Mr. McGill, $1,068,041 (converted from British pounds sterling as described in this footnote below); Mr. Appel, $1,100,000; Mr. Devine, $1,100,000; and Mr. Ryan, $620,000. In accordance with the terms of the ISP applicable to awards paid for 2008 service, except for Messrs. Bolger and Ryan, all of the named executive officers receiving these awards were paid: (a) 80% of the awards in cash, and (b) 20% of the awards in the form of restricted stock units. Pursuant to the terms of his Transition Agreement, all of Mr. Bolger's award was paid to him in cash. In addition, all of Mr. Ryan's award was paid to him in cash. The amounts shown in column (g) for 2008 reflect the cash portion of the awards paid to the named executives with Mr. McGill's cash portion converted from British pounds sterling as described in this footnote below. The following amounts of restricted stock units represent the restricted stock unit portion of these awards: Mr. Case, 9,009; Mr. McGill, 5,430; Mr. Appel, 5,592; and Mr. Devine, 5,541. To the extent these individuals are again designated as our named executive officers in 2010 or later years, all of these restricted stock units will be shown in our Grants of Plan-Based Awards Table and our Outstanding Equity Awards at Fiscal Year-End Table and the applicable accounting expense for these restricted stock units will be included in the amount in column (e) for 2009 compensation in future executive compensation disclosures that present information for the fiscal year ending December 31, 2009. For further information on the terms of the ISP, see the section entitled "Explanation of 2008 Compensation Components" in the Compensation Discussion and Analysis. Mr. McGill's total award for his 2008 service was denominated in British pounds sterling when granted and for purposes of this footnote has been converted from £740,000 British pounds sterling to $1,068,041 U.S. dollars based on the currency exchange rate in effect at February 20, 2009, the date the Compensation Committee granted his award. The value of 20% of this £740,000 award for purposes of determining the restricted stock unit portion of his award was also determined using this February 20, 2009 exchange rate. The 80% cash portion of his £740,000 award that is listed in column (g) has been converted from £592,000 British pounds sterling to $840,729 U.S. dollars based on the currency exchange rate in effect on February 25, 2009, the date Mr. McGill was paid the cash portion of his award.

  Ms. Davies did not receive any non-equity incentive compensation for 2008 service as the terms of her Employment Agreement modified her incentive awards for 2008 service to become bonus arrangements to the extent that they were not in excess of the $1,000,000 guaranteed bonus as further described under "Employment Agreements and Other Compensation Arrangements" following the Grants of Plan-Based Awards in Fiscal Year 2008 table.

(6)
With respect to the amounts set forth in column (g) for 2007: In the first quarter of 2008, the Compensation Committee granted the following awards under the Executive Bonus Plan based on the achievement of certain performance measures by the named executive officers during 2007: Mr. Case, $3,750,000; Mr. McGill, $2,163,591 (converted from British pounds sterling as described in this footnote below); Mr. Appel, $1,500,000; and Mr. Ryan, $2,800,000. In accordance with the terms of the ISP applicable to awards paid for 2007 service, the named executive officers receiving these awards were paid: (a) 65% of the awards in cash, and (b) 35% of the awards in the form of restricted stock units. The amounts shown in column (g) for 2007 reflect the cash portion of the awards paid to the named executive with Mr. McGill's cash portion converted from British pounds sterling as described in this footnote below and the following amounts of restricted stock units represent the restricted stock unit portion of these awards: Mr. Case, 30,818; Mr. McGill, 17,781; Mr. Appel, 12,327; and Mr. Ryan, 23,011. These restricted stock units are shown in our Grants of Plan-Based Awards in Fiscal Year 2008 Table and our Outstanding Equity Awards at Fiscal Year 2008 table and the applicable accounting expense for these restricted stock units is included in the amount in column (e) for 2008 compensation. Mr. McGill's total award for his 2007 service was denominated in British pounds sterling when granted and for purposes of this footnote has been converted from £1,100,000 British pounds sterling to $2,163,591 U.S. dollars based on the currency exchange rate in effect on February 22, 2008, the date the Compensation Committee granted his award. The value of 35% of this £1,100,000 award for purposes of determining the restricted stock unit portion of his award was also determined using this February 22, 2008 exchange rate. The 65% cash portion of his £1,100,000 award that is listed in column (g) has been converted from £715,000 British pounds sterling to $1,421,958 U.S. dollars based on the currency exchange rate in effect on February 28, 2008, the date Mr. McGill was paid the cash portion of his award.

  Mr. Bolger did not receive any non-equity incentive compensation for 2007 service as the terms of his Transition Agreement modified his outstanding non-equity awards to become bonus arrangements as further described under "Employment Agreements and Other Compensation Arrangements" following the Grants of Plan-Based Awards in Fiscal Year 2008 table.

Aon Corporation

(7)
With respect to the amounts set forth in column (g) for 2006: In the first quarter of 2007, the Compensation Committee granted the following awards under the Executive Bonus Plan based on the achievement of certain performance measures by the named executive officers during 2006: Mr. Case, $3,000,000; Mr. Bolger, $1,350,000; and Mr. Ryan, $2,000,000. In granting Mr. Bolger's award, the Committee waived the maximum annual incentive award specified in Mr. Bolger's Employment Agreement dated January 1, 2003. In accordance with the terms of the ISP applicable to awards paid for 2006 service, the other named executive officers were paid: (a) 80% of the award in cash; and (b) 20% of the award in the form of restricted stock units. The amounts shown in column (g) for 2006 reflect the cash portion of these awards paid to the named executive officers. In addition, pursuant to the terms of the ISP for 2006 service, Aon provided an enhancement award of an additional 10% of the award in the form of restricted stock units. As a result, the named executive officers received the following number of restricted stock units pursuant to the terms of the ISP: Mr. Case, 23,155; Mr. Bolger, 10,459; and Mr. Ryan, 15,437. These restricted stock unit awards are shown in the Outstanding Equity Awards at 2008 Fiscal Year-End table and the applicable accounting expense for these restricted stock units is included in the amount in column (e) for 2007 and 2008 compensation.

(8)
For all named executive officers, the amounts in column (h) reflect an estimate of the actuarial increase in the present value of the named executive officers' benefits under all defined benefit pension plans established by Aon determined using interest rates and mortality rate assumptions consistent with those used in the financial statements of Aon and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. See the footnotes to the Pension Benefits in Fiscal 2008 table for more information on the assumptions used to calculate the change in pension value estimates. No amount is reported in column (h) for named executive officers for above market earnings on compensation that is deferred outside of tax qualified plans.

(9)
The amounts shown in column (i) for 2008 consist of the following components:

Name	Company Contributions ($)(a)	Other Compensation ($)(b)	Dividend Equivalents ($)(c)	Perquisites ($)(d)	Total ($)

Gregory C. Case	21,900	—	25,445	110	47,455
Christa Davies	16,875	41,743	—	100,000	158,618
David P. Bolger	6,900	—	9,583	—	16,483
Stephen P. McGill	166,459	871,787	20,166	155,229	1,213,641
Andrew M. Appel	21,900	—	13,113	60	35,073
Ted T. Devine	21,900	—	12,729	9,268	43,897
Patrick G. Ryan	6,900	—	23,459	275,185	305,544

  (a)
  The amounts shown in the "Company Contributions" column represent: (i) for each of the named executive officers, except for Ms. Davies and Mr. McGill, a contribution by Aon of $6,900 to the Aon Savings Plan, a defined contribution plan, and for Ms. Davies a contribution by Aon of $1,875 to the Aon Savings Plan; (ii) for each of Mr. Case, Ms. Davies and Messrs. Appel and Devine, a contribution of $6,900 to the Aon Retirement Account, a sub-account of the Aon Savings Plan; (iii) for each of Mr. Case, Ms. Davies and Messrs. Appel and Devine, a contribution of $8,100 to the Aon Supplemental Savings Plan, a non-qualified defined contribution plan; and (iv) for Mr. McGill, an unfunded contribution by Aon to his deferred pension plan account further described under "McGill Agreement" following the Nonqualified Deferred Compensation in 2008 table, converted from £114,066 (USD$166,459) based on the British pounds sterling to U.S. dollars conversion rate in effect at December 31, 2008. See the section entitled "Personal Benefits and Executive Benefits" in the Compensation Discussion and Analysis for additional information regarding these contributions and plans. In addition, a discussion of the benefits provided to certain of the named executive officers pursuant to Aon's defined benefit plans is set forth below under the section entitled "Pension Benefits in Fiscal 2008."

  (b)
  The amount shown in the "Other Compensation" column for Ms. Davies represents a $41,743 tax reimbursement paid to her for income imputed on reimbursed expenses related to the sale of her residence in connection with her relocation to Chicago, IL.

  The amount shown in the "Other Compensation" column for Mr. McGill represents (i) a $300,000 annual expatriate allowance paid to Mr. McGill for payment of his costs associated with his expatriate

Aon Corporation

    assignment, including obtaining housing in Chicago, Illinois; (ii) $525,545 in tax payments, paid by Aon for Mr. McGill related to his expatriate expenses and additional tax costs directly resulting from his expatriate assignment to reduce double taxation (a portion of these tax payments may be eligible for tax refunds which would be payable by Mr. McGill to Aon upon receipt); and (iii) a $46,242 payment to Mr. McGill's personal pension plan that has been converted from British pounds sterling to U.S. dollars for purposes of this table based on the currency exchange rate in effect on January 8, 2008, the date of calculation of his payment. Mr. McGill's expatriate allowance is paid pursuant to Aon's policy of providing coverage for duplicate costs incurred when employees are on a foreign assignment and retain a residence in their home countries, including providing housing to employees assigned to work on locations outside of their home countries and is an allowance intended to cover actual costs incurred by Mr. McGill, who is a United Kingdom employee, of mortgage payments, property tax, insurance, maintenance and utility expenses on his Illinois residence. For further information on these payments to Mr. McGill see the sections entitled "Supplemental Retirement Program for Mr. McGill" in the Compensation Discussion and Analysis and "McGill Agreement" after the Nonqualified Deferred Compensation in Fiscal 2008 Table.

  (c)
  The amounts shown in the "Dividend Equivalents" column represent cash dividend equivalents paid on certain unvested restricted stock units granted under the ISP.

  (d)
  The amounts shown in the "Perquisites" column represent:

  (i)
  for Mr. Case, the $110 aggregate incremental cost of his personal use of Aon owned or leased aircraft;

  (ii)
  for Ms. Davies, the payment of $100,000 made in connection with the sale of her residence in Washington during her relocation to Aon's headquarters in Chicago, IL;

  (iii)
  for Mr. McGill, the $3,910 value of his participation in our executive health screening program, which provides our executives the opportunity to obtain a comprehensive annual physical exam along with associated health benefits, a $55,475 (£30,000) automobile allowance, that is paid in British pounds sterling and has been converted into U.S. dollars for purposes of this table based on the currency exchange rate in effect at the time of each of the monthly payments, $10,170 for financial planning services, and the $85,674 aggregate incremental cost of his personal use of Aon owned or leased aircraft;

  (iv)
  for Mr. Appel, the $60 aggregate incremental cost of his personal use of Aon owned or leased aircraft;

  (v)
  for Mr. Devine, the $9,268 aggregate incremental cost of his personal use of Aon owned or leased aircraft; and

  (vi)
  for Mr. Ryan, the $220,955 aggregate incremental cost of his personal use of Aon owned or leased aircraft, the $2,075 value of his use of a company-owned automobile and the $52,155 value of the secretarial assistance, office space and office equipment that is provided to him pursuant to his arrangement approved in September 2008 by the Board as further described under "Employment Agreements and Other Compensation Arrangements."

    Aon has an agreement in place with NetJets pursuant to which Aon pays fees for its use of certain aircraft. As all of Mr. Ryan's personal flights in 2008 on Aon owned or leased aircraft were taken pursuant to this agreement with NetJets, the aggregate incremental cost of Mr. Ryan's personal use of aircraft owned or leased by Aon is equal to the sum of all expenses charged to Aon by NetJets related to Mr. Ryan's personal flights. Aon determined the aggregate incremental cost of each other named executive officer's personal use of aircraft that Aon owns and leases in 2008 by calculating the average variable hourly operating cost for each aircraft and multiplying this cost by the number of hours flown on a personal flight (which includes hours of any empty flights necessary to reposition the aircraft because of the personal use of the aircraft). The components of the variable operating cost include aircraft fuel and oil, travel, trip-related expenses for pilots and crew, trip-related repairs and maintenance, catering, and airport and other landing fees or customs. This methodology excludes from the variable operating cost calculation those fixed costs that do not change based on usage such as pilot salaries, the purchase costs of the aircraft and hangar costs. Spouses, families and invited guests

Aon Corporation

    occasionally accompany named executive officers on flights. The additional cost to Aon of these additional guests is insubstantial and a small charge that covers these incidental fees is added for each guest of a named executive officer to the aggregate incremental cost allocated to that officer for personal use of that flight.

(10)
Mr. Case and Ryan also served as Directors of Aon in 2008, 2007 and 2006, but received no additional compensation for such service.

(11)
Ms. Davies joined Aon on November 12, 2007 as Executive Vice President, Global Finance and became Chief Financial Officer of Aon as of March 14, 2008.

(12)
Mr. Bolger served as Executive Vice President—Chief Financial Officer and Chief Administrative Officer through September 30, 2007. Pursuant to the terms of his Transition Agreement with Aon, Mr. Bolger served as Aon's Executive Vice President—Chief Financial Officer from September 30, 2007 until March 14, 2008 when Ms. Davies assumed the office of Aon's Chief Financial Officer, after which time Mr. Bolger has continued his employment as set forth in his Transition Agreement.

(13)
Mr. McGill served as Chief Executive Officer of Aon Risk Services Americas during 2007 and through January 2008, and was named Chairman and Chief Executive Officer of Aon Risk Services in February 2008.

(14)
Mr. Appel served as Chief Executive Officer of Aon Consulting Worldwide, Inc. during 2007 and through January 2008 and was named Chief Executive Officer of Aon Re Global and Chairman of Aon Consulting Worldwide, Inc. in March 2008.

(15)
Mr. Devine joined Aon as Executive Vice President in 2005 and was named President of Aon Risk Services in February 2008.

(16)
Mr. Ryan served as Aon's Executive Chairman through his retirement as of August 1, 2008.

Aon Corporation

Grants of Plan-Based Awards in Fiscal Year 2008

        The following table provides information on non-equity incentive plan awards, stock options, restricted stock unit awards and performance share unit awards granted in 2008 to each of the named executive officers.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Closing Market Price on Grant Date ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)		(l)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory C. Case	—	0	2,250,000	5,000,000	—	—	—	—		—	—	—	—
	2/22/2008	—	—	—	—	—	—	30,818	(6)	—	—	—	1,312,539
	3/13/2008	—	—	—	—	—	—	—		96,432	40.910	41.38	1,082,517
	3/13/2008	—	—	—	0	128,575	257,150	—		—	—	—	5,260,003
Christa Davies	—	0	125,000	2,375,000	—	—	—	—		—	—	—	—
	3/13/2008	—	—	—	—	—	—	—		29,333	40.910	41.38	329,283
	3/13/2008	—	—	—	0	39,111	78,222	—		—	—	—	1,600,031
David P. Bolger	—	0	281,250	2,250,000	—	—	—	—		—	—	—	—
Stephen P. McGill	—	0	1,525,551	4,576,653	—	—	—	—		—	—	—	—
	2/22/2008	—	—	—	—	—	—	17,781	(6)	—	—	—	757,293
	3/13/2008	—	—	—	—	—	—	—		44,000	40.910	41.38	493,931
	3/13/2008	—	—	—	0	58,666	117,332	—		—	—	—	2,400,026
Andrew M. Appel	—	0	1,425,000	4,275,000	—	—	—	—		—	—	—	—
	2/22/2008	—	—	—	—	—	—	12,327	(6)	—	—	—	525,007
	3/13/2008	—	—	—	—	—	—	—		44,000	40.910	41.38	493,931
	3/13/2008	—	—	—	0	58,666	117,332	—		—	—	—	2,400,026
Ted T. Devine	—	0	1,425,000	4,275,000	—	—	—	—		—	—	—	—
	2/22/2008	—	—	—	—	—	—	11,506	(6)	—	—	—	490,041
	3/13/2008	—	—	—	—	—	—	—		44,000	40.910	41.38	493,931
	3/13/2008	—	—	—	0	58,666	117,332	—		—	—	—	2,400,026
Patrick G. Ryan	—	0	984,375	2,953,125	—	—	—	—		—	—	—	—
	2/22/2008	—	—	—	—	—	—	23,011	(6)	—	—	—	980,038
	3/13/2008	—	—	—	—	—	—	—		49,866	40.910	41.38	559,781
	3/13/2008	—	—	—	0	66,488	132,976	—		—	—	—	2,720,024

(1)
The amounts shown in column (c), (d) and (e) reflect the incentive plan awards for 2008 service made to each named executive officer under the Executive Bonus Plan, as modified for Ms. Davies by the terms of her Employment Agreement and as modified for Mr. Bolger by the terms of his Transition Agreement. For all of the named executive officers except for Ms. Davies and Mr. Bolger the amounts shown in column (d) represent the target payment level of 150% of their base salary and the amounts shown in column (e) reflect the maximum payment level of the lesser of 300% of their target incentive amount or $5,000,000.

  For Ms. Davies, only incentive awards in excess of her $1,000,000 guaranteed bonus were considered incentive amounts pursuant to her Employment Agreement, therefore the target amount shown in column (d) equals 150% of her base salary minus her $1,000,000 guaranteed bonus payment and the amount shown in column (e) equals three times 150% of her base salary minus her $1,000,000 guaranteed bonus payment. Ms. Davies' Employment Agreement guarantees her bonus amount only for 2008, the first year of her service. See the description of this agreement under "Employment Agreements and Other Compensation Arrangements" for more information.

  For Mr. Bolger, pursuant to the terms of his Transition Agreement the target amount shown in column (d) equals $112,500 times the number of months in 2008 he served as Aon's Chief Financial Officer (2.5) and the maximum amount shown in column (e) equals three times his base salary. 100% of his base salary and the maximum amount shown in column (e) was 200% of his target incentive amount. See the description of this agreement under "Employment Agreements and Other Compensation Arrangements" immediately following these footnotes for more information.

Aon Corporation

  The Executive Bonus Plan does not contain a threshold payment level for each named executive officer. If pre-established performance measures are not met, no payments are made.

  The amounts in columns (d) and (e) represent 100% of the target and maximum payment levels of the award; however, pursuant to the terms of the ISP for 2008 service, the awards granted to the named executive officers were paid 80% in cash and 20% in restricted stock units, except for those awards paid to Ms. Davies and Mr. Bolger, which were paid entirely in cash pursuant to the terms of their Employment Agreement and Termination Agreement, respectively. The actual cash portions paid to the named executive officers are set forth in column (g) "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table. The actual restricted stock unit portions of the awards granted to the named executive officers are set forth in the footnotes to column (g) "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table. See "Performance-Based Annual Bonus" in the Compensation Discussion & Analysis for further information on these awards and the terms of the Executive Bonus Plan.

  The amounts shown for Mr. McGill in columns (d) and (e) were based on his base salary of £550,000 and converted from British pounds sterling to U.S. dollars based on the average currency exchange rate of British pounds to U.S. dollars over 2008 of £1 British pound = $1.8492 U.S. dollars.

  For more information regarding the terms of the Executive Bonus Plan, see the section entitled "Explanation of 2008 Compensation Components" in the Compensation Discussion and Analysis.

(2)
The amounts shown in columns (f), (g) and (h) represent the threshold, target and maximum payouts of performance share units granted to certain of the named executive officers pursuant to Aon's LPP that will be earned and settled in shares of Common Stock if certain performance criteria are achieved. As the potential payments are dependent on the achievement of certain performance criteria, they are completely at risk. For more information regarding the terms of these performance share units and the LPP, see the section entitled "Explanation of 2008 Compensation Components" in the Compensation Discussion and Analysis.

(3)
The amounts shown in column (j) represent option awards to the named executive officers pursuant to Aon's LPP that vest approximately 33 1/3% on each of the first, second and third anniversaries of their respective grant dates. For more information regarding the terms of these options and the LPP, see the section entitled "Explanation of 2008 Compensation Components" in the Compensation Discussion and Analysis.

(4)
The exercise price shown in column (k) for option awards is determined by averaging the high and low selling prices of a share of Common Stock on the NYSE, on the grant date of the option award. We have included an additional column showing the closing price of a share of Common Stock as reported on the NYSE on the grant date of the option awards.

(5)
The amounts shown in column (l) are the grant date fair values of the various awards. The grant date fair value generally reflects the amount Aon would expense in its financial statements over the award's vesting schedule, and does not correspond to the actual value that may be recognized by the named executive officers.

(6)
This amount represents the restricted stock unit portion of the named executive officer's incentive bonus earned in 2007 and paid in 2008 pursuant to the terms of the Executive Bonus Plan for 2007 service. Annual bonus eligibility for 2007 service for any executive officer was capped at $5 million under the Executive Bonus Plan. Within the framework of the Executive Bonus Plan, we set bonus eligibility for 2007 incentive bonuses for our named executive officers as follows: the target amount of each executive's bonus was 100% (125% for Mr. Case and Mr. Ryan) of the executive's base salary; the bonus range was capped at 200% (250% for Mr. Case and Mr. Ryan) of the executive's base salary; the determination of the actual bonus amount payable was determined based, among other things, on Aon's performance overall and the performance of the executive's business unit and personal performance; and bonuses for the executives were determined through the Compensation Committee's exercise of its discretion to adjust the bonuses downward, but only after that Committee determined that Aon had achieved its specified performance target.

  All annual incentive compensation for 2007 service for the named executive officers was tied to the achievement of a minimum threshold level of 85% of planned pre-tax income from continuing operations, adjusted for unusual items such as gains or losses from the sale of a business or asset. All such adjustments

Aon Corporation

  were individually approved by the Compensation Committee and met the adjustment criteria established by that Committee within the first 90 days of 2007.

  In accordance with the terms of Aon's ISP for 2007 service under which the 2007 bonuses were payable, all annual bonuses for 2007 services were payable 65% in cash and 35% in restricted stock units. Dividend equivalents are paid quarterly in cash on unvested restricted stock units granted pursuant to the ISP, but not on contractual grants, performance share units or other grants pursuant to the Stock Plan. Voting rights do not attach to any unvested restricted stock units or performance share units. The cash portion of these awards is included as 2007 compensation in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for those individuals who were named executive officers in 2008. The terms of the Executive Bonus Plan and its payment under the ISP for 2007 performance are different than the terms for 2008 performance of the named executive officers. See "Performance-Based Annual Bonus" in the Compensation Discussion and Analysis for information on the terms of these plans applicable to 2008 performance.

        See "How We Determine Total Compensation" in the Compensation Discussion and Analysis for information on the decision-making process with respect to the components of the total compensation of our named executive officers. In addition, the "Employment Agreements and Other Compensation Arrangements" section below provides additional information with respect to the named executive officers' compensation.

        The Transition Agreement we entered into in 2007 with Mr. Bolger modified the terms of certain equity based awards that they had previously been awarded. For further information on these modifications, see the description of the Transition Agreements under "Employment Agreements and Other Compensation Arrangements" below.

Employment Agreements and Other Compensation Arrangements

        Each of Mr. Case, Ms. Davies, and Messrs. McGill, Appel and Devine has entered into an Employment Agreement with Aon. In addition, Mr. Bolger is a party to a Transition Agreement with Aon. Mr. Ryan is also a party to a Letter Agreement with Aon in connection with his continued service as Executive Chairman through August 1, 2008. Each of the employment agreements with Mr. Case, Ms. Davies, and Messrs. McGill, Appel and Devine, the Transition Agreement with Mr. Bolger, and the Letter Agreement with Mr. Ryan addresses the payments and benefits these individuals will receive under various termination scenarios. These payments and benefits are described in the section entitled "Potential Payments on Termination or Change-in-Control" set forth in this proxy statement. Non-competition and non-solicitation covenants apply to each of Mr. Case, Ms. Davies, and Messrs. McGill, Appel and Devine for a period of two years, and to Mr. McGill generally for a period of one year, following the termination of employment without regard to the reason for such termination.

        In addition to the employment agreements, each of Mr. Case, Ms. Davies, and Messrs. McGill, Appel and Devine has entered into a severance agreement with Aon. Please see the section entitled "Potential Payments on Termination or Change-in-Control" of this proxy statement for a description of these agreements.

        Aon has entered into an Employment Agreement with Gregory C. Case, our President and Chief Executive Officer, dated April 4, 2005, which commenced April 4, 2005 and will expire April 3, 2010 unless terminated earlier. The agreement provides that Mr. Case will be employed as Aon's President and Chief Executive Officer. The agreement also provides that Mr. Case will be appointed to Aon's Board of Directors, and will be nominated for election as a Director at each subsequent annual meeting of stockholders during the period of his employment.

Aon Corporation

        The agreement provides for a base salary of $1,500,000, subject to adjustment at the discretion of the Board of Directors, and an annual incentive bonus of up to 250% of his base salary, with a targeted annual incentive bonus of not less than 125% of his base salary.

        Pursuant to the agreement, upon commencement of his employment, Mr. Case received: (i) a restricted stock unit award of 125,000 shares of Common Stock, which will vest in four installments of 12,500 shares on each of the first through fourth anniversaries of the date of grant and in a final installment of 75,000 shares on the fifth anniversary of the date of grant; and (ii) a nonqualified stock option award to purchase 1,000,000 shares of Common Stock, which will vest in three equal annual installments on each of the second through fourth anniversaries of the date of grant. The restricted stock unit award and the portion of the stock option award related to 325,000 shares were granted outside of the Stock Plan. The agreement provides that, during the term of his employment, Mr. Case is also eligible to receive an annual option grant with a Black-Scholes value of not less than $1,800,000; however, Mr. Case has waived his entitlement to receive such option grants in 2006 through 2009 as consideration for his participation in Aon's LPP. In addition, the agreement provides that Mr. Case will be provided with life insurance coverage in the amount of $5,000,000 during the term of the agreement.

        Aon has entered into an Employment Agreement with Christa Davies, our Executive Vice President, Global Finance and Chief Financial Officer, dated as of October 3, 2007, which will expire on November 11, 2012 unless terminated earlier. The agreement provides that Ms. Davies will be employed as: (i) Aon's Executive Vice President, Global Finance; and (ii) Aon's Chief Financial Officer, a position to which she was elected by Aon's Board of Directors on March 14, 2008. The agreement provides for a base salary of no less than $750,000, subject to adjustment at the discretion of the Chief Executive Officer and the Organization & Compensation Committee of the Board of Directors, and a target annual bonus of 150% of her base salary for 2008 and later years. Pursuant to the terms of the agreement, Ms. Davies was paid a bonus for her performance in 2008 of $1,000,000, payable fully in cash.

        Pursuant to the agreement, upon commencement of her employment, Ms. Davies received: (i) a restricted stock unit award of 85,000 shares of Common Stock, which will vest in two installments of 33% of the shares on each of the third and fourth anniversaries of the date of grant; and one installment of 34% of the shares on the fifth anniversary of the date of grant; and (ii) a non-qualified stock option award to purchase 100,000 shares of Common Stock, which will vest in two installments of 33% of the shares on each of the second and third anniversaries of the date of grant; and one installment of 34% on the fourth anniversary of the date of grant. In addition, upon commencement of her employment, Ms. Davies was paid a hiring bonus of $1,000,000, which is subject to repayment on a pro rata basis in the event Ms. Davies voluntarily terminates her employment with Aon prior to November 12, 2010.

        Aon has entered into a Transition Agreement with David Bolger dated October 12, 2007. Pursuant to the terms of the Transition Agreement, Mr. Bolger continued his service as Chief Financial Officer of Aon until Ms. Davies was named to that position by Aon's Board of Directors on March 14, 2008. Mr. Bolger remains an employee of Aon to provide transition services and other assistance to Aon.

        The Transition Agreement also provides that Mr. Bolger may engage in outside activities provided that they do not significantly interfere with his duties under the Transition Agreement or violate the confidentiality, non-competition or non-solicitation provisions of his Employment Agreement with Aon dated January 1, 2003. The restrictive covenants in his Employment Agreement remain in effect through December 31, 2009.

Aon Corporation

        In addition, Mr. Bolger will continue through December 31, 2009 to: (i) receive his base salary at a rate no less than his salary in effect as of the effective date; (ii) remain eligible to participate in Aon's welfare benefit plans on the same terms offered generally to Aon executives; and (iii) remain a participant in Aon's qualified and non-qualified retirement plans and arrangements in which he participates as of the effective date. The Transition Agreement also provides that Mr. Bolger will receive his full account balance under the Company's deferred compensation plan in a lump sum payment on July 1, 2010. Beginning on September 1, 2012, a supplemental pension benefit equal to Mr. Bolger's actual years of service with Aon plus ten years will be paid to Mr. Bolger in five equal annual installments. The Transition Agreement also provides that all outstanding equity awards held by Mr. Bolger on December 31, 2009 will be subject to the treatment accorded those awards in the event Mr. Bolger was subject to an involuntary termination (without cause) by Aon on December 31, 2009.

In accordance with the terms of the Transition Agreement, Mr. Bolger was paid a bonus for his performance in 2007 of $1,000,000, payable fully in cash, based on the achievement of company-wide financial objectives for 2007 and Mr. Bolger's performance of his duties during 2007. The Transition Agreement provides that Mr. Bolger may be paid a bonus for his performance in 2008 ("2008 Bonus"), payable fully in cash, as determined by the Compensation Committee in its sole discretion. The target amount of the 2008 Bonus (the "2008 Target Amount") was equal to the number of months Mr. Bolger held the title of Chief Financial Officer of Aon in 2008 multiplied by $112,500. The Committee determined the exact amount of the 2008 Bonus as shown in column (g) "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table for Fiscal Years 2008, 2007 and 2006 based on the achievement of company-wide financial objectives for 2008 and Mr. Bolger's performance of his duties under the Transition Agreement.

        Aon has entered into an Executive Agreement with Stephen P. McGill, who currently serves as Chairman and Chief Executive Officer of Aon Risk Services, dated April 22, 2005, as amended by an amendment dated December 31, 2007 and as supplemented by an overseas assignment letter dated July 24, 2006. The executive agreement will expire January 1, 2013, unless renewed according to its terms. The executive agreement provides for a base salary of no less than £550,000, and a target annual bonus of not less than 150% of base salary. The executive agreement further provides that Mr. McGill will be entitled to participate in Aon's LPP for the performance period that begins January 1, 2008 and continues through December 31, 2010 at a target participation level of $3,000,000 and will be eligible to be considered for an award each subsequent year beginning in 2009. Pursuant to the executive agreement, Mr. McGill also receives an expatriate allowance of $25,000 per month for the purposes of housing, travel and other incidental costs while Mr. McGill is working in the United States. In addition, Aon has entered into a supplemental pension arrangement with Mr. McGill pursuant to which Mr. McGill receives payments to a personal pension plan and accrues additional pension contribution amounts while on assignment in the United States. For additional information on Mr. McGill's supplemental pension arrangement, see the section captioned "McGill Agreement" in the discussion following the Nonqualified Deferred Compensation in Fiscal 2008 Table.

        Aon has entered into an Employment Agreement with Andrew M. Appel, who currently serves as Chief Executive Officer of Aon Re Global and Aon Benfield, and Chairman of Aon Consulting Worldwide, Inc., dated as of July 15, 2005, and as amended effective March 13, 2008, which will expire July 16, 2010 unless terminated earlier. The agreement provides for a base salary of no less than $950,000, subject to adjustment; and a target annual incentive bonus of 150% of his base salary.

        Pursuant to the agreement, upon commencement of his employment, Mr. Appel received: (i) a restricted stock unit award of 125,000 shares of Common Stock, which will vest in four installments of

Aon Corporation

12,500 shares on each of the first through fourth anniversaries of the date of grant and in a final installment of 75,000 shares on the fifth anniversary of the date of grant; and (ii) a nonqualified stock option award to purchase 175,000 shares of Common Stock, which will vest in two installments of 33% of the shares on each of the second and third anniversaries of the date of grant; and one installment of 34% of the shares on the fourth anniversary of the date of grant.

        Aon has entered into an Employment Agreement with Ted Devine, who currently serves as Executive Vice President of Aon and President of Aon Risk Services, dated as of May 2, 2005, and as amended effective March 13, 2008, which will expire May 1, 2010 unless terminated earlier. The agreement provides for a base salary of no less than $950,000, subject to adjustment; and a target annual incentive bonus of 150% of his base salary.

        Pursuant to the agreement, upon commencement of his employment, Mr. Devine received: (i) a restricted stock unit award of 100,000 shares of Common Stock, which will vest in eight installments including two installments of 20,000 shares on each of the third and tenth anniversaries of the date of grant and six installments of 10,000 shares on each of the fourth through ninth anniversaries of the date of grant; and (ii) a nonqualified stock option award to purchase 150,000 shares of Common Stock, which will vest in three installments of 50,000 shares on each of the second through fourth anniversaries of the date of grant.

        Aon has entered into a Letter Agreement with Patrick G. Ryan, our then-Executive Chairman, dated December 9, 2005. The agreement provides certain supplemental benefits to Mr. Ryan in consideration for his agreement to continue to serve as Aon's Executive Chairman. The agreement addresses certain benefits to be provided to Mr. Ryan by Aon, including: (i) accelerated vesting of stock options upon any termination of employment; (ii) health care coverage for Mr. Ryan and his eligible family members for life; and (iii) supplemental pension benefits equal to his actual years of service plus fifteen years.

        On September 19, 2008, Aon's Board of Directors approved an additional arrangement for Mr. Ryan pursuant to which he will be provided with secretarial assistance, office space and office equipment for the remainder of his life.

        For additional information regarding the Executive Bonus Plan and the LPP, see the section entitled "Explanation of 2008 Compensation Components" of the Compensation Discussion and Analysis.

Aon Corporation

Outstanding Equity Awards at 2008 Fiscal Year-End

        The following table sets forth information regarding exercisable and unexercisable stock options, unvested restricted stock units and unvested performance share units held by each of the named executive officers on December 31, 2008. See "Potential Payments on Termination or Change in Control" for information regarding the impact of employment termination scenarios on outstanding equity awards.

			Option Awards					Stock Awards
(a)			(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Gregory C. Case	4/4/2005	(3)	666,667	333,333	—	22.8600	4/4/2015	—	—	—	—
	4/4/2005		—	—	—	—	—	87,500	3,997,000	—	—
	3/17/2006	(4)	60,378	30,189	—	41.3650	3/17/2012	—	—	—	—
	3/17/2006	(5)	—	—	—	—	—	—	—	135,851	6,205,674
	2/21/2007		—	—	—	—	—	18,009	822,652	—	—
	3/16/2007	(6)	39,662	79,323	—	37.8200	3/16/2013	—	—	—	—
	3/16/2007	(5)	—	—	—	—	—	—	—	237,970	10,870,470
	2/22/2008		—	—	—	—	—	30,818	1,407,767	—	—
	3/13/2008	(7)	—	96,432	—	40.9100	3/13/2014	—	—	—	—
	3/13/2008	(5)	—	—	—	—	—	—	—	257,150	11,746,612
Christa Davies	11/12/2007	(8)	—	100,000	—	45.8950	11/12/2017	—	—	—	—
	11/12/2007		—	—	—	—	—	85,000	3,882,800	—	—
	3/13/2008	(7)	—	29,333	—	40.9100	3/13/2014	—	—	—	—
	3/13/2008	(5)	—	—	—	—	—	—	—	78,222	3,573,181
David P. Bolger	3/18/2004		—	—	—	—	—	35,000	1,598,800	—	—
	3/17/2005	(4)	47,059	33,333	—	23.3800	3/31/2010	—	—	—	—
	3/17/2005		—	—	—	—	—	40,000	1,827,200	—	—
	3/16/2006	(9)	30,344	15,171		41.1950	3/31/2010	—	—	—	—
	3/16/2006		—	—	—	—	—	5,462	249,504	—	—
	3/16/2006	(5)	—	—	—	—	—	—	—	68,273	3,118,711
	2/15/2007		—	—	—	—	—	8,135	371,607	—	—
	3/15/2007	(13)	10,108	20,216		37.1000	3/31/2010	—	—	—	—
	3/15/2007	(5)	—	—	—	—	—	—	—	60,648	2,770,401
Stephen P. McGill	5/15/2005		—	—	—	—	—	110,000	5,024,800	—	—
	3/16/2006	(9)	30,344	15,171	—	41.1950	3/16/2012	—	—	—	—
	3/16/2006		—	—	—	—	—	22,385	1,022,545	—	—
	3/16/2006	(5)	—	—	—	—	—	—	—	68,273	3,118,711
	2/15/2007		—	—	—	—	—	10,346	472,605	—	—
	3/15/2007	(10)	10,108	20,216	—	37.1000	3/15/2013	—	—	—	—
	3/15/2007	(5)	—	—	—	—	—	—	—	60,648	2,770,401
	2/22/2008		—	—	—	—	—	17,781	812,235	—	—
	3/13/2008	(7)	—	44,000	—	40.9100	3/13/2014	—	—	—	—
	3/13/2008	(5)	—	—	—	—	—	—	—	117,332	5,359,726
Andrew M. Appel	7/15/2005	(11)	—	58,333	—	25.6950	7/15/2015	—	—	—	—
	7/15/2005		—	—	—	—	—	87,500	3,997,000	—	—
	3/16/2006	(9)	30,344	15,171	—	41.1950	3/16/2012	—	—	—	—
	3/16/2006		—	—	—	—	—	3,540	161,707	—	—
	3/16/2006	(5)	—	—	—	—	—	—	—	68,273	3,118,711
	2/15/2007		—	—	—	—	—	8,135	371,606	—	—
	3/15/2007	(10)	10,108	20,216	—	37.1000	3/15/2013	—	—	—	—
	3/15/2007	(5)	—	—	—	—	—	—	—	60,648	2,770,401
	2/22/2008		—	—	—	—	—	12,327	563,097	—	—
	3/13/2008	(7)	—	44,000	—	40.9100	3/13/2014	—	—	—	—
	3/13/2008	(5)	—	—	—	—	—	—	—	117,332	5,359,726

Aon Corporation

			Option Awards					Stock Awards
(a)			(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Ted T. Devine	5/2/2005	(12)	—	50,000	—	20.9750	5/2/2015	—	—	—	—
	5/2/2005		—	—	—	—	—	80,000	3,654,400	—	—
	3/16/2006	(9)	30,344	15,171	—	41.1950	3/16/2012	—	—	—	—
	3/16/2006		—	—	—	—	—	4,046	184,821	—	—
	3/16/2006	(5)	—	—	—	—	—	—	—	68,273	3,118,711
	2/15/2007		—	—	—	—	—	7,592	346,803	—	—
	3/15/2007	(10)	10,108	20,216	—	37.1000	3/15/2013	—	—	—	—
	3/15/2007	(5)	—	—	—	—	—	—	—	60,648	2,770,401
	2/22/2008		—	—	—	—	—	11,506	525,594	—	—
	3/13/2008	(7)	—	44,000	—	40.9100	3/13/2014	—	—	—	—
	3/13/2008	(5)	—	—	—	—	—	—	—	117,332	5,359,726
Patrick G. Ryan	3/17/2006		111,508	—	—	41.3650	3/17/2012	—	—	—	—
	3/17/2006		—	—	—	—	—	8,160	372,749	—	—
	3/17/2006	(5)	—	—	—	—	—	—	—	167,262	7,640,528
	2/21/2007		—	—	—	—	—	12,006	548,434	—	—
	3/16/2007		71,391	—		37.8200	3/16/2013	—	—	—	—
	3/16/2007	(5)	—	—	—	—	—	—	—	142,782	6,522,282
	2/22/2008		—	—	—	—	—	23,011	1,051,143	—	—
	3/13/2008		49,866	—	—	40.9100	3/13/2014	—	—	—	—
	3/13/2008	(5)	—	—	—	—	—	—	—	132,976	6,074,344

  (1)
  The exercise price is determined by averaging the high and low selling prices of a share of Common Stock on the NYSE on the grant date.

  (2)
  The vesting schedule for the restricted stock units for each named executive officer is as follows:

Vesting Date	Gregory C. Case	Christa Davies	David P. Bolger	Stephen McGill	Andrew Appel	Ted T. Devine	Patrick G. Ryan
2/15/2009	—	—	2,324	2,956	2,324	2,169	—
2/21/2009	5,145	—	—	—	—	—	3,430
2/22/2009	10,273	—	—	5,927	4,109	3,836	7,671
3/16/2009	—	—	5,462	12,675	3,540	4,046	—
3/17/2009	—	—	—	—	—	—	8,160
4/4/2009	12,500	—	—	—	—	—	—
5/2/2009	—	—	—	—	—	10,000	—
5/15/2009	—	—	—	13,750	—	—	—
7/15/2009	—	—	—	—	12,500	—	—
12/31/2009(14)	—	—	75,000	—	—	—	—
2/15/2010	—	—	5,811	7,390	5,811	5,423	—
2/21/2010	12,864	—	—	—	—	—	8,576
2/22/2010	10,273	—	—	5,927	4,109	3,835	7,670
3/16/2010	—	—	—	4,855	—	—	—
4/4/2010	75,000	—	—	—	—	—	—
5/2/2010	—	—	—	—	—	10,000	—
5/15/2010	—	—	—	13,750	—	—	—
7/15/2010	—	—	—	—	75,000	—	—
11/12/2010	—	28,334	—	—	—	—	—
2/22/2011	10,272	—	—	5,927	4,109	3,835	7,670
3/16/2011	—	—	—	4,855	—	—	—
5/2/2011	—	—	—	—	—	10,000	—
5/15/2011	—	—	—	13,750	—	—	—
11/12/2011	—	28,333	—	—	—	—	—
5/2/2012	—	—	—	—	—	10,000	—
5/15/2012	—	—	—	13,750	—	—	—
11/12/2012	—	28,333	—	—	—	—	—
5/2/2013	—	—	—	—	—	10,000	—
5/15/2013	—	—	—	13,750	—	—	—
5/2/2014	—	—	—	—	—	10,000	—
5/15/2014	—	—	—	13,750	—	—	—
5/2/2015	—	—	—	—	—	20,000	—
5/15/2015	—	—	—	27,500	—	—	—

TOTAL	136,327	85,000	88,597	160,512	111,502	103,144	43,177

Aon Corporation

  (3)
  Represents options that vest 100% on 4/4/2009.

  (4)
  Represents options that vest 100% on 3/17/2009.

  (5)
  The performance share units convert into shares of Common Stock on a one-to-one basis at the conclusion of a three-year performance period if Aon meets a cumulative earnings per share target determined by the Compensation Committee. For performance share units with a 3/16/2006 or 3/17/2006 grant date the three-year performance period ends on December 31, 2008, for performance share units with a 3/15/2007 or 3/16/2007 grant date the three-year performance period ends on December 31, 2009, for performance share units with a 3/13/2008 grant date the three-year performance period ends on December 31, 2010. If the minimum target is not attained, the performance share units will be forfeited. In this table the maximum number of performance share units is shown as the awards are currently tracking above target level, and the payout value is calculated using $45.68, the closing price of a share of Common Stock on the NYSE on December 31, 2008. If Aon did not obtain the maximum cumulative target over the three-year period, the number of shares of Common Stock received by the named executive officers upon settlement would be reduced.

  (6)
  Represents options that vest 50% on each of 3/16/2009 and 3/16/2010.

  (7)
  Represents options that vest approximately 33 1/3% on each of 3/13/2009, 3/13/2010 and 3/13/2011.

  (8)
  Represents options that vest approximately 33 1/3% on each of 11/12/2009, 11/12/2010 and 11/12/2011.

  (9)
  Represents options that vest 100% on 3/16/2009.

  (10)
  Represents options that vest 50% on each of 3/15/2009 and 3/15/2010.

  (11)
  Represents options that vest 100% on 7/15/2009.

  (12)
  Represents options that vest 100% on 5/2/2009.

  (13)
  Represents options that vest 50% on each of 3/15/2009 and 12/31/2009.

  (14)
  Mr. Bolger's restricted stock units will vest pro rata according to the terms of his transition agreement.

Aon Corporation

Option Exercises and Stock Vested in Fiscal 2008

        The following table sets forth (1) the number of shares of Common Stock acquired during 2008 by our named executive officers upon the exercise of stock options and the vesting of restricted stock unit awards, and (2) the value realized upon such exercise or vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)(4)	Value Realized on Vesting ($)(5)

(a)	(b)	(c)	(d)	(e)
Gregory C. Case	0	0	17,646	752,672
Christa Davies	0	0	0	0
David P. Bolger	219,608	4,129,286	94,499	5,562,636
Stephen P. McGill	0	0	35,931	1,643,356
Andrew M. Appel	58,333	1,216,535	16,240	724,853
Ted T. Devine	100,000	2,321,500	23,788	1,086,784
Patrick G. Ryan	915,000	6,798,723	6,694	274,430

(1)
The amounts shown in column (b) reflect the aggregate number of shares of Common Stock underlying the options that were exercised in 2008.

(2)
Calculated by multiplying (a) the difference between (i) the market price of Common Stock on the exercise date, which was determined using the closing price on the NYSE of a share of Common Stock, and (ii) the exercise price of the options, by (b) the number of shares of Common Stock acquired upon exercise.

(3)
Represents the vesting of restricted stock units granted under the Aon Stock Plan.

(4)
The amounts shown in column (d) reflect the aggregate number of shares of Common Stock underlying the restricted stock unit awards that vested in 2008. Of the amounts shown, the following aggregate number of shares of Common Stock were withheld to pay taxes due in connection with the vesting: Mr. Case, 5,198 shares; Mr. Bolger, 35,972 shares; Mr. McGill, 14,733 shares; Mr. Appel, 4,844 shares; Mr. Devine, 7,259 shares; and Mr. Ryan, 1,982 shares.

(5)
Calculated by multiplying (a) the fair market value of Common Stock on the vesting date, which was determined using the average of the high and low prices of a share of Common Stock on the date of vesting on the NYSE, by (b) the number of shares of Common Stock acquired upon vesting.

Aon Corporation

Pension Benefits in Fiscal 2008

        The following table sets forth certain information regarding the benefits expected to be paid pursuant to Aon's defined benefit plans, as well as supplemental contractual arrangements. The terms of each such plan and arrangement are described below the table.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)
Gregory C. Case (Principal Executive Officer)	N/A	N/A	N/A	N/A
Christa Davies (Principal Financial Officer, March 14, 2008—Present)	N/A	N/A	N/A	N/A
David P. Bolger (Principal Financial Officer, through March 14, 2008)	Aon Pension Plan Excess Benefit Plan Special Contractual Pension	6 6 10 additional years	73,101 N/A 1,122,280	0 0 0
Stephen P. McGill	N/A	N/A	N/A	N/A
Andrew M. Appel	N/A	N/A	N/A	N/A
Ted T. Devine	N/A	N/A	N/A	N/A
Patrick G. Ryan	Aon Pension Plan Excess Benefit Plan Special Contractual Pension	29 29 15 additional years	1,770,206 8,196,784 3,090,826	0 0 0

(1)
As a result of special contractual pension arrangements, Mr. Bolger is credited with an additional ten years of service for a total of 16 years of service, and Mr. Ryan is credited with an additional 15 years of service for a total of 44 years of service.

(2)
Reflects the actuarial present value of benefits accumulated under the respective plans in accordance with the assumptions disclosed in Note 13 to the audited financial statements included in Aon's 2008 Annual Report. The present values of the accumulated benefits shown above are based on the pension benefits earned from service and compensation through December 31, 2008. The discount rate used to determine the present values is 6.00% and the retirement age is assumed to be the later of age 65 or the current age.

        Prior to January 1, 2007, a participant's final average compensation used for the Aon Pension Plan and the Aon Excess Benefit Plan was the average of his or her base salary and certain eligible bonus payments for the five consecutive calendar plan years during the last ten years of the participant's career for which the average was the highest or, in the case of a participant who has been employed for less than five full years, the period of his or her employment with Aon and our subsidiaries. Due to the number of acquisitions by Aon and resulting pension plan assumptions and mergers, the formula used to determine pension benefits for service prior to January 1, 1998 is complex. The pension formula for service after January 1, 1998, and prior to January 1, 2007, is 1.15% of final average compensation times years of service, plus 0.45% of final average earnings in excess of Social Security Covered Compensation times years of service (maximum of 35 years). Covered Compensation is the average of the Social Security Taxable Wage Base for the 35-year period prior to the participant's normal retirement age.

Aon Corporation

        The Internal Revenue Code places limits on compensation and pension benefits for qualified defined benefit programs such as the Aon Pension Plan. For example, in 2008, compensation in excess of $230,000 cannot be used to determine pension benefits from the Aon Pension Plan. Because of these limitations Aon, like other companies, has established a non-qualified supplemental defined benefit pension program to restore, or partially restore, pension benefits not otherwise payable to an executive under the qualified plan. Aon's ability to offer participation in the Aon Excess Benefit Plan has helped Aon attract and retain our top talent. For certain key executives, Aon has granted additional service credits to be applied in determining supplemental pension benefits, particularly where a new executive loses similar supplemental pension benefits in connection with his or her previous employer upon joining Aon, where prior service is not recognized under the Aon Pension Plan or the Aon Excess Benefit Plan due to merger and acquisition agreements, or where previously enhanced early retirement benefits were offered but the executive was asked by Aon not to participate. Nonetheless, the Aon Excess Benefit Plan contains limitations on compensation and benefits in order to strike a balance between the retentive effects of the plan and the expense of the plan. In addition, minimum age and service requirements exist (attainment of age 50 and 10 years of benefit accrual service) that must be completed before an executive will be entitled to any benefits from the Aon Excess Benefit Plan. Because of its non-qualified tax status, no trust fund exists to formally fund the Aon Excess Benefit Plan and plan benefits are paid on a pay-as-you-go basis from corporate cash flow. As of December 31, 2008, there were 439 active employees who had met the age and service requirements for the Aon Excess Benefit Plan.

        To limit Aon's expense under the Aon Excess Benefit Plan, Aon's Board of Directors approved an amendment to the plan that provides, for years after 2001, earnings in excess of $500,000 will not be included in the calculation of basic benefits. During 2005, Aon's Board of Directors reexamined this change and determined that, for more highly compensated and longer service executives, the compensation limitation could result in a decreasing total pension benefit over time and had the unintended result of encouraging the executive to depart Aon during his or her high earnings years. As a result, effective January 1, 2006, Aon's Board of Directors approved an alternative pension formula that provides a benefit of 1% of final average compensation (without limitation) times total years of service subject to a maximum annual pension benefit of $500,000, subject to certain exceptions. Upon retirement a participant will receive the greater of the pension from the basic formula (1.15%/0.45%) or the 1% formula.

        Effective January 1, 2007, the method used to determine benefits under the Aon Pension Plan and Aon Excess Benefit Plan changed. Beginning January 1, 2007, future pension benefits are earned each calendar year based on the compensation paid in such calendar year. Pension benefits earned prior to 2007 cannot be reduced but pension benefits in the future are earned under this career average pay method rather then the prior final average pay method. The definition of compensation was not changed. The basic pension formula (1.15%/0.45%) and the alternative formula (1%) remain the same but are applied on a future annual career average basis. The plan change has no effect on employees over age 65 as of December 31, 2006 but generally reduces projected pension benefits at normal retirement for other participants. Further, no executive will be entitled to a larger pension benefit under the revised plan than under the plan prior to the change.

        Effective April 1, 2009, all accruals under the Aon Pension Plan and the Aon Excess Benefit Plan will cease and each of the Aon Pension Plan and the Aon Excess Benefit Plan will be frozen.

Aon Corporation

        Estimated pensionable earnings in 2008, estimated years of service at December 31, 2008, and the estimated projected total annual pension benefit at age 65 (or current age if later) for the named executive officers covered by the Aon Pension Plan and the Aon Excess Benefit Plan are:

  (a)
  for Mr. Bolger, estimated pensionable earnings of $1,750,000 (base salary of $750,000 and bonus paid in 2008 of $1,000,000), 16 years of service (6 standard years plus 10 additional years of service granted pursuant to his Employment Agreement dated January 1, 2003) and estimated projected total annual pension benefits of $246,679; and

  (b)
  for Mr. Ryan, estimated pensionable earnings of $3,125,000 (base salary of $1,125,000 plus bonus paid in 2008 of $2,331,250) and 44 years of service (29 standard years plus 15 additional years pursuant to the Letter Agreement between Aon and Mr. Ryan dated December 9, 2005) and estimated total annual pension benefit of $1,474,780. Mr. Ryan retired as of August 1, 2008 and has commenced receiving payments under Aon's benefit plans.

        As Mr. Ryan holds greater than 5% of our outstanding Common Stock and has reached the age of 70 1/2, the minimum required distribution rules of the Internal Revenue Code required that he begin to receive distributions of his tax qualified company sponsored retirement benefits by April 1, 2008. These distributions were paid to Mr. Ryan on a monthly basis in an amount equal to the pension benefits earned under the Aon Pension Plan basic pension formula as of age 65, actuarially increased to April 1, 2008. The minimum required distribution rules of the Internal Revenue Code also required distributions of Mr. Ryan's balance in the Aon Savings Plan, our tax-qualified 401(k) plan, to begin as of April 1, 2008. Mr. Ryan's initial distribution as of April 1, 2008 was made with respect to 2007, the year in which he reached 70 1/2 years of age. In addition, a distribution was made with respect to 2008 on or before December 31, 2008. Thereafter, on or before December 31st of each subsequent year, Mr. Ryan will receive another distribution until the entire balance of his Aon Savings Plan account has been paid to him in full. The amount of each distribution will be determined by taking his account balance at December 31st of the year ended prior to the subject year divided by a life expectancy factor provided by the Internal Revenue Service. Mr. Ryan's benefits under any nonqualified deferred compensation plan, including the Excess Benefit Plan and his special contractual pension benefits, are not affected by these minimum distribution rules.

        None of Mr. Case, Ms. Davies or Messrs. Appel and Devine participate in the Aon Pension Plan or the Aon Excess Benefit Plan because participation under both plans was closed to employees hired after December 31, 2003. Instead, like all employees hired in 2004 or later, they participate at their election in the Aon Savings Plan, a defined contribution 401(k) plan, and in a sub-account under such plan (the Aon Retirement Account) to which Aon may make a discretionary annual contribution for employees hired on or after December 31, 2003. Mr. Case, Ms. Davies and Messrs. Appel and Devine also participate in a non-qualified defined contribution plan (the Aon Supplemental Savings Plan) for executives hired after December 31, 2003. The Aon Supplemental Savings Plan provides for a company allocation as a percentage of compensation in excess of the IRS limit ($230,000 in 2008). Compensation is limited to $500,000 for the Aon Supplemental Savings Plan. The percentage allocation varies by length of service but in the first five years of employment the allocation percentage is 3% and increases to 7% after 30 years of service. Aon made the following contributions for 2008 to respective accounts of each of Mr. Case, Ms. Davies and Messrs. Appel and Devine: a contribution to each officer's Aon Retirement Account under the Aon Savings Plan of $6,900, and an allocation on each officer's behalf of $8,100.

        The 2008 company contributions to the Aon Retirement Account and Aon Supplemental Savings Plan will be the last such allocations. The Aon Retirement Account was frozen effective December 31,

Aon Corporation

2008. Going forward, Mr. Case, Ms. Davies and Messrs. Appel and Devine will each continue to be eligible for our 401(k) plan (the Aon Savings Plan) and the associated Aon Supplemental Savings Plan which will partially restore benefits that are not available under the Aon Savings Plan due to IRS limitations.

        Mr. McGill is not eligible to participate in the plans because he is a United Kingdom-based employee. However, he does receive payments from us into his personal pension plan and is accruing additional pension contribution amounts while he is on assignment in the United States as further described in footnote 7(b) to the Summary Compensation Table and under the caption "McGill Agreement" in the discussion following the Nonqualified Deferred Compensation in Fiscal 2008 Table.

Nonqualified Deferred Compensation in Fiscal 2008 Table

        The table below shows any executive contributions, contributions by Aon, earnings, withdrawals and account balances for the named executive officers with respect to each of the following non-qualified savings plans of Aon:

  •
  the Aon Deferred Compensation Plan, referred to as the "Deferred Compensation Plan,"

  •
  the Aon Supplemental Savings Plan, referred to as the "Supplemental Savings Plan,"

  •
  the Aon Supplemental Employee Stock Ownership Plan, referred to as the "Supplemental ESOP,"

  •
  the Aon Supplemental Profit Sharing Plan, referred to as the "Supplemental Profit Sharing Plan," and

  •
  an agreement with Mr. McGill that provides for the accrual of a pension-equivalent amount while he is assigned to work in the United States, referred to as the "McGill Agreement."

Aon Corporation

        Mr. McGill, as a United Kingdom employee, is not eligible to participate in any of these plans except for the McGill Agreement. See the section entitled "Personal Benefits and Executive Benefits" in Compensation Discussion and Analysis and the narratives set forth below the following table for additional information on these plans.

Name	Name of Plan	Executive Contributions in Last Fiscal Year ($)(1)	Aon Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)

	(a)	(b)	(c)	(d)	(e)	(f)
Gregory C. Case	Deferred Compensation Plan	0	0	0	0	0
	Supplemental Savings Plan	0	8,100	484	0	35,175
	Supplemental ESOP	0	0	0	0	0
	Supplemental Profit Sharing Plan	0	0	0	0	0
Christa Davies	Deferred Compensation Plan	0	0	0	0	0
	Supplemental Savings Plan	0	8,100	0	0	8,100
	Supplemental ESOP	0	0	0	0	0
	Supplemental Profit Sharing Plan	0	0	0	0	0
David P. Bolger	Deferred Compensation Plan	375,000	0	(849,867)	0	1,319,960
	Supplemental Savings Plan	0	0	0	0	0
	Supplemental ESOP	0	0	0	0	0
	Supplemental Profit Sharing Plan	0	0	0	0	0
Stephen P. McGill	Deferred Compensation Plan	0	0	0	0	0
	Supplemental Savings Plan	0	0	0	0	0
	Supplemental ESOP	0	0	0	0	0
	Supplemental Profit Sharing Plan	0	0	0	0	0
	McGill Agreement(5)	0	166,459	0	0	581,410
Andrew M. Appel	Deferred Compensation Plan	237,237	0	7,597	0	324,254
	Supplemental Savings Plan	0	8,100	(2,439)	0	22,561
	Supplemental ESOP	0	0	0	0	0
	Supplemental Profit Sharing Plan	0	0	0	0	0
Ted T. Devine	Deferred Compensation Plan	0	0	0	0	0
	Supplemental Savings Plan	0	8,100	462	0	34,055
	Supplemental ESOP	0	0	0	0	0
	Supplemental Profit Sharing Plan	0	0	0	0	0
Patrick G. Ryan	Deferred Compensation Plan	0	0	54,448	0	1,748,493
	Supplemental Savings Plan	0	0	(17,297)	161,455	526,601
	Supplemental ESOP	0	0	(25)	19,542	0
	Supplemental Profit Sharing Plan	0	0	(56,845)	118,146	1,658,237

(1)
These amounts are included in "Salary" and/or "Non-Equity Incentive Plan Compensation" for 2008 in the Summary Compensation Table.

(2)
These amounts are included in "All Other Compensation" for 2008 in the Summary Compensation Table.

(3)
No amounts in this column are included as 2008 compensation in the Summary Compensation Table.

Aon Corporation

(4)
The following table provides the amount reported in the "Aggregate Balance at Last Fiscal Year End" column for each named executive officer that has been previously reported as compensation in our Summary Compensation Tables for 2008, 2007 and 2006.

Name	Name of Plan	Amount Included in 2008 Compensation in Summary Compensation Table ($)	Amount Included in 2007 Compensation in Summary Compensation Table ($)		Amount Included in 2006 Compensation in Summary Compensation Table ($)

Gregory C. Case	Supplemental Savings Plan	8,100	8,250		8,400
Christa Davies	Supplemental Savings Plan	8,100	N/A	(a)	N/A	(a)
David P. Bolger	Deferred Compensation Plan	375,000	457,500		420,000
Stephen P. McGill	McGill Agreement	166,459	0		N/A	(a)
Andrew M. Appel	Deferred Compensation Plan	237,237	75,000		N/A	(a)
	Supplemental Savings Plan	8,100	8,250		N/A	(a)

	Total for Mr. Appel:	245,337	83,250
Ted T. Devine	Supplemental Savings Plan	8,100	N/A	(a)	N/A	(a)
Patrick G. Ryan	—	0	0		0

  (a)
  The compensation of Ms. Davies and Messrs. McGill, Appel and Devine was first reported in a Summary Compensation Table of Aon in the following years: Ms. Davies (2008); Mr. McGill (2007); Mr. Appel (2007); and Mr. Devine (2008).

(5)
The amounts set forth with respect to the McGill Agreement have been converted from British pounds sterling of 2008 Earnings of £114,066 (USD$166,459) and December 31, 2008 balance of £398,410 (USD$581,410) to U.S. dollars based on the conversion rate in effect as of December 31, 2008. See "McGill Agreement" below for more information.

  Aon Deferred Compensation Plan ("Deferred Compensation Plan")

        The Deferred Compensation Plan is an unfunded, unsecured deferred compensation program that allows participants to defer:

  •
  Up to 75% of their base salary;

  •
  All or a portion of their annual performance bonus; and

  •
  Up to 75% of other earnings, including hiring, retention or non-performance bonuses.

        Aon does not make any company contributions to the Deferred Compensation Plan. The aggregate balances shown above represent amounts that the named executive officers earned but elected to defer, plus earnings or losses. Deferrals may be allocated among a choice of 14 valuation funds, including a fund that tracks Common Stock, that are used to determine investment gains or losses credited to the accumulated account balance. Participants can change their investment selections on a going-forward basis by contacting the Plan's administrator.

        When participants elect to defer amounts into the Deferred Compensation Plan, they must also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year, whether or not employment has then ended, or after the executive's retirement or termination.

        Participants who elect to have distributions made in a specific year must choose a payout date that is at least three years after the date of the first deferral election, and can elect to receive a single,

Aon Corporation

lump-sum payment or up to five annual installments. Distributions begin as soon as practicable after February 28 of the elected calendar year. Participants who elect to have distributions made at retirement or termination can elect to receive a single, lump-sum payment or up to ten annual installments. Payments commence as soon as practicable after February 28 of the year following termination of employment, unless they are considered a "key employee" under Section 409A of the Internal Revenue Code, in which case payment is delayed at least 6 months after date of termination.

  Aon Supplemental Profit Sharing Plan ("Supplemental Profit Sharing Plan")

        Prior to 1989, Mr. Ryan participated in the Combined International Corporation Staff Employees Profit Sharing Plan, the "CIC Profit Sharing Plan," which eventually became the Aon Savings Plan. A Supplemental Profit Sharing Plan was established to provide company allocations similar to those that participants would have received had the Internal Revenue Code limits not restricted contributions in the CIC Profit Sharing Plan. No company allocations were made to the Supplemental Profit Sharing Plan after 1988. Distributions from the Supplemental Profit Sharing Plan are made in cash after actual retirement.

        Aon Supplemental Savings Plan ("Supplemental Savings Plan") and Aon Supplemental Employee Stock Ownership Plan ("Supplemental ESOP")

        In 1989, Aon established tax qualified retirement plans, the Savings Plan and the Aon Employee Stock Ownership Plan, the "ESOP." The ESOP was merged into the Savings Plan in 2002. The Aon Supplemental Savings Plan and Supplemental ESOP were created to provide matching and other company allocations similar to those that participants in the Savings Plan and ESOP would have received had the Internal Revenue Code limits not restricted contributions under the Savings Plan and ESOP. As of January 1, 2004, no further matching allocations or other company allocations were made to the Supplemental Savings Plan or Supplemental ESOP, subject to very limited exceptions for employees of a specific practice group of Aon Consulting. Distributions from the Supplemental ESOP are made in the form of Common Stock. Distributions from the Supplemental Savings Plan and Supplemental ESOP must begin at the earlier of retirement or age 65.

        A supplemental retirement account was established under the Supplemental Savings Plan for employees eligible for the Aon Retirement Account of the Aon Savings Plan and whose regular contributions were limited due to Internal Revenue Code compensation limits. Employees are eligible for the supplemental retirement account if they are eligible to participate in the regular Aon Retirement Account (criteria include hired after January 1, 2004, paid 1,000 or more hours per year and did not accrue a benefit under the Aon Pension Plan) and plan eligible compensation exceeds the Internal Revenue Code qualified plan limit. The Board will determine the allocation to be paid in each particular year.

  McGill Agreement

        We have agreed to make on behalf of Mr. McGill, a United Kingdom employee, annual contributions to his personal pension plan; however, as he is currently assigned to the United States his receipt of the full amount of these pension payments each year may subject the payments to United States tax treatment that is less favorable than that he would otherwise have experienced as an employee in the United Kingdom. To ensure Mr. McGill is not unfavorably treated due to his U.S. assignment, Aon has agreed to pay on behalf of Mr. McGill a smaller portion of his total yearly pension contribution and to hold the balance as an accrual in an unfunded account until he is reassigned back to the United Kingdom when it will be distributed according to an agreed upon seven-year schedule. These pension contribution amounts that are held pending Mr. McGill's return to the United Kingdom do not earn interest or otherwise accrue earnings before final disbursement. On January 8, 2008, Aon paid £23,434 ($46,242 in U.S. Dollars based on then-current exchange rate) in pension plan contributions on behalf of Mr. McGill and during 2008 his balance of deferred pension amounts accrued £114,066 ($166,459 in U.S. Dollars based on December 31, 2007 exchange rate).

Aon Corporation

Potential Payments on Termination or Change-in-Control

Severance Agreements

        Aon has entered into severance agreements, as amended, which we refer to as "Tier 1 Agreements," with certain of its key executive officers, including Messrs. Case, McGill, Appel and Devine, and Ms. Davies. We refer to these officers as "Tier 1 Executives." Neither Mr. Bolger nor Mr. Ryan is party to a Tier 1 Agreement.

        The Tier 1 Agreements are intended to secure the continued service and to ensure the dedication and objectivity of the Tier 1 Executives in the event of an actual or threatened change in control of Aon.

        The Tier 1 Agreement between Aon and each Tier 1 Executive provides that the executive receives the following severance benefits upon qualifying terminations of employment in connection with or within two years following a change in control of Aon: (a) the executive's base salary through the date of termination, a pro-rated bonus based upon the executive's average annual cash incentive for the preceding three years and any accrued vacation pay; (b) for key executive officers other than Mr. Case, two times the sum of: (i) the executive's annual base salary in effect on the date of termination; and (ii) the executive's average incentive compensation over the previous two years (with regard to Mr. Case, three times the sum of (i) his highest annual base salary in effect during the twelve-month period prior to the date of termination and (ii) his target annual incentive bonus for the fiscal year in which the date of termination occurs); (c) the amount forfeited by the executive under any qualified defined contribution plan as a result of the executive's termination; and (d) the executive's accrued benefits under Aon's nonqualified benefit plans, which shall vest and be payable with two additional years of age and service credit and, in the case of the Supplemental Savings Plan, two additional years of plan contributions (with regard to Mr. Case, three additional years of age and service credit and, in the case of the Supplemental Savings Plan, three additional years of plan contributions). Qualifying terminations consist of termination by Aon other than for cause (as defined in the Tier 1 agreements) or by the executive for good reason (as defined in the Tier 1 agreements), in each case in connection with or within two years following a change in control of Aon.

        As defined in the Tier 1 Agreements:

  •
  "Good reason" means: (1) a material adverse change in authority, powers, functions, duties or responsibilities; (2) a material reduction in salary or bonus opportunity; (3) a failure to maintain material employee benefit or compensation plans; (4) a reassignment of the executive to an office location more than 50 miles from the executive's current location; or (5) a failure by Aon to require a successor to assume Aon's obligations, and

  •
  "Cause" means: (1) a material breach by the executive of the executive's duties and responsibilities which is demonstrably willful and deliberate, which is committed in bad faith or without reasonable belief that the breach is in the best interests of Aon and which is not remedied in a reasonable period of time after receipt of written notice from Aon of such breach; (2) gross misconduct, theft, fraud, breach of trust or any act of dishonesty by the executive which results in material harm to Aon; or (3) the commission by the executive of a felony involving moral turpitude.

        Each Tier 1 Agreement between Aon and each Tier 1 Executive also requires that Aon maintain medical, dental and life insurance on behalf of the executive for two years, or until the executive becomes eligible for substantially equivalent benefits from another employer. In addition, all stock

Aon Corporation

options and other equity awards will become fully vested and each option will remain exercisable until the expiration of its term. The agreements for executives not based in the United States were modified to conform to local benefit practices and to comply with local laws.

        A "change in control" for purposes of the agreements generally consists of any of the following: (a) an acquisition of 30% or more of either outstanding common stock or the combined voting power of the outstanding securities entitled to vote; (b) a change in the majority of the current Board; (c) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Aon (unless (i) the existing stockholders receive more than 60% of the outstanding common stock and the combined voting power of the surviving company, as the case may be, (ii) no person or group owns 30% or more of the outstanding common stock or combined voting power of the surviving company and (iii) there is no change in the majority of the Board); and (d) a liquidation or dissolution of Aon.

        As a condition to the receipt of payments and benefits pursuant to the Tier 1 Agreement, the executive is required to enter into an agreement with Aon providing that the executive will not compete with Aon or solicit employees or customers of Aon for a two-year period and will not use or disclose any confidential information of Aon. In addition, the Tier 1 Agreement provides for a full release by the executive of claims in connection with the payment of severance benefits.

        If an executive is entitled under the Tier 1 Agreement to severance payments and benefits or the vesting of equity awards, and any payment or distribution to the executive pursuant to such agreements are, or would otherwise be, subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then the executive is entitled to a grossed-up payment from the Company sufficient to pay the amount of such excise tax.

        The Board may terminate the Tier 1 Agreements for named executive officers, other than Mr. Case, upon 120 days notice to an executive, provided that no termination may occur if the Board has knowledge of an action to effect a change in control or if there has been a change in control. Mr. Case's Tier 1 Agreement may not, without his consent, be amended or terminated during the term of his employment agreement. In any event, each executive's Tier 1 Agreement will terminate upon the first to occur of the executive's death and the termination of the employment relationship of the executive prior to a change in control.

Employment Agreements

        As noted in the narrative captioned "Employment Agreements and Other Compensation Arrangements" following the table captioned Grants of Plan-Based Awards in Fiscal Year 2008 each of Mr. Case, Ms. Davies, and Messrs. Bolger, McGill, Appel and Devine has entered into an employment agreement or a transition agreement with Aon. In addition, Mr. Ryan is a party to a letter agreement with Aon which was entered into in connection with his continued service as Executive Chairman. The terms of these various agreements that provide benefits upon a change in control or the termination of employment under various scenarios are set forth below.

  Mr. Case's Employment Agreement

        Mr. Case's employment agreement provides that, in the event of Mr. Case's death during the term of the agreement, his heirs, executors or the administrators of his estate will receive: (i) his accrued base salary through and including his date of death; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a

Aon Corporation

prorated annual incentive bonus through and including his date of death; (iv) other employee benefits to which he was entitled at the time of his death in accordance with the terms of the plans and programs of Aon; and (v) continued vesting of the stock options and awards granted to him pursuant to the agreement. If Mr. Case's employment is terminated due to his incapacity or disability, he will receive the payments and benefits set forth in items (i) through (v) of the immediately preceding sentence, substituting the word "disability" for "death."

        Mr. Case's employment agreement also provides that if Aon terminates Mr. Case's employment for cause (as defined in the agreement) as determined by a majority of the members of the Board of Directors (excluding Mr. Case), Mr. Case will be entitled to receive: (i) his accrued base salary through and including his date of termination; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of termination; and (iv) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon. In the event of a termination for cause, Mr. Case must immediately resign from Aon's Board of Directors.

        If Aon terminates his employment for any other reason (other than for cause as defined in the agreement), Mr. Case will be entitled to receive: (i) his accrued base salary through and including his date of termination; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of termination; (iv) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon; provided that Aon shall continue to provide medical, dental and vision benefits to Mr. Case, his spouse and dependent children for a period of 24 months following the date of termination, followed with immediate eligibility for coverage under Aon's retiree medical program until Mr. Case, his spouse and dependent children become covered by the plan of another employer providing comparable benefits; (v) accelerated vesting of the restricted stock unit award and continued vesting of the stock option awards granted to him pursuant to the agreement; and (vi) a lump sum cash payment equal to two times the sum of Mr. Case's base salary and his target annual incentive bonus for the bonus year in which his employment terminates, provided that for purposes of this calculation, Mr. Case's base salary and target annual bonus will be no less than his initial base salary and initial target bonus. If Mr. Case voluntarily terminates his employment with good reason (as defined in the agreement), he will be entitled to receive the payments and benefits set forth in items (i) through (vi) of the immediately preceding sentence. In addition, if Mr. Case's employment is terminated for any reason other than by Aon for cause (as defined in the agreement) after Mr. Case has attained at least age 50 and completed at least 10 years of continuous employment, Mr. Case, his spouse and his dependent children will be eligible for coverage under Aon's retiree medical program.

        Non-competition and non-solicitation covenants apply to Mr. Case for a period of two years following the termination of his employment without regard to the reason for such termination.

  Ms. Davies' Employment Agreement

        Ms. Davies' employment agreement provides that, in the event of the death of Ms. Davies during the term of the agreement, her heirs, executors or the administrators of her estate will receive: (i) her accrued base salary through and including her date of death; and (ii) a lump sum cash payment equal to her base salary at the date of death through November 11, 2012, reduced by the amount of any benefit paid under any life insurance policy maintained by Aon for her benefit. In the event of Aon's

Aon Corporation

termination of the employment of Ms. Davies by reason of disability, she will receive: (i) her accrued base salary through and including her date of termination plus any unpaid annual or long-term bonus earned for the completed year prior to her termination; and (ii) continuation of her base salary at the rate in effect at the date of termination through November 11, 2012, reduced by the amount of any benefit paid under any disability insurance policy maintained by Aon for her benefit.

        Ms. Davies' employment agreement also provides that if Aon terminates Ms. Davies' employment for cause due to a failure to perform her material duties under the agreement, Ms. Davies will be entitled to receive: (i) her accrued base salary through the date of termination; (ii) the continuation of her base salary for a period of two years from the date of termination; and (iii) other employee benefits to which she was entitled at the time of her termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Ms. Davies' employment for cause as set forth in her employment agreement (other than as provided in the immediately preceding sentence), Ms. Davies will receive: (i) her accrued base salary through her date of termination; and (ii) other employee benefits to which she was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Ms. Davies' employment for any reason, other than for cause, or other than due to death or disability, Aon must give Ms. Davies 365 days prior written notice of termination, and she will be entitled to the following: (i) for the period of time beginning with Aon's delivery of notice of termination to Ms. Davies and extending through the date of termination: (A) Aon will continue to pay her salary at the rate in effect on the date of delivery of notice of termination; (B) Ms. Davies will remain eligible for annual bonuses determined in accordance with the terms of the senior management incentive plan; (C) Ms. Davies will continue to be entitled to all employee benefits; and (D) Ms. Davies will continue to vest in and be eligible to earn long-term incentive awards; (ii) on the termination date, Ms. Davies shall receive a lump sum cash payment equal to any accrued but unpaid base salary; any unpaid annual or long-term bonus earned for the completed year prior to such date; and an amount equal to her target full-year annual incentive award based on her base salary and target annual award percentage (or value, as applicable) as determined under the senior management incentive plan in effect for the bonus year in which the notice of termination is given; and (iii) for the period of time beginning on the termination date through November 11, 2012, provided that Ms. Davies complies with the non-competition, non-solicitation and confidentiality provisions of the employment agreement, the continuation of base salary at the rate in effect on the date notice termination is given.

        If Ms. Davies voluntarily terminates her employment for any reason (other than good reason), Ms. Davies must give Aon ninety (90) days prior written notice and will receive: (i) her accrued base salary through her date of termination; and (ii) other employee benefits to which she was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Ms. Davies voluntarily terminates her employment for good reason (as defined in the agreement), Ms. Davies must give Aon thirty (30) days prior written notice and Ms. Davies will receive the benefits outlined in the last sentence of the immediately preceding paragraph, with the date of the delivery by Ms. Davies to Aon of notice of termination deemed to be the date of the notice of termination, and the date specified in such notice as Ms. Davies' last day of employment with Aon as the termination date.

        In addition, if Ms. Davies is terminated without cause, or if she voluntarily terminates her employment for good reason (as defined in the agreement), the stock awards and stock options granted to Ms. Davies pursuant to the employment agreement will immediately vest as of the date of termination.

Aon Corporation

        Non-competition and non-solicitation covenants apply to Ms. Davies for a period of two years following the termination of her employment without regard to the reason for such termination.

  Mr. Bolger's Transition Agreement

        The transition agreement contains provisions that provide for the following upon a "Change in Control" (as defined in the Transition Agreement) during the Continuation Period: (i) Mr. Bolger's outstanding equity based awards that would otherwise vest on December 31, 2009 due to the applicable vesting schedule or if Mr. Bolger was involuntarily terminated (other than for cause) as of December 31, 2009 shall immediately become fully vested and nonforfeitable, and (ii) to the extent any cash payment for Mr. Bolger's salary, bonus for 2007 performance, any bonus for 2008 performance or the deferred compensation payments and supplemental pension benefits have not been paid to Mr. Bolger, then pursuant to the terms of the transition agreement they shall be paid in a lump-sum on the date of the "Change in Control." The terms of the Severance Agreement dated as of February 8, 2005 between Mr. Bolger and Aon, that provided Mr. Bolger with certain financial protections in the event of a termination of his employment linked to a change in control of Aon, remains in effect solely for the tax gross-up obligations of Aon with respect to severance payments paid to Mr. Bolger.

        The payments and benefits to Mr. Bolger under the transition agreement are subject to his executing and not revoking a release of claims shortly after July 1, 2008. The transition agreement also contains indemnification provisions, including the advance to Mr. Bolger of related expenses, according to which Aon will indemnify Mr. Bolger if he is made a party, or is threatened to be made a party to any action, suit or proceeding pursuant to his capacity as a director, officer or employee of Aon. Aon has agreed to maintain a directors and officers liability insurance policy covering Mr. Bolger to the extent it provides such coverage to its other executive officers or directors.

        If Mr. Bolger's employment under the transition agreement is terminated due to: (i) his death, his beneficiaries shall be entitled to the continuation of the compensation and benefits he would have been provided under the transition agreement, excluding welfare benefits; (ii) his illness, injury or other disability or Aon's breach of the transition agreement, he shall be entitled to the compensation and benefits provided to him under the transition agreement to the extent not yet then provided; (3) the Governance and Nominating Committee of Aon's Board of Directors determines that he has breached and not cured his breach of the transition agreement, all of Aon's obligations under the transition agreement immediately terminate, except for certain continuing rights of Mr. Bolger to his account balance under Aon's deferred compensation plan and supplemental pension benefits.

        Non-competition and non-solicitation covenants apply to Mr. Bolger for a period of two years following the termination of his employment without regard to the reason for such termination.

  Mr. McGill's Employment Agreement

        Mr. McGill's employment agreement provides that, in the event Mr. McGill is terminated without cause, Mr. McGill is entitled to receive the salary and benefits payable to him during the notice period of twelve months set forth in the agreement, plus base salary though January 1, 2013. The treatment of the various equity and equity-based awards granted to Mr. McGill, including restricted stock unit awards, stock options, and performance share units, is governed by the various plans and award agreements applicable to each such grant.

Aon Corporation

  Mr. Appel's Employment Agreement

        Mr. Appel's employment agreement provides that, in the event of Mr. Appel's death during the term of the agreement, his heirs, executors or the administrators of his estate will receive: (i) his accrued base salary through and including his date of death; and (ii) a lump sum cash payment equal to Mr. Appel's base salary at the date of death through July 16, 2010, reduced by the amount of any benefit paid under any life insurance policy maintained by Aon for his benefit. In the event of Aon's termination of Mr. Appel's employment by reason of disability, he will receive: (i) his accrued base salary through and including his date of termination; and (ii) a lump sum cash payment equal to Mr. Appel's base salary at the date of termination through July 16, 2010, reduced by the amount of any benefit paid under any disability insurance policy maintained by Aon for his benefit.

        Mr. Appel's employment agreement also provides that if Aon terminates Mr. Appel's employment for cause due to a failure or inability to perform his material duties under the agreement to the satisfaction of the majority of the members of the Governance/Nominating Committee, Mr. Appel will be entitled to receive: (i) his accrued base salary through his date of termination; (ii) the continuation of his base salary for a period of two years from his date of termination; and (iii) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Mr. Appel's employment for cause as set forth in his employment agreement (other than as provided in the immediately preceding sentence), Mr. Appel will receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Mr. Appel's employment for any reason, other than for cause, or due to death or disability, Aon must give Mr. Appel twelve (12) months prior written notice of termination, and he will be entitled to receive: (i) his accrued base salary through his date of termination; (ii) a lump sum cash payment equal to the product of (A) two (2) and (B) the sum of the base salary and Mr. Appel's target annual incentive bonus for the bonus year in which his employment terminates; and (iii) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon. If Mr. Appel voluntarily terminates his employment for good reason (as defined in the agreement), he will be entitled to receive the payments and benefits set forth in items (i) through (iii) of the immediately preceding sentence. In addition, if Mr. Appel is terminated without cause, or if he voluntarily terminates his employment for good reason (as defined in the agreement), the stock awards and stock options granted to Mr. Appel pursuant to the employment agreement will immediately vest as of the date of termination.

        Non-competition and non-solicitation covenants apply to Mr. Appel for a period of two years following the termination of his employment without regard to the reason for such termination.

  Mr. Devine's Employment Agreement

        Mr. Devine's employment agreement provides that, in the event of Mr. Devine's death during the term of the agreement, his heirs, executors or the administrators of his estate will receive: (i) his accrued base salary through and including his date of death; and (ii) a lump sum cash payment equal to Mr. Devine's base salary at the date of death through May 1, 2010, reduced by the amount of any benefit paid under any life insurance policy maintained by Aon for his benefit. In the event of Aon's termination of Mr. Devine's employment by reason of disability, he will receive: (i) his accrued base salary through and including his date of termination; and (ii) a lump sum cash payment equal to Mr. Devine's base salary at the date of termination through May 1, 2010, reduced by the amount of any benefit paid under any disability insurance policy maintained by Aon for his benefit.

Aon Corporation

        Mr. Devine's employment agreement also provides that if Aon terminates Mr. Devine's employment for cause due to a failure or inability to perform his material duties under the agreement to the satisfaction of the majority of the members of the Governance/Nominating Committee, Mr. Devine will be entitled to receive: (i) his accrued base salary through his date of termination; (ii) the continuation of his base salary for a period of two years from his date of termination; and (iii) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Mr. Devine's employment for cause as set forth in his employment agreement (other than as provided in the immediately preceding sentence), Mr. Devine will receive: (i) his accrued base salary through his date of termination; and (ii) other employee benefits to which he was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Mr. Devine's employment for any reason, other than for cause, or due to death or disability, Aon must give Mr. Devine twelve (12) months prior written notice of termination, and he will be entitled to receive: (i) his accrued base salary through his date of termination; (ii) continued payments of his base salary at the rate in effect at the date of termination of employment through May 1, 2010; and (iii) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon. In addition, if Aon terminates Mr. Devine's employment for any reason, other than for cause, or due to death or disability, Mr. Devine will continue to be eligible for a pro rata bonus through the date of termination, payable by Aon at the time bonuses are generally paid to senior executives. In addition, if Mr. Devine is terminated without cause, the stock awards and stock options granted to Mr. Devine pursuant to the employment agreement will immediately vest as of the date of termination.

        Non-competition and non-solicitation covenants apply to Mr. Devine for a period of two years following the termination of his employment without regard to the reason for such termination.

  Mr. Ryan's Letter Agreement

        The letter agreement with Mr. Ryan provides that all of Mr. Ryan's unvested options immediately vested as of the date he ceased to be employed by Aon. The agreement also extends the expiration date of Mr. Ryan's options until the later of: (a) the 15th day of the third month following the date the exercise period for each such option would have expired; and (b) December 31 of the calendar year during which the exercise period for each such option would otherwise have expired. In addition, upon cessation of Mr. Ryan's employment, he and his eligible family members are entitled to continue participation in Aon-sponsored group health plans for life. Finally, subject to certain qualifications, the agreement provides that Mr. Ryan shall receive a supplemental pension benefit calculated based upon his actual years of service with Aon plus fifteen years (to the extent such years are not considered under Aon's pension plans), the latter representing his years of service with Ryan Insurance Group prior to the date of its acquisition by Aon.

Termination and Change-in-Control Tables

        The tables below outline the potential payments to the named executive officers upon the occurrence of various termination events, including, without limitation, a termination upon a change in control of Aon. The following assumptions apply with respect to the tables below and any termination of employment of a named executive officer:

  •
  The amounts shown in the table assume that the employment of each named executive officer, with the exception of Mr. Ryan, was terminated on December 31, 2008, and that the price per share of Common Stock is $45.68 per share, the closing market price per share on December 31,

Aon Corporation

    2008, the last trading day of 2008. Accordingly, the tables set forth amounts earned as of December 31, 2008 and include estimates of amounts that would be paid to the named executive officer upon the occurrence of a termination event. Information regarding the payments and benefits received by Mr. Ryan in connection with his retirement on August 1, 2008 are set forth under the heading "Retirement of Patrick G. Ryan" below.

  •
  The employment of the named executive officers did not actually terminate on December 31, 2008. In addition, a change in control of Aon did not occur on December 31, 2008. As a result, the named executive officers did not receive any of the amounts shown in the tables below. The actual amounts to be paid to a named executive officer in connection with a termination event can only be determined at the time of such termination event.

  •
  Each named executive officer is entitled to receive amounts earned during the term of his employment regardless of the manner of termination. These amounts include accrued base salary, accrued vacation time and other employee benefits to which the named executive officer was entitled on the date of termination, and are not shown in the tables below.

  •
  For purposes of the tables below, the specific definitions of (i) "good reason" applicable to the column entitled "Voluntary Termination—Good Reason," (ii) "cause" applicable to the column entitled "Involuntary Termination—For Cause," and (iii) "without cause" or "not for cause" applicable to the column entitled "Involuntary Termination—Without Cause" for each of the named executive officers can be found, to the extent applicable, in their respective employment agreements. In addition, the specific definitions of "qualifying termination" applicable to the column entitled "Qualifying Termination—Change-in-Control" can be found in the Tier 1 Agreements entered into with each of the named executive officers other than Messrs. Bolger and Ryan.

Aon Corporation

Gregory C. Case
President and Chief Executive Officer
Payments and Benefits Upon Termination as of December 31, 2008(1)

	Voluntary Termination— by Mr. Case Without Good Reason ($)	Voluntary Termination— by Mr. Case for Good Reason(2) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in-Control(3) ($)

Cash Severance(4)	—	7,500,000	—	—	—	7,500,000	11,250,000
Annual Incentive Bonus(5)	—	2,250,000	2,250,000	2,250,000	—	2,250,000	2,545,833
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(6)	—	6,227,417	6,227,417	6,227,417	—	6,227,417	6,227,417
Stock Options (Unvested; Accelerated or Continued Vesting)(7)(8)	—	8,079,661	8,820,385	8,820,385	—	8,079,661	8,820,385
Performance Share Units (LPP)(9)	—	16,389,284	17,257,386	17,257,386	—	16,389,284	25,886,079
Continuation of Health & Welfare Benefits(10)	—	18,248	—	—	—	18,248	27,372
Additional Pension and Non-Qualified Plan Benefit(11)	—	—	—	—	—	—	45,000
Excise Tax Gross-Up(12)	—	—	—	—	—	—	14,730,473
Continuation of Life and Disability(13)	—	—	—	—	—	—	11,124
Additional Benefit(14)	—	—	2,000,000	—	—	—	—

(1)
For purposes of this table, we have assumed that Mr. Case's compensation is as follows: current base salary is equal to $1,500,000 and target annual incentive bonus is equal to 150% of base salary.

(2)
Represents a voluntary termination by Mr. Case due to: (a) the assignment to Mr. Case of any duties materially inconsistent with his position, authority, duties or responsibilities contemplated by his employment agreement; (b) Aon's failure to comply with the provisions of his employment agreement regarding compensation; (c) Aon's requirement that Mr. Case's principal office be located more than fifty (50) miles outside the greater Chicago metropolitan area; or (d) any other material breach by Aon of his employment agreement. Other than as provided in the preceding sentence, any other voluntary termination by Mr. Case shall constitute "Voluntary Termination—by Mr. Case Without Good Reason."

(3)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. Case would receive the maximum benefits possible pursuant to the terms of his Tier 1 Agreement as described in the section above entitled, "Severance Agreements."

(4)
Severance is calculated as two times the sum of base salary and target annual incentive bonus for "Voluntary Termination—by Mr. Case for Good Reason" and "Involuntary Termination—Without Cause," and as three times base salary and target annual incentive bonus for "Qualifying Termination—Change-in-Control."

(5)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years.

(6)
Under "Voluntary Termination—by Mr. Case Without Good Reason" and "Involuntary Termination—For Cause" the vesting of all outstanding unvested restricted stock award unit awards ceases upon the date of the

Aon Corporation

  employment termination and all unvested awards are forfeit. Under "Voluntary Termination—by Mr. Case for Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested restricted stock unit awards granted pursuant to Mr. Case's employment agreement immediately vest; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," (a) all outstanding unvested restricted stock unit awards granted pursuant to Mr. Case's employment agreement continue to vest as if Mr. Case remained employed by Aon and (b) all outstanding unvested RSUs granted pursuant to the ISP vest immediately. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(7)
Under "Voluntary Termination—by Mr. Case Without Good Reason" and "Involuntary Termination—For Cause" the vesting ceases of all outstanding unvested stock options as of the date of termination, all unvested options are forfeit, and in the case of "Voluntary Termination—by Mr. Case Without Good Reason," the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Mr. Case for Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested stock options granted pursuant to Mr. Case's employment agreement continue to vest in accordance with their original vesting schedules and remain exercisable until 90 days following the later of: (i) the date the option becomes fully vested; or (ii) the date of termination; and (b) all other outstanding unvested stock options vest as of the termination date in a pro rata amount based on the number of days of service between the date of grant and the month of termination, all remaining unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability": (a) all outstanding unvested stock options granted pursuant to Mr. Case's employment agreement continue to vest as if Mr. Case remained employed by Aon and remain exercisable for twelve months; and (b) all other outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. For options other than those granted under the 2006 LPP, the 2007 LPP and the 2008 LPP, under "Qualifying Termination—Change-in-Control," all outstanding unvested options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For options granted under the 2006 LPP, under "Qualifying Termination—Change-in-Control," all outstanding unvested options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For options granted under the 2007 LPP and the 2008 LPP, under "Qualifying Termination—Change-in-Control": (a) in the event of an involuntary termination without cause within two years following a change in control, all outstanding unvested options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the treatment described in this footnote for options granted other than pursuant to the named executive officer's employment agreement will continue to apply.

(8)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2008 that vest as applicable to each termination scenario.

(9)
The amounts in this row are attributable to grants under the 2006 LPP, the 2007 LPP and the 2008 LPP. For grants under each of the 2006 LPP, the 2007 LPP and the 2008 LPP, under "Voluntary Termination—by Mr. Case Without Good Reason" and "Involuntary Termination—For Cause" participation in the LPP is cancelled retroactively back to the beginning of the performance period. For grants under the 2006 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to fully vested restricted stock units at one hundred percent (100%) of the target level. For grants under the 2007 LPP and the 2008 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) a pro-rated amount calculated using the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period.

For grants under the 2006 LPP, under "Involuntary Termination—Without Cause," "Voluntary Termination—by Mr. Case for Good Reason," or "Qualifying Termination—Change-in-Control," a pro-rated amount of the outstanding performance share units under the LPP convert to fully vested restricted stock units at the end of the performance period based on (a) in the case of "Voluntary Termination—by Mr. Case for Good Reason"

Aon Corporation

  and "Involuntary Termination—Without Cause" the achievement of growth as a proportion of the total achieved over the performance period, or (b) in the case of "Qualifying Termination—Change-in-Control," the greater of target or the number of shares that would have resulted from the growth rate achieved during Mr. Case's period of service during the performance period. For grants under the 2007 LPP and the 2008 LPP, under "Voluntary Termination—by Mr. Case for Good Reason" and "Involuntary Termination—Without Cause," a pro-rated amount of the outstanding performance share units convert to shares of Common Stock at the end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the named executive officer's employment will be measured as of the last full calendar quarter preceding retirement or termination. For grants under the 2007 LPP and the 2008 LPP, under "Qualifying Termination—Change in Control," the outstanding performance share units convert to shares of Common Stock as follows: (a) if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the conversion occurs at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described elsewhere in this footnote shall apply as if a change in control did not occur. In addition, amounts calculated using the methodology as described in this footnote represent: (a) for grants under the 2006 LPP and the 2008 LPP, the payout of a pro-rated amount of the outstanding performance share units, at one hundred and fifty percent (150%) of the target level; and (b) for grants under the 2007 LPP, the payout of a pro-rated amount of the outstanding performance share units at two hundred percent (200%) of the target level. For grants under the 2006 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the LPP, the performance share units issued under the LPP will become immediately vested at the greater of the target level or the number of shares of Common Stock that would have resulted from the growth rate achieved during the period up to the closing date of the change in control transaction. For grants under the 2007 LPP and the 2008 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the respective LPP, the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the performance period up to the closing date.

(10)
Continuation of Health & Welfare Benefits is calculated as twenty-four (24) months under "Voluntary Termination—by Mr. Case for Good Reason," and "Involuntary Termination—Without Cause," and thirty-six (36) months under "Qualifying Termination—Change-in-Control."

(11)
Represents additional pension and non-qualified plan benefits payable to Mr. Case upon a "Qualifying Termination—Change-in-Control." Includes two additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the supplemental savings plan, three additional years of plan contributions.

(12)
The assumptions used to calculate the excise tax gross-up include the following: (a) a change in control occurred on December 31, 2008; (b) the named executive officer was involuntarily terminated on December 31, 2008; (c) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (d) the excise tax rate was twenty percent (20%).

(13)
Continuation of life and disability insurance is calculated as thirty-six (36) months under "Qualifying Termination—Change-in-Control."

(14)
Represents an additional benefit payable upon Mr. Case's death in excess of the amount generally available to Aon's employees.

Aon Corporation

Christa Davies
Executive Vice President and Chief Financial Officer(1)
Payments and Benefits Upon Termination as of December 31, 2008(2)

	Voluntary Termination— by Ms. Davies Without Good Reason ($)	Voluntary Termination— by Ms. Davies For Good Reason(3) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause (Performance)(4) ($)	Involuntary Termination— For Cause (all others)(5) ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in-Control(6) ($)

Cash Severance(7)	—	5,040,753	1,415,753	1,415,753	1,500,000	—	5,040,753	1,500,000
Annual Incentive Bonus(8)	—	—	—	—	—	—	—	-0-
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(9)	—	3,882,800	3,882,800	3,882,800	—	—	3,882,800	3,882,800
Stock Options (Unvested; Accelerated or Continued Vesting)(10)(11)	—	37,439	139,918	139,918	—	—	37,439	139,918
Performance Share Units (LPP)(12)	—	893,295	1,786,590	1,786,590	—		893,295	2,679,886
Continuation of Health & Welfare Benefits(13)	—	—	—	—	—	—	—	10,854
Additional Pension and Non-Qualified Plan Benefit(14)	—	—	—	—	—	—	—	16,200
Excise Tax Gross-Up(15)	—	—	—	—	—	—	—	1,607,910
Continuation of Life and Disability(16)	—	—	—	—	—	—	—	2,664

(1)
Reflects Ms. Davies' title as of December 31, 2008. Ms. Davies joined Aon on November 12, 2007 as Executive Vice President, Global Finance, and became Chief Financial Officer of Aon as of March 14, 2008.

(2)
For purposes of this table, we have assumed that Ms. Davies' compensation is as follows: current base salary is equal to $750,000 and target annual incentive bonus is equal to 150% of base salary.

(3)
Represents a voluntary termination by Ms. Davies due to: (a) the assignment to Ms. Davies of any duties materially inconsistent with his position, authority, duties or responsibilities contemplated by her employment agreement; (b) Aon's failure to comply with the provisions of her employment agreement regarding compensation; (c) Aon's requirement that Ms. Davies' principal office be located more than fifty (50) miles outside the greater Chicago metropolitan area; or (d) any other material breach by Aon of her employment agreement. Other than as provided in the preceding sentence, any other voluntary termination by Ms. Davies shall constitute "Voluntary Termination—by Ms. Davies Without Good Reason."

(4)
Represents a termination for any failure (other than physical or mental disability) of Ms. Davies to perform her material duties under his employment agreement.

(5)
Represents any termination for "Cause" as defined in Ms. Davies' employment agreement, other than as provided in footnote (4) above.

(6)
For purposes of this table, under a "Qualifying Termination— Change-in-Control" we have assumed that Ms. Davies would receive the maximum benefits possible pursuant to the terms of her Tier 1 Agreement as described in the section entitled, "Severance Agreements."

Aon Corporation

(7)
Severance is calculated as two times the sum of base salary and target annual incentive bonus for "Voluntary Termination—by Ms. Davies For Good Reason" and "Involuntary Termination—Without Cause," and as two times base salary plus average incentive compensation for the preceding two years for "Qualifying Termination—Change-in-Control." For "Death" and "Disability," severance is calculated as a pro-rata amount of base salary from the date of death through the end of the employment period, reduced by the amount of any benefit paid under any individual or group life insurance policy or any disability policy maintained by us for the benefit of Ms. Davies. For "Involuntary Termination—For Cause (Performance), severance is calculated as the continuation of base salary for a period of two years from the date of termination of Employment.

(8)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years. For Ms. Davies, who commenced employment with Aon in November 2007, and did not receive an incentive payment in 2008, this amount is zero.

(9)
Under "Voluntary Termination—by Ms. Davies Without Good Reason," "Involuntary Termination For Cause (Performance)," and "Involuntary Termination For Cause (all others)," the vesting of all outstanding restricted stock award unit awards ceases upon the date of the employment termination and all unvested awards are forfeit, and for "Voluntary Termination—by Ms. Davies Without Good Reason," the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Ms. Davies For Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested restricted stock unit awards granted pursuant to Ms. Davies' employment agreement immediately vest; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(10)
Under "Voluntary Termination—by Ms. Davies Without Good Reason" "Involuntary Termination For Cause (Performance)," and "Involuntary Termination For Cause (all others)" the vesting ceases of all outstanding unvested stock options as of the date of termination, all unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Ms. Davies For Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested stock options granted pursuant to Ms. Davies' employment agreement immediately vest and remain exercisable for 90 days; and (b) all other outstanding unvested stock options vest as of the termination date in a pro rata amount based on the number of days of service between the date of grant and the month of termination, all remaining unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability" all outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. For all options other than those granted under the 2008 LPP, under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For options granted under the 2008 LPP, under "Qualifying Termination—Change-in-Control": (a) in the event of an involuntary termination without cause within two years following a change in control, all outstanding unvested options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the treatment described in this footnote for options granted other than pursuant to the named executive officer's employment agreement will continue to apply.

(11)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2008 that vest as applicable to each termination scenario.

(12)
The amounts in this row are attributable to grants under the 2008 LPP. For grants under the 2008 LPP, under "Voluntary Termination—by Ms. Davies Without Good Reason" and "Involuntary Termination—For Cause" participation in the LPP is cancelled retroactively back to the beginning of the performance period. For grants under the 2008 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or

Aon Corporation

  (b) a pro-rated amount calculated using the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period.

  For grants under the 2008 LPP, under "Voluntary Termination—by Ms. Davies for Good Reason" and "Involuntary Termination—Without Cause," a pro-rated amount of the outstanding performance share units convert to shares of Common Stock at the end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the named executive officer's employment will be measured as of the last full calendar quarter preceding retirement or termination. For grants under the 2008 LPP, under "Qualifying Termination—Change-in-Control," the outstanding performance share units convert to shares of Common Stock as follows: (a) if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the conversion occurs at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described elsewhere in this footnote shall apply as if a change in control did not occur. In addition, amounts calculated using the methodology as described in this footnote represent, for grants under the 2008 LPP, the payout of a pro-rated amount of the outstanding performance share units at two hundred percent (200%) of the target level. For grants under the 2008 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the respective LPP, the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the performance period up to the closing date.

(13)
Continuation of Health & Welfare Benefits is calculated as thirty-six (36) months under "Qualifying Termination—Change-in-Control."

(14)
Represents additional pension and non-qualified plan benefits payable to Ms. Davies under the various termination scenarios. Includes two additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the supplemental savings plan, two additional years of plan contributions.

(15)
The assumptions used to calculate the excise tax gross-up include the following: (a) a change in control occurred on December 31, 2008; (b) the named executive officer was involuntarily terminated on December 31, 2008; (c) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (d) the excise tax rate was twenty percent (20%).

(16)
Continuation of life and disability insurance is calculated as twenty-four (24) months under "Qualifying Termination—Change-in-Control."

Aon Corporation

David P. Bolger
Former Executive Vice President—Chief Financial Officer(1)
Payments and Benefits Upon Termination as of December 31, 2008

	Voluntary Termination ($)	Voluntary Termination— by Mr. Bolger For Breach by Company ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause (as determined by Governance Committee) ($)(2)	Involuntary Termination— For Cause (all others) ($)(3)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change in Control ($)(4)

Annual Incentive Bonus(5)	281,250	281,250	281,250	281,250	—	—	281,250	281,250
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(6)	—	4,047,111	4,047,111	2,448,311	—	—	2,448,311	4,047,111
Stock Options (Unvested; Accelerated or Continued Vesting)(7)(8)	—	984,821	984,821	984,821	—	—	984,821	984,821
Performance Share Units (LPP)(9)	—	4,965,622	3,926,059	3,926,059			4,965,622	5,889,088
Additional Pension and Non-Qualified Plan Benefit(10)	1,551,554	1,551,554	1,551,554	1,551,554	1,551,554	1,551,554	1,551,554	1,551,554
Excise Tax Gross-Up(11)	—	—	—	—	—	—	—	2,512,788

(1)
Mr. Bolger served as Aon's Executive Vice President—Chief Financial Officer until March 14, 2008, when Ms. Davies assumed the role of Aon's Chief Financial Officer, after which time Mr. Bolger continued his employment as set forth in his Transition Agreement.

(2)
Represents a termination for a breach by Mr. Bolger of his obligations under his transition agreement as determined by a majority of the members of the Governance/Nominating Committee of Aon's Board of Directors.

(3)
Represents any termination for "Cause" as defined in Mr. Bolger's transition agreement, other than as provided in footnote (2) above.

(4)
For purposes of this table, under a "Qualifying Termination—Change-in-Control," the benefits payable upon termination are governed by the terms of Mr. Bolger's transition agreement, which is described in the section entitled "Severance Agreements."

(5)
Represents the payment of a target bonus of $112,500 multiplied by the number of months of service as Aon's Chief Financial Officer in 2008 pursuant to Mr. Bolger's transition agreement.

(6)
Under "Voluntary Termination," "Involuntary Termination—For Cause (as determined by Governance Committee)," and "Involuntary Termination—For Cause (all others)" the vesting of all outstanding restricted stock unit awards ceases upon the date of the employment termination and all unvested awards are forfeit. Under "Voluntary Termination—by Mr. Bolger For Breach by Company" and "Death," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Involuntary Termination—Without Cause" and "Disability": (a) with respect to restricted stock unit awards granted prior to September 16, 2004, vesting ceases as of the date of termination and all such unvested awards are forfeit, and (b) with respect to restricted stock unit awards granted after September 16, 2004, that (i) were not granted pursuant to the ISP, the unvested restricted stock awards vest as of the employment termination date in a pro rata amount based on the number of days of service between the date of grant and the date of

Aon Corporation

  termination and remaining unvested awards are forfeit, and (ii) were granted pursuant to the ISP, the restricted stock unit awards continue to vest in accordance with their original vesting schedules. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(7)
Under "Death," all outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death to exercise all vested options. Under "Voluntary Termination—by Mr. Bolger for Breach by Company," "Involuntary Termination—Without Cause," and "Disability" with respect to those options granted after September 16, 2004 the unvested stock options vest as of the employment termination date in a pro-rata amount based on the number of days of service between the date of grant and the date of termination, all remaining unvested options are forfeit and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under either scenario of "Involuntary Termination—For Cause" and "Disability" with respect to options granted after September 16, 2004, all vesting ceases as of the date of termination and all such unvested awards are forfeit. Under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and remain exercisable through the life of the grant.

(8)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2008 that vest as applicable to each termination scenario.

(9)
The amounts in this row are attributable to grants under the 2006 LPP and the 2007 LPP. For grants under each of the 2006 LPP and the 2007 LPP, under "Voluntary Termination" and under either scenario of "Involuntary Termination—For Cause" participation in the LPP is cancelled retroactively back to the beginning of the performance period. For grants under the 2006 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to fully vested restricted stock units at one hundred percent (100%) of the target level. For grants under the 2007 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) a pro-rated amount calculated using the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period.

  For grants under the 2006 LPP, under "Voluntary Termination—by Mr. Bolger For Breach by Company" "Involuntary Termination—Without Cause," or "Qualifying Termination—Change-in-Control," a pro-rated amount of the outstanding performance share units under the LPP convert to fully vested restricted stock units at the end of the performance period based on (a) in the case of "Voluntary Termination—by Mr. Bolger For Breach by Company" and "Involuntary Termination—Without Cause" the achievement of growth as a proportion of the total achieved over the performance period, or (b) in the case of "Qualifying Termination—Change-in-Control," the greater of target or the number of shares that would have resulted from the growth rate achieved during Mr. Bolger's period of service during the performance period. For grants under the 2007 LPP, under "Voluntary Termination—by Mr. Bolger For Breach by Company" and "Involuntary Termination—Without Cause," a pro-rated amount of the outstanding performance share units convert to shares of Common Stock at the end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the named executive officer's employment will be measured as of the last full calendar quarter preceding retirement or termination. For grants under the 2007 LPP, under "Qualifying Termination—Change-in-Control," the outstanding performance share units convert to shares of Common Stock as follows: (a) if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the conversion occurs at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described elsewhere in this footnote shall apply as if a change in control did not occur. In addition, amounts calculated using the methodology as described in this footnote represent: (a) for grants under the 2006 LPP, the payout of a pro-rated amount of the outstanding performance share units, at one hundred and fifty percent (150%) of the target level; and (b) for grants under the 2007 LPP, the payout of a pro-rated amount of the outstanding performance share units at two hundred percent (200%) of the target level. For grants

Aon Corporation

  under the 2006 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the LPP, the performance share units issued under the LPP will become immediately vested at the greater of the target level or the number of shares of Common Stock that would have resulted from the growth rate achieved during the period up to the closing date of the change in control transaction. For grants under the 2007 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the 2007 LPP, the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the performance period up to the closing date.

(10)
Represents additional pension and non-qualified plan benefits payable to Mr. Bolger upon the various termination scenarios, including the payment of $1,319,960 which represents Mr. Bolger's balance in the Non-Qualified Deferred Compensation Plan.

(11)
The assumptions used to calculate the excise tax gross-up include the following: (a) a change in control occurred on December 31, 2008; (b) the named executive officer was involuntarily terminated on December 31, 2008; (c) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (d) the excise tax rate was twenty percent (20%).

Aon Corporation

Stephen P. McGill
Chief Executive Officer—Aon Risk Services(1)
Payments and Benefits Upon Termination as of December 31, 2008(2)

	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in-Control(3) ($)

Cash Severance(4)	—	—	—	—	4,013,145	4,496,351
Annual Incentive Bonus(5)	—	—	—	—	—	1,193,929
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(6)	—	7,332,188	7,332,188	—	4,294,003	7,332,188
Stock Options (Unvested; Accelerated or Continued Vesting)(7)(8)	—	451,375	451,375	—	178,551	451,375
Performance Share Units (LPP)(9)	—	6,605,922	6,605,922	—	6,305,553	9,908,883
Continuation of Health & Welfare Benefits(10)	—	—	—	—	—	17,184
Additional Pension and Non-Qualified Plan Benefit(11)	—	—	—	—	—	—
Excise Tax Gross-Up(12)	—	—	—	—	—	—
Continuation of Life and Disability(13)	—	—	—	—	—	—

(1)
Mr. McGill served as Chief Executive Officer of Aon Risk Services Americas during 2007 and through January 2008, and was named Chairman and Chief Executive Officer of Aon Risk Services in February 2008.

(2)
For purposes of this table, we have assumed that Mr. McGill's compensation is as follows: current base salary is equal to £550,000, which is equivalent to $802,629 using a foreign currency translation rate of 1.459326 as of December 31, 2008, and target annual incentive bonus is equal to 150% of base salary.

(3)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. McGill would receive the maximum benefits possible pursuant to the terms of his Tier 1 Agreement as described in the section entitled, "Severance Agreements."

(4)
"Involuntary Termination—Without Cause," severance is calculated as the amount equal to salary and benefits payable to Mr. McGill during the notice period of twelve months required by his employment agreement, plus base salary through January 1, 2013. Severance is calculated as two times base salary plus average incentive compensation for the preceding two years for "Qualifying Termination—Change-in-Control."

(5)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years.

(6)
Under "Voluntary Termination" and "Involuntary Termination—For Cause" the vesting of all outstanding restricted stock award unit awards ceases upon the date of the employment termination and all unvested awards are forfeit. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Involuntary Termination—Without Cause": (a) with respect to restricted stock unit awards granted other than pursuant to the ISP, the unvested restricted stock unit awards vest as of the employment termination date in a pro rata amount based on the number of days of service between the date of grant and the date of termination and all remaining unvested awards are forfeit; and (b) with respect to restricted stock unit awards granted pursuant to the ISP, the restricted stock unit awards continue to vest in accordance with their original vesting schedules. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(7)
Under "Voluntary Termination," the vesting ceases of all outstanding unvested stock options as of the date of employment termination, all unvested options are forfeit and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability" all outstanding

Aon Corporation

  unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. Under "Involuntary Termination—For Cause," all vesting ceases as of the date of termination and all such unvested awards are forfeit. Under "Involuntary Termination—Without Cause," all outstanding unvested stock options vest as of the termination date in a pro rata amount based on the number of days of service between the date of grant and the date of termination, all remaining unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For all options other than those granted under the 2006 LPP, the 2007 LPP and the 2008 LPP, under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For options granted under the 2006 LPP, under "Qualifying Termination—Change-in-Control," all outstanding invested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For options granted under the 2007 LPP and the 2008 LPP, under "Qualifying Termination—Change-in-Control": (a) in the event of an involuntary termination without cause within two years following a change in control, all outstanding unvested options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the treatment described in the footnote for options granted other than pursuant to the named executive officer's employment agreement will continue to apply.

(8)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2008 that vest as applicable to each termination scenario.

(9)
The amounts in this row are attributable to grants under the 2006 LPP, the 2007 LPP and the 2008 LPP. For grants under each of the 2006 LPP, the 2007 LPP and the 2008 LPP, under "Voluntary Termination" and "Involuntary Termination—For Cause" participation in the LPP is cancelled retroactively back to the beginning of the performance period. For grants under the 2006 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to fully vested restricted stock units at one hundred percent (100%) of the target level. For grants under the 2007 LPP and the 2008 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) a pro-rated amount calculated using the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period.

For grants under the 2006 LPP, under "Involuntary Termination—Without Cause," or "Qualifying Termination—Change-in-Control," a pro-rated amount of the outstanding performance share units under the LPP convert to fully vested restricted stock units at the end of the performance period based on (a) in the case of "Involuntary Termination—Without Cause" the achievement of growth as a proportion of the total achieved over the performance period, or (b) in the case of "Qualifying Termination—Change in Control," the greater of target or the number of shares that would have resulted from the growth rate achieved during Mr. McGill's period of service during the performance period. For grants under the 2007 LPP and the 2008 LPP, under "Involuntary Termination—Without Cause," a pro-rated amount of the outstanding performance share units convert to shares of Common Stock at the end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the named executive officer's employment will be measured as of the last full calendar quarter preceding retirement or termination. For grants under the 2007 LPP and the 2008 LPP, under "Qualifying Termination—Change-in-Control," the outstanding performance share units convert to shares of Common Stock as follows: (a) if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the conversion occurs at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described elsewhere in this footnote shall apply as if a change in control did not occur. In addition, amounts calculated using the methodology as described in this footnote represent: (a) for grants under the 2006 LPP and the 2008 LPP, the payout of a pro-rated amount of

Aon Corporation

  the outstanding performance share units, at one hundred and fifty percent (150%) of the target level; and (b) for grants under the 2007 LPP, the payout of a pro-rated amount of the outstanding performance share units at two hundred percent (200%) of the target level. For grants under the 2006 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the LPP, the performance share units issued under the LPP will become immediately vested at the greater of the target level or the number of shares of Common Stock that would have resulted from the growth rate achieved during the period up to the closing date of the change in control transaction. For grants under the 2007 LPP and the 2008 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the respective LPP, the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the performance period up to the closing date.

(10)
Continuation of Health & Welfare Benefits is calculated as twenty-four (24) months under "Qualifying Termination—Change-in-Control."

(11)
Mr. McGill does not qualify for any additional pension or non-qualified plan benefits due to his status as a citizen of the United Kingdom. For additional information with respect to the pension benefits payable to Mr. McGill, see the table captioned Nonqualified Deferred Compensation in Fiscal 2008 Table set forth in this proxy statement.

(12)
Mr. McGill does not qualify for any excise tax gross up with respect to taxes in the United States due to his status as a citizen of the United Kingdom.

(13)
Mr. McGill does not qualify for continuation of life and disability insurance due to his status as a citizen of the United Kingdom.

Aon Corporation

Andrew M. Appel
Chief Executive Officer—Aon Re Global; Chairman—Aon Consulting Worldwide, Inc.(1)
Payments and Benefits Upon Termination as of December 31, 2008(2)

	Voluntary Termination— by Mr. Appel Without Good Reason ($)	Voluntary Termination— by Mr. Appel For Good Reason(3) ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause (as determined by Governance Committee)(4) ($)	Involuntary Termination— For Cause (all others)(5) ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in- Control(6) ($)

Cash Severance(7)	—	4,750,000	-0-	-0-	1,900,000	—	4,750,000	4,750,000
Annual Incentive Bonus(8)	—	—	—	—	—	—	—	918,333
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(9)	—	5,093,411	5,093,411	5,093,411	—	—	5,093,411	5,093,411
Stock Options (Unvested; Accelerated or Continued Vesting)(10)(11)	—	624,429	1,617,160	1,617,160			624,429	1,617,160
Performance Share Units (LPP)(12)	—	6,305,553	6,605,922	6,605,922	—	—	6,305,553	9,908,883
Continuation of Health & Welfare Benefits(13)	—	—	—	—	—	—	—	16,278
Additional Pension and Non-Qualified Plan Benefit(14)	324,254	324,254	324,254	324,254	324,254	324,254	324,254	324,254
Excise Tax Gross-Up(15)	—	—	—	—	—	—	—	5,208,660
Continuation of Life and Disability(16)	—	—	—	—	—	—	—	3,556

(1)
Reflects Mr. Appel's title as of December 31, 2008. Mr. Appel served as Chief Executive Officer of Aon Consulting Worldwide, Inc. through January 2008 and was named Chief Executive Officer of Aon Re Global and Chairman of Aon Consulting Worldwide, Inc. in February 2008.

(2)
For purposes of this table, we have assumed that Mr. Appel's compensation is as follows: current base salary is equal to $950,000 and target annual incentive bonus is equal to 150% of base salary.

(3)
Represents a voluntary termination by Mr. Appel due to: (a) the assignment to Mr. Appel of any duties materially inconsistent with his position, authority, duties or responsibilities contemplated by his employment agreement; (b) Aon's failure to comply with the provisions of his employment agreement regarding compensation; (c) Aon's requirement that Mr. Appel's principal office be located more than fifty (50) miles outside the greater Chicago metropolitan area; or (d) any other material breach by Aon of his employment agreement. Other than as provided in the preceding sentence, any other voluntary termination by Mr. Appel shall constitute "Voluntary Termination—by Mr. Appel Without Good Reason."

(4)
Represents a termination for any failure or inability (other than physical or mental disability) of Mr. Appel to perform his material duties under his employment agreement to the satisfaction of at least a majority of the members of the Governance/Nominating Committee of Aon's Board of Directors.

Aon Corporation

(5)
Represents any termination for "Cause" as defined in Mr. Appel's employment agreement, other than as provided in footnote (4) above.

(6)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. Appel would receive the maximum benefits possible pursuant to the terms of his Tier 1 Agreement as described in the section entitled, "Severance Agreements."

(7)
Severance is calculated as two times the sum of base salary and target annual incentive bonus for "Voluntary Termination—by Mr. Appel For Good Reason" and "Involuntary Termination—Without Cause," and as two times base salary plus average incentive compensation for the preceding two years for "Qualifying Termination—Change-in-Control." For "Death" and "Disability," severance is calculated as a pro-rata amount of base salary from the date of death through the end of the employment period, reduced by the amount of any benefit paid under any individual or group life insurance policy or any disability policy maintained by us for the benefit of Mr. Appel. For "Involuntary Termination—For Cause (as determined by Governance Committee)," severance is calculated as the continuation of base salary for a period of two years from the date of termination of Employment.

(8)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years.

(9)
Under "Voluntary Termination—by Mr. Appel Without Good Reason," "Involuntary Termination For Cause (as determined by Governance Committee)," and "Involuntary Termination For Cause (all others)," the vesting of all outstanding restricted stock award unit awards ceases upon the date of the employment termination and all unvested awards are forfeit, and for "Voluntary Termination—by Mr. Appel Without Good Reason," the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Mr. Appel For Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested restricted stock unit awards granted pursuant to Mr. Appel's employment agreement immediately vest; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(10)
Under "Voluntary Termination—by Mr. Appel Without Good Reason" "Involuntary Termination For Cause (as determined by Governance Committee)," and "Involuntary Termination For Cause (all others)" the vesting ceases of all outstanding unvested stock options as of the date of termination, all unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Voluntary Termination—by Mr. Appel For Good Reason" and "Involuntary Termination—Without Cause": (a) all outstanding unvested stock options granted pursuant to Mr. Appel's employment agreement immediately vest and remain exercisable for 90 days; and (b) all other outstanding unvested stock options vest as of the termination date in a pro rata amount based on the number of days of service between the date of grant and the month of termination, all remaining unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability" all outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. For all options other than those granted under the 2006 LPP, the 2007 LPP and the 2008 LPP, under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For options granted under the 2006 LPP, under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For options granted under the 2007 LPP and the 2008 LLP, under "Qualifying Termination—Change-in-Control": (a) in the event of an involuntary termination without cause within two years following a change in control, all outstanding unvested options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the treatment described in the footnote for options granted other than pursuant to the named executive officer's employment agreement will continue to apply.

Aon Corporation

(11)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2008 that vest as applicable to each termination scenario.

(12)
The amounts in this row are attributable to grants under the 2006 LPP, the 2007 LPP and the 2008 LPP. For grants under each of the 2006, the 2007 LPP and the 2008 LPP, under "Voluntary Termination—by Mr. Appel Without Good Reason" and "Involuntary Termination—For Cause" participation in the LPP is cancelled retroactively back to the beginning of the performance period. For grants under the 2006 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to fully vested restricted stock units at one hundred percent (100%) of the target level. For grants under the 2007 LPP and the 2008 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) a pro-rated amount calculated using the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period.

For grants under the 2006 LPP, under "Involuntary Termination—Without Cause," or "Qualifying Termination—Change-in-Control," a pro-rated amount of the outstanding performance share units under the LPP convert to fully vested restricted stock units at the end of the performance period based on (a) in the case of "Voluntary Termination—by Mr. Appel for Good Reason" and "Involuntary Termination—Without Cause" the achievement of growth as a proportion of the total achieved over the performance period, or (b) in the case of "Qualifying Termination—Change-in-Control," the greater of target or the number of shares that would have resulted from the growth rate achieved during Mr. Appel's period of service during the performance period. For grants under the 2007 LPP and the 2008 LPP, under "Voluntary Termination—by Mr. Appel for Good Reason" and "Involuntary Termination—Without Cause," a pro-rated amount of the outstanding performance share units convert to shares of Common Stock at the end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the named executive officer's employment will be measured as of the last full calendar quarter preceding retirement or termination. For grants under the 2007 LPP and the 2008 LPP, under "Qualifying Termination—Change-in-Control," the outstanding performance share units convert to shares of Common Stock as follows: (a) if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the conversion occurs at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described elsewhere in this footnote shall apply as if a change in control did not occur. In addition, amounts calculated using the methodology as described in this footnote represent: (a) for grants under the 2006 LPP and the 2008 LPP, the payout of a pro-rated amount of the outstanding performance share units, at one hundred and fifty percent (150%) of the target level; and (b) for grants under the 2007 LPP, the payout of a pro-rated amount of the outstanding performance share units at two hundred percent (200%) of the target level. For grants under the 2006 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the LPP, the performance share units issued under the LPP will become immediately vested at the greater of the target level or the number of shares of Common Stock that would have resulted from the growth rate achieved during the period up to the closing date of the change in control transaction. For grants under the 2007 LPP and the 2008 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the respective LPP, the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the performance period up to the closing date.

(13)
Continuation of Health & Welfare Benefits is calculated as thirty-six (36) months under "Qualifying Termination—Change-in-Control."

(14)
Represents additional pension and non-qualified plan benefits payable to Mr. Appel under the various termination scenarios, including the payment of $324,254 representing Mr. Appel's balance in the Non Qualified Deferred Compensation Plan. Includes two additional years of age and service credit under Aon's

Aon Corporation

  nonqualified benefit plans, and, in the case of the supplemental savings plan, two additional years of plan contributions.

(15)
The assumptions used to calculate the excise tax gross-up include the following: (a) a change in control occurred on December 31, 2008; (b) the named executive officer was involuntarily terminated on December 31, 2008; (c) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (d) the excise tax rate was twenty percent (20%).

(16)
Continuation of life and disability insurance is calculated as twenty-four (24) months under "Qualifying Termination—Change-in-Control."

Aon Corporation

Ted T. Devine
Executive Vice President; President—Aon Risk Services(1)
Payments and Benefits Upon Termination as of December 31, 2008(2)

	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination— For Cause (as determined by Governance Committee)(3) ($)	Involuntary Termination— For Cause (all others)(4) ($)	Involuntary Termination— Without Cause ($)	Qualifying Termination— Change-in- Control(5) ($)

Cash Severance(6)	—	-0-	-0-	1,900,000	—	1,266,667	4,560,000
Annual Incentive Bonus(7)	—	—	—	—	—	—	906,000
Restricted Stock Unit Awards (Unvested; Accelerated or Continued Vesting)(8)	—	4,711,618	4,711,618	—	—	4,711,618	4,711,618
Stock Options (Unvested; Accelerated or Continued Vesting)(9)(10)	—	1,686,625	1,686,625	—	—	565,179	1,686,625
Performance Share Units (LPP)(11)	—	6,605,922	6,605,922	—	—	6,305,553	9,908,883
Continuation of Health & Welfare Benefits(12)	—	—	—	—	—	—	18,248
Additional Pension and Non-Qualified Plan Benefit(13)	16,200	16,200	16,200	16,200	16,200	16,200	16,200
Excise Tax Gross-Up(14)	—	—	—	—	—	—	6,489,545
Continuation of Life and Disability(15)	—	—	—	—	—	—	4,304

(1)
Reflects Mr. Devine's title as of December 31, 2008. Mr. Devine joined Aon as Executive Vice President in 2005 and was named President of Aon Risk Services in February 2008.

(2)
For purposes of this table, we have assumed that Mr. Appel's compensation is as follows: current base salary is equal to $950,000 and target annual incentive bonus is equal to 150% of base salary.

(3)
Represents a termination for any failure or inability (other than physical or mental disability) of Mr. Devine to perform his material duties under his employment agreement to the satisfaction of at least a majority of the members of the Governance/Nominating Committee of Aon's Board of Directors.

(4)
Represents any termination for "Cause" as defined in Mr. Devine's employment agreement, other than as provided in footnote (3) above.

(5)
For purposes of this table, under a "Qualifying Termination—Change-in-Control" we have assumed that Mr. Devine would receive the maximum benefits possible pursuant to the terms of his Tier 1 Agreement as described in the section entitled, "Severance Agreements."

(6)
Severance represents continuation of base salary through May 1, 2010 for "Involuntary Termination—Without Cause," and as two times base salary plus average incentive compensation for the preceding two years for "Qualifying Termination—Change-in-Control." For "Death" and "Disability," severance is calculated as a pro-rata amount of base salary from the date of death through the end of the employment period, reduced by the amount of any benefit paid under any individual or group life insurance policy or any disability policy maintained by us for the benefit of Mr. Devine. For "Involuntary Termination—For Cause (as determined by Governance Committee)," severance is calculated as the continuation of base salary for a period of two years from the date of termination of Employment.

Aon Corporation

(7)
For "Qualifying Termination—Change-in-Control," the annual incentive bonus is generally calculated based upon the named executive officer's average annual cash incentive for the preceding three years.

(8)
Under "Voluntary Termination," "Involuntary Termination For Cause (as determined by Governance Committee)," and "Involuntary Termination For Cause (all others)," the vesting of all outstanding restricted stock award unit awards ceases upon the date of the employment termination and all unvested awards are forfeit, and for "Voluntary Termination" the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Involuntary Termination—Without Cause": (a) all outstanding unvested restricted stock unit awards granted pursuant to Mr. Devine's employment agreement immediately vest; and (b) all outstanding unvested restricted stock unit awards granted pursuant to the ISP continue to vest in accordance with their original vesting schedules. Under "Death" and "Disability," all outstanding unvested restricted stock unit awards become fully vested as of the date of termination. Under "Qualifying Termination—Change-in-Control," all outstanding unvested restricted stock unit awards become fully vested.

(9)
Under "Voluntary Termination," "Involuntary Termination For Cause (as determined by Governance Committee)," and "Involuntary Termination For Cause (all others)" the vesting ceases of all outstanding unvested stock options as of the date of termination, all unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Involuntary Termination—Without Cause": (a) all outstanding unvested stock options granted pursuant to Mr. Devine's employment agreement immediately vest and remain exercisable for 90 days; and (b) all other outstanding unvested stock options vest as of the termination date in a pro rata amount based on the number of days of service between the date of grant and the month of termination, all remaining unvested options are forfeit, and the named executive officer has a 90-day period from the date of termination to exercise all vested options. Under "Death" and "Disability" all outstanding unvested stock options immediately vest and the named executive officer has a 12-month period from the date of death or disability to exercise all vested options. For all options other than those granted under the 2006 LPP, the 2007 LPP and the 2008 LPP, under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For options granted under the 2006 LPP, under "Qualifying Termination—Change-in-Control," all outstanding unvested stock options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options. For options granted under the 2007 LPP and the 2008 LPP, under "Qualifying Termination—Change-in-Control": (a) in the event of an involuntary termination without cause within two years following a change in control, all outstanding unvested options become fully vested and the named executive officer has a 90-day period from the date of termination to exercise all vested options; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the treatment described in the footnote for options granted other than pursuant to the named executive officer's employment agreement will continue to apply.

(10)
The amounts in this row represent the intrinsic value of the unvested stock options as of December 31, 2008 that vest as applicable to each termination scenario.

(11)
The amounts in this row are attributable to grants under the 2006 LPP, the 2007 LPP and the 2008 LPP. For grants under each of the 2006 LPP, the 2007 LPP and the 2008 LPP, under "Voluntary Termination" and "Involuntary Termination—For Cause" participation in the LPP is cancelled retroactively back to the beginning of the performance period. For grants under the 2006 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to fully vested restricted stock units at one hundred percent (100%) of the target level. For grants under the 2007 LPP and the 2008 LPP, under "Death" or "Disability," the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) a pro-rated amount calculated using the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period.

For grants under the 2006 LPP, under "Involuntary Termination—Without Cause," or "Qualifying Termination—Change-in-Control," a pro-rated amount of the outstanding performance share units under the LPP convert to fully vested restricted stock units at the end of the performance period based on (a) in the case of "Involuntary Termination—Without Cause" the achievement of growth as a proportion of the total achieved over the performance period, or (b) in the case of "Qualifying Termination—Change-in-Control,"

Aon Corporation

  the greater of target or the number of shares that would have resulted from the growth rate achieved during Mr. Devine's period of service during the performance period. For grants under the 2007 LPP and the 2008 LPP, under "Involuntary Termination—Without Cause," a pro-rated amount of the outstanding performance share units convert to shares of Common Stock at the end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the named executive officer's employment will be measured as of the last full calendar quarter preceding retirement or termination. For grants under the 2007 LPP and the 2008 LPP, under "Qualifying Termination—Change-in-Control," the outstanding performance share units convert to shares of Common Stock as follows: (a) if the named executive officer's employment is terminated without cause following a change in control prior to the end of the performance period, the conversion occurs at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of shares that would have resulted from the growth rate achieved during the named executive officer's period of service during the performance period; and (b) in the event of a termination for cause, voluntary termination, death or disability, or if the named executive officer's employment continues through the end of the performance period, the treatment described elsewhere in this footnote shall apply as if a change in control did not occur. In addition, amounts calculated using the methodology as described in this footnote represent: (a) for grants under the 2006 LPP and the 2008 LPP, the payout of a pro-rated amount of the outstanding performance share units, at one hundred and fifty percent (150%) of the target level; and (b) for grants under the 2007 LPP, the payout of a pro-rated amount of the outstanding performance share units at two hundred percent (200%) of the target level. For grants under the 2006 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the LPP, the performance share units issued under the LPP will become immediately vested at the greater of the target level or the number of shares of Common Stock that would have resulted from the growth rate achieved during the period up to the closing date of the change in control transaction. For grants under the 2007 LPP and the 2008 LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the respective LPP, the outstanding performance share units will immediately convert to shares of Common Stock at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the performance period up to the closing date.

(12)
Continuation of Health & Welfare Benefits is calculated as thirty-six (36) months under "Qualifying Termination—Change-in-Control."

(13)
Represents additional pension and non-qualified plan benefits payable to Mr. Devine under the various termination scenarios. Includes two additional years of age and service credit under Aon's nonqualified benefit plans, and, in the case of the supplemental savings plan, two additional years of plan contributions.

(14)
The assumptions used to calculate the excise tax gross-up include the following: (a) a change in control occurred on December 31, 2008; (b) the named executive officer was involuntarily terminated on December 31, 2008; (c) the combined state and federal tax rate for the named executive officer was forty percent (40%); and (d) the excise tax rate was twenty percent (20%).

(15)
Continuation of life and disability insurance is calculated as twenty-four (24) months under "Qualifying Termination—Change-in-Control."

Aon Corporation

Retirement of Patrick G. Ryan

        The impact of Mr. Ryan's retirement, effective August 1, 2008, on his compensation and benefits is as follows:

        All outstanding unvested restricted stock unit awards granted to Mr. Ryan continue to vest in accordance with their original vesting schedules. The market value of the unvested restricted stock unit awards as of August 1, 2008 was $1,950,305.

        All outstanding unvested stock options held by Mr. Ryan became fully vested as of August 1, 2008 and remain exercisable until the later of: (i) the 15th day of the third calendar month following the expiration date of the original exercise period; or (b) December 31 of the calendar year during which the exercise period would otherwise have expired. The intrinsic value of the unvested stock options as of August 1, 2008 was $2,849,900.

        The performance award units issued to Mr. Ryan pursuant to the 2006 LPP, the 2007 LPP and the 2008 LPP vested as follows:

  •
  For grants under the 2006 LPP, a pro-rated amount of the outstanding performance share units under the LPP consisting of 138,724 shares with a value of $6,218,997 as of August 1, 2008 will convert to fully vested restricted stock units at the end of the performance period based on the achievement of growth as a proportion of the total achieved over the performance period. Amounts calculated under the 2006 LPP using a pro-rata methodology footnote represent the payout of a pro-rated amount of the outstanding performance share units at one hundred and fifty percent (150%) of the target level.

  •
  For grants under each of the 2007 LPP and the 2008 LPP, a pro-rated amount of the outstanding performance share units consisting of 74,575 shares with a value of $3,343,197 under the 2007 LLP, and consisting of 16,453 shares with a value of $737,588 under the 2008 LPP each as of August 1, 2008 will convert to shares of Common Stock at the end of the performance period based on the cumulative growth achieved during the named executive officer's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of this calculation, the growth achieved during the named executive officer's employment will be measured as of the last full calendar quarter preceding retirement or termination. Amounts calculated under the 2007 LPP using a pro-rata methodology represent the payout of a pro-rated amount of the outstanding performance share units at two hundred percent (200%) of the target level. Amounts calculated under the 2008 LPP using a pro-rata methodology represent the payout of a pro-rated amount of the outstanding performance share units at one hundred fifty percent (150%) of the target level.

        With respect to Mr. Ryan's: (i) office and secretarial assistance for life, the actuarial value of this benefit at the time of grant was approximately $1.6 million; and (ii) continued health insurance for his spouse and eligible family members, the value of this benefit at August 1, 2008 was $190,078. For additional information with respect to the pension benefits payable to Mr. Ryan, see the table captioned Pension Benefits in Fiscal 2008 set forth in this proxy statement.

Aon Corporation

2008 Director Compensation

        The table below summarizes compensation for Aon's non-employee Directors for the fiscal year ended December 31, 2008. All non-employee Directors are referred to in this proxy statement as "outside Directors" or "non-management Directors."

        Gregory C. Case, Aon's President and Chief Executive Officer, receives no additional compensation for his services as a Director of Aon. In addition, Patrick G. Ryan, who served as Aon's Executive Chairman and a Director of Aon from January 1, 2008 until his retirement on August 1, 2008, received no additional compensation for his service as a Director of Aon during that period. The compensation received by each of Messrs. Case and Ryan as employees of Aon is shown in the Summary Compensation Table for Fiscal Years 2008, 2007 and 2006 set forth in this proxy statement.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)

(a)	(b)	(c)	(g)	(h)
Fulvio Conti	95,000	178,846	—	273,846
Edgar D. Jannotta	95,000	113,346	10,000	218,346
Jan Kalff	95,000	98,846	—	193,846
Lester B. Knight	105,000	119,957	10,000	234,957
J. Michael Losh	95,000	98,846	10,000	203,846
R. Eden Martin	95,000	101,346	10,000	206,346
Andrew J. McKenna	112,500	125,534	53,725	291,759
Robert S. Morrison	95,000	106,346	10,000	211,346
Richard B. Myers	95,000	93,846	10,000	198,846
Richard C. Notebaert	105,000	111,346	10,000	226,346
John W. Rogers, Jr.	115,000	113,616	10,000	238,616
Gloria Santona	105,000	96,346	—	201,346
Carolyn Y. Woo	95,000	111,346	10,000	216,346

(1)
This column represents the amount of cash compensation earned in 2008 for Board and Committee service. The following outside Directors deferred cash compensation earned in 2008 into their deferred account under the Aon Outside Director Deferred Compensation Plan, a subplan of the Stock Plan and described below this table under the heading "Deferred Compensation":

Name	2008 Cash Fees Deferred ($)	Shares in Deferred Account Attributed to 2008 Cash Fees (#)

Edgar D. Jannotta	85,000	1,938
J. Michael Losh	85,000	1,938
R. Eden Martin	85,000	1,938
Andrew J. McKenna	102,500	2,333
Robert S. Morrison	85,000	1,938
Richard C. Notebaert	95,000	2,166
John W. Rogers, Jr.	105,000	2,394
Gloria Santona	95,000	2,166
(2)
As of December 31, 2008, each outside Director had the following aggregate number of shares of Common Stock equivalents credited to various deferral accounts for all years of service as an outside

Aon Corporation

  Director, including additional share units credited as a result of the reinvestment of dividend equivalents:

Name	Common Stock Equivalents Credited to Various Deferral Accounts

Fulvio Conti	6,013
Edgar D. Jannotta	53,545
Jan Kalff	8,004
Lester B. Knight	41,874
J. Michael Losh	25,088
R. Eden Martin	29,156
Andrew J. McKenna	104,582
Robert S. Morrison	33,060
Richard B. Myers	10,730
Richard C. Notebaert	43,455
John W. Rogers, Jr.	57,139
Gloria Santona	17,455
Carolyn Y. Woo	23,473
(3)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R), and thus includes amounts from deferred stock unit awards granted in 2008 and retirement plan awards granted prior to 2008. The grant date fair value of the stock awards granted to each Director in 2008 was $95,000, with the exception of Mr. Knight, for whom the grant date fair value of stock awards granted in 2008 was $295,000. Additional information regarding these grants is contained below this table under the heading "Grant of Deferred Stock Units."

(4)
With the exception of Messrs. Conti and Kalff, and Ms. Santona, includes a matching contribution of $10,000 on behalf of each Director to various organizations pursuant to the Aon Foundation Directors Matching Gift Program. Also includes, for Mr. McKenna, a life insurance premium payment of $43,725 where Mr. McKenna is the secondary insured on a policy whose proceeds will be used to fund a charitable bequest pursuant to the Aon Corporation Outside Director Bequest Plan, the terms of which are described below this table under the heading "Bequest Plan."

Components of Outside Director Compensation

Cash Compensation

        Aon provides its outside Directors with the following cash compensation:

  •
  an annual retainer of $95,000, payable quarterly;

  •
  an additional annual retainer of $10,000 to the Chairs of each Board Committee other than the Audit Committee;

  •
  an additional annual retainer of $20,000 to the Chair of the Audit Committee; and

  •
  an additional annual retainer of $20,000 to the Lead Independent Director, less the amount of any other additional retainer received for serving as the Chair of a Board Committee.

        Aon also pays or reimburses outside Directors for reasonable travel, lodging and related expenses in connection with their attendance at Board, committee or Company business meetings and for other reasonable expenses related to Board service such as continuing education.

Aon Corporation

Grant of Deferred Stock Units

        In addition, under the Aon Corporation Non-Employee Directors' Deferred Stock Unit Plan, effective January 1, 2006, a subplan of the Stock Plan, each outside Director receives an annual grant of deferred stock on the date of Aon's annual meeting of stockholders. Pursuant to certain modifications to outside Director compensation approved by Aon's Board of Directors effective January 1, 2008, the annual grant of deferred stock units has a value of $95,000. In 2008, this grant was made on May 16. The deferred stock units vest over the course of a year, and will convert to shares of Common Stock upon the earlier of: (a) the third anniversary of the date of grant; or (b) the outside Director's termination of service from the Board, unless the outside Director makes a timely election to defer receipt of the grant in compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and deferral procedures established by Aon. The number of deferred stock units to be granted will be determined by dividing $95,000 by the fair market value of a share of Common Stock on the date of grant. Dividend equivalents will be credited on the deferred stock units and the dividend equivalents will be reinvested in additional deferred stock units.

        An outside Director newly elected or appointed to the Board on or after January 1, 2006, will receive an additional grant of deferred stock units as of his or her first day of service on the Board. An outside Director elected or appointed to service on the Board at Aon's annual meeting of stockholders will receive grants of deferred stock units, including the annual grant described above, with an aggregate value of $170,000. The deferred stock units will be subject to the same rules described directly above. In addition, in connection with his service as Chairman of Aon's Board of Directors, a position to which he was elected effective August 1, 2008, Mr. Knight received an additional grant of deferred stock units with a value of $200,000.

Matching Charitable Contributions

        During 2008, Aon Foundation matched up to $10,000 of charitable contributions made to a qualified organization by any outside Director.

Deferred Compensation

        Pursuant to the Aon Corporation Outside Director Deferred Compensation Plan, effective January 1, 2003 (the "Deferred Plan") and the Aon Corporation Outside Director Stock Award and Retirement Plan, as amended and restated effective January 1, 2003 (the "Award Plan") (as subplans of the Stock Plan) (the "Deferred Plan"), and pursuant to the Award Plan, outside Directors have the ability to defer receipt of cash compensation and shares of Common Stock until, generally, retirement from the Board.

        Under the Deferred Plan, outside Directors elect that a portion of the annual retainer (referred to as "Fees") be credited to either a cash account, the earnings of which are based on six-month Treasury bills, or a stock account. Both accounts are maintained for bookkeeping purposes only and no amounts are actually invested or set aside for the outside Directors' benefit. The outside Directors' stock accounts are credited with the number of shares that could have been purchased with the Fees at the average of the high and low prices of the shares of Common Stock on the date the Fees are earned. As dividends are declared and paid on shares of Common Stock, each outside Director's stock account, for bookkeeping purposes, is credited with the amount of shares of Common Stock that could have been purchased had such dividends been reinvested in shares of Common Stock. Distributions generally commence upon termination of Director status or retirement of the outside Director from the Board.

Aon Corporation

With regard to the deferred Fees, distributions may be made in cash or in shares of Common Stock, at the election of the outside Director.

        Under the Award Plan, outside Directors may also elect to defer receipt of the annual award of shares of Common Stock issued prior to January 1, 2006. For outside Directors who elect to defer, we maintain accounts for bookkeeping purposes that are credited with the number of shares of Common Stock that could have been purchased with the annual award if shares were priced at the average price of shares of Common Stock during the first three months of the year the annual award is made. As dividends are declared and paid on shares of Common Stock, each outside Director's account, for bookkeeping purposes, is credited with the amount of shares of Common Stock that could have been purchased had such dividends been reinvested in shares of Common Stock. Distributions are made in shares of Common Stock.

Retirement Benefits

        In addition, under the Award Plan, for periods prior to January 1, 2006, outside Directors were also entitled to certain deferred benefits when they retired from the Board. The Award Plan provided for $20,000 to be credited to an account on behalf of each outside Director for Board service for each year of service. Upon retirement from the Board, or upon death or disability, the vested value accumulated in the account as to a particular outside Director will be distributed in ten installments consisting of shares of Common Stock.

        Although the retirement benefit has been discontinued, existing retirement benefits will continue to vest and will remain subject to the terms and conditions of the Award Plan, as it may be amended from time to time.

Bequest Plan

        Outside Directors elected or appointed to serve on the Board before January 1, 2006, remain eligible to participate in the outside Directors' lifetime charitable bequest program (the "Bequest Plan"), established by Aon in 1994. Outside Directors elected or appointed to serve on the Board on or after January 1, 2006, are not eligible to participate in the Bequest Plan. The Bequest Plan was closed to future participants in connection with certain modifications to outside Director compensation that were effective January 1, 2006.

        The Bequest Plan was established to acknowledge the service of outside Directors, to recognize the mutual interest of Aon and our outside Directors in supporting worthy charitable institutions and to assist us in attracting and retaining outside Directors of the highest caliber. Aon funds the Bequest Plan generally through the maintenance of life insurance policies on our outside Directors. Individual outside Directors derive no financial benefit from the Bequest Plan since any and all insurance proceeds and tax-deductible charitable donations accrue solely to us. Charitable donations by Aon will be directed to charitable institutions designated by the eligible outside Directors. Each eligible outside Director is permitted to recommend total charitable donations of up to $1,000,000 and to designate up to five tax qualified institutions to receive a portion of such bequest (subject to a $100,000 minimum per institution). The bequest will be contributed in 10 annual installments to the designated tax qualified institutions following the death of that outside Director or any outside Director with whom he or she is paired for purposes of the Bequest Plan.

Aon Corporation

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

        Aon has adopted procedures governing the review and approval of related party transactions. The terms of these procedures provide that the Governance/Nominating Committee will review transactions in which: (i) Aon is a party, participant, or has a direct or indirect material interest; (ii) the amount involved exceeds or reasonably can be expected to exceed $120,000; and (iii) any Director, executive officer or holder of five percent (5%) or more of Aon's voting securities, or an immediate family member of any such person, has a direct or indirect material interest. To facilitate the review and approval of related party transactions, Aon's Directors and executive officers complete an annual director and officer questionnaire and disclose all potential related person transactions involving themselves and their immediate family members. Throughout the year, Directors and executive officers are required to notify Aon's General Counsel of any potential related person transactions of which they become aware. Aon's General Counsel reports these transactions, as well as any other related-party transactions of which he is aware, to the Governance/Nominating Committee. The Governance/Nominating Committee considers all relevant facts of any related party transactions to determine whether to approve or ratify the transaction.

Related Party Transactions

        Aon has provided support to Chicago 2016, a charitable organization whose mission is to bring the 2016 Olympic Games to Chicago. Two named executive officers hold executive positions with Chicago 2016. Patrick G. Ryan serves as Chairman of the Board of Directors and Chief Executive Officer and David P. Bolger serves as Chief Operating Officer. Mr. Ryan served as Aon's Executive Chairman through his retirement on August 1, 2008. Mr. Bolger served as Aon's Executive Vice President and Chief Financial Officer until March 14, 2008.

        In 2008, Aon's financial support of Chicago 2016 included use of Aon unoccupied leased space as a headquarters valued at $580,029, and other value-in-kind support totaling approximately $171,494, including salaries, information technology, and other general expense.

        In 2008, Aon was party to contractual arrangements to provide ready access to aircraft for executives of Aon and our subsidiaries for business purposes. These arrangements included two dry leases entered into with two aircraft leasing companies affiliated with Patrick G. Ryan, Globe Leasing, Inc. and 17AN Leasing LLC. In addition, Aon provided hangar space and related operating support to Globe Leasing, Inc. and 17AN Leasing LLC in return for negotiated fees. In the first quarter 2009, these arrangements were terminated by Aon. In 2008, Aon and our subsidiaries paid Globe Leasing, Inc. and 17AN Leasing LLC $522,880 and $428,680, respectively, for usage of aircraft. Globe and 17AN paid Aon $465,606 and $254,177, respectively, for hangar space and operating support. These amounts are presented on an accrual basis. We believe that all of these arrangements are more favorable to us than would have been obtained by negotiating similar transactions with unrelated third parties. The payments represented in excess of 5% of each of Globe's and 17AN's consolidated gross revenues in 2008. In addition, Globe and 17AN paid us $74,237 and $41,260, respectively, as annual insurance premiums for aircraft liability including bodily injury, property damage and hull physical damage (including war risk). Patrick G. Ryan owns 100% of Globe and serves as a Director, Chairman of the Board and treasurer; he also indirectly holds 50% of 17AN and serves as a Director, Chairman of the Board and Chief Executive Officer.

Aon Corporation

        In 2008, Ryan Enterprises Group LLC, of which Patrick G. Ryan is a Director and officer, paid Aon $78,361 representing insurance costs, pilot fees and consulting fees.

        In 2008, Patrick G. Ryan and Shirley Ryan paid Aon $420,985 for pilot services in connection with the use of personal aircraft and insurance premiums paid to insurers related to brokerage services provided by subsidiaries of Aon.

        In 2008, in recognition of Mr. Ryan's contribution as Aon's founder, Aon established the Patrick G. Ryan/Aon professorship at Northwestern University. Mr. Ryan serves as the Chairman of the Board of Trustees of Northwestern University. In connection with establishing the professorship, Aon has made a pledge of $3,000,000 payable in installments over a five-year period.

Aon Corporation

LEGAL PROCEEDINGS AGAINST OFFICERS AND DIRECTORS

        Beginning in 2004, a number of actions were filed against certain current and former Directors and officers of Aon. These actions include: (1) putative class actions, pending in the Northern District of Illinois, making allegations under the Employee Retirement Security Act of 1974 ("ERISA") that certain Directors, officers and retirement plan ("Plan") fiduciaries knew or should have known that certain business practices at Aon, including contingent commission arrangements, alleged steering and leveraging of insurance placements, made Aon stock an imprudent investment alternative for the Plan and breached their fiduciary duties to Plan participants; (2) putative federal securities class actions brought in the Northern District of Illinois, alleging that certain current and former officers and Directors made certain misrepresentations regarding, and/or failed adequately to disclose, certain facts relating to contingent commission agreements and related issues; and (3) shareholders' derivative complaints filed in the Circuit Court of Cook County, Illinois, alleging that Aon's Directors and officers breached their fiduciary duties to the Company by approving and implementing a business plan that included the receipt of allegedly unlawful contingent commission payments from insurance carriers, or alternatively, by failing to be aware of and take steps to alter this business plan. Pursuant to the indemnification provision contained in our Second Amended and Restated Certificate of Incorporation, as amended, Aon will advance expenses (including attorneys' fees) incurred by these current and former Directors and officers in defending against these actions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that each of our Directors and executive officers, and any other person who owns more than ten percent of our Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such Directors, executive officers and stockholders are required by regulation to furnish us with copies of such reports. Based solely upon our review of these reports, as well as written representations to the effect that no such other reports were required to be filed, Aon believes that all such SEC filing requirements were met during 2008 other than with respect to a Form 5 filing for Dr. Woo, and a Form 4 filing for Kathryn Hayley, both of which were filed late due to an administrative error.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

        Stockholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2010 Annual Meeting of Stockholders must submit their proposals to the Office of the Secretary of Aon at 200 East Randolph Street, Chicago, Illinois 60601, on or before December 4, 2009. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion in our proxy statement.

        In accordance with our by-laws, in order to nominate a candidate for election as a Director or properly bring other business before the 2010 Annual Meeting of Stockholders, a stockholder's notice of the matter the stockholder wishes to present must be delivered to the Office of the Secretary of Aon at 200 East Randolph Street, Chicago, Illinois 60601, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC's Rule 14a-8) must be received no earlier than December 4, 2009 and no later than January 3, 2010.

Aon Corporation

INCORPORATION BY REFERENCE

        To the extent that this proxy statement is incorporated by reference into any other filing by Aon with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, the information contained in the section of this proxy statement entitled "Report of the Audit Committee" (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. The information contained in the Compensation Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, other than Aon's Annual Report on Form 10-K, except to the extent specifically provided otherwise in such filing.

OTHER MATTERS

        The Board of Directors is not aware of any business to be acted upon at the Annual Meeting other than that described in this proxy statement. If any other business comes before the Annual Meeting, the proxy holders (as indicated on the accompanying proxy card or cards) will vote the proxies according to their best judgment with respect to such matters.

By Order of the Board of Directors,

Jennifer L. Kraft Vice President, Associate General Counsel and Secretary

Chicago, Illinois
April 3, 2009

Aon Corporation

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS AND

PROXY STATEMENT

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 14, 2009.

Vote by Internet
•	Log on to the Internet and go to
www.envisionreports.com/AON
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United
States, Canada & Puerto Rico any time on a touch tone
telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Against	Abstain

	01 - Lester B. Knight	☐	☐	☐
	02 - Gregory C. Case	☐	☐	☐
	03 - Fulvio Conti	☐	☐	☐
	04 - Edgar D. Jannotta	☐	☐	☐
	05 - Jan Kalff	☐	☐	☐
	06 - J. Michael Losh	☐	☐	☐
	07 - R. Eden Martin	☐	☐	☐
	08 - Andrew J. McKenna	☐	☐	☐
	09 - Robert S. Morrison	☐	☐	☐
	10 - Richard B. Myers	☐	☐	☐
	11 - Richard C. Notebaert	☐	☐	☐
	12 - John W. Rogers, Jr.	☐	☐	☐
	13 - Gloria Santona	☐	☐	☐
	14 - Carolyn Y. Woo	☐	☐	☐

2.	Ratification of appointment of Ernst & Young LLP as Aon’s Independent Registered Public Accounting Firm.	For ☐	Against ☐	Abstain ☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B  Non-Voting Items

Change of Address — Please print new address below	Comments — Please print your comments below.

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Stockholder Service Information

Cash Dividend Payments — U.S. Based Stockholders:

Aon encourages all stockholders who do not participate in the Dividend Reinvestment Plan to authorize the electronic deposit of their quarterly dividend payments directly into their checking or savings accounts. To take advantage of this free service, please mail a VOIDED check directly to Computershare at the address listed below along with your request for enrollment.

Dividend Reinvestment:

If you currently receive a cash payment for your dividend and wish to reinvest your dividend into additional shares of Aon Corporation common stock, you may view the Dividend Reinvestment Plan brochure through the Internet at www.computershare.com or you may telephone a customer service representative at one of the numbers listed below and request that one be sent to you.

Internet Account Services:

Stockholders can access their account information on-line at www.computershare.com. Through the Internet, you can view your certificate holdings and dividend reinvestment plan history. You can also request address changes and dividend reinvestment plan statements.

Frequently Asked Questions:

For general information pertaining to stock transfers, please visit the FAQ section, under “Shareholder Services” at www.computershare.com. If you have further questions regarding stock transfer related issues please call our stock transfer agent, Computershare Trust Company. Representatives are available to assist you Monday through Friday, 9:00 A.M. through 5:00 P.M. Eastern Time. The automated voice response telephone system is available 24 hours a day, 7 days a week.

Computershare Contact Information:

Computershare Trust Company, N.A. P.O. Box 43069 Providence, RI 02940-3069	Via Telephone:	Inside the U.S.: Outside the U.S.:	(800) 446-2617 (781) 575-2723
	Via Internet:	www.computershare.com

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Proxy — Aon Corporation

Chicago, Illinois

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 15, 2009

The undersigned hereby appoints Gregory C. Case, Christa Davies or Jennifer L. Kraft, each individually and each with powers of substitution, as proxies for the undersigned to vote all the shares of Common Stock the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Aon Corporation called to be held on May 15, 2009 at Indiana Room, Aon Center, 200 East Randolph Street, Chicago, IL 60601 at 10:00 A.M. CDT, or any adjournment or postponement thereof in the manner indicated on the reverse side of this proxy, and upon such other business as may lawfully come before the meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2 AS INDICATED ON THE REVERSE SIDE HEREOF. This card also constitutes voting instructions by the undersigned participant, as a named fiduciary under the Aon Savings Plan, to the trustees of the ESOP Account of the Aon Savings Plan, and the trustees of the Aon Stock Fund of the Aon Savings Plan, respectively, for all shares votable by the undersigned participant and held of record by such trustees, if any. A trustee for each plan will vote these shares as directed provided your voting instruction is received by 11:59 p.m. Eastern Time on May 13, 2009. If there are any shares for which instructions are not timely received, the trustees of each plan will cause all such shares to be voted in the same manner and proportion as the shares of the respective plans for which timely instructions have been received, unless to do so would be contrary to ERISA. All voting instructions for shares held of record by the plans shall be confidential.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

This proxy, when properly executed, will be voted in the manner directed herein. The Board of Directors recommends a vote “FOR” the listed nominees and Proposal 2.